As filed with the Securities and Exchange Commission on October 8, 2021.

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AMERITEK VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	7373	82-2380777
State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

325 N Milwaukee Ave, Suite G1

Wheeling, IL 60090

(312) 239-3574

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Shaun Passley, Ph.D

401 Ryland Street, Suite 200A

Reno, NV 89502

(312) 239-3574

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

_______________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common stock, par value $0.001 per share	514,226,791	Not Applicable	$514,226	$56.10

(1)Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) of the Securities Act. Given that there is no proposed maximum offering price per share of common stock, the registrant calculates the proposed maximum aggregate offering price,by analogy to Rule 457(f)(2), based on the book value of the common stock the registrant registers, which will be calculated from its audited balance sheet as of December 31, 2020. Given that the registrant’s shares of common stock are not traded on an exchange or over-the-counter, the registrant did not use the market prices of its common shares in accordance with Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED October 8, 2021

PROSPECTUS

AMERITEK VENTURES, INC.

514,226,791 Shares of Common Stock

This prospectus relates to the disposition from time to time of up to 514,226,791 shares of our common stock, par value $0.001 per share (the “Shares”), which includes 420,000,000 shares of our common stock issuable upon the conversion of convertible promissory notes (the “Notes”) based on a conversion price calculated based on .0016.

We are not selling any common stock under this prospectus. We will bear all costs relating to the registration of the Shares.

No public market for our common stock currently exists. We have applied to list our common stock on the OTCQB market of the OTC Markets Group, Inc.

Our common stock was registered under Section 12g of the Securities Exchange Act of 1934, as amended with the Securities and Exchange Commission (the “SEC”) and was quoted on the OTC Pink tier of the OTC Markets Group, Inc. under the symbol “ATVK” until May 14, 2021.We subsequently terminated the registration of our common stock with the SEC and delisted from the OTC Pink tier in contemplation of the filing of this registration statement subsequent to the court ordered rehabilitation of our Company under Court proceedings in the State of Nevada and subsequent restructuring of our Company as described under “Business – Recent Developments.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 7 of this prospectus and elsewhere in this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 8, 2021

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements contain information about our expectations, beliefs or intentions regarding our product development and commercialization efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. These statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning.

These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” and elsewhere in this prospectus, in any related prospectus supplement and in any related free writing prospectus.

Any forward-looking statement in this prospectus, in any related prospectus supplement and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any related prospectus supplement and any related free writing prospectus and the documents that we reference herein and therein and have filed as exhibits hereto and thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus, any related prospectus supplement and any related free writing prospectus also contain or may contain estimates, projections and other information concerning our industry, our business and the markets for our products, including data regarding the estimated size of those markets and their projected growth rates. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s historical financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless otherwise noted, the terms the “Company,” “Ameritek,” “we,” “us,” and “our” refer to Ameritek Ventures, Inc. and its subsidiaries.

Overview

Ameritek Ventures, Inc. is the parent of a group of wholly-owned companies that research, develop and market technology for commercial application. We have developed and are planning to release products that have or will have practical commercial applications in the near term. We are researching and developing technology that will have practical commercial applications in the longer term. In addition, we are developing concepts for the use of technology we envision will be helpful for all humans in the distant future.

Through our wholly-owned subsidiaries:

-we provide complex warehouse management systems solutions;

-we have created the FlexFridge portable use mini-fridge and the DittoMask high filtration face mask;

-we are developing blockchain technology to reduce fraud in business transactions;

-we are developing blockchain technology to allow for better controlling of social media accounts;

-we are developing augmented reality robotics technology, designing a new fiber optics business, and other support software; and

-we are also developing concepts for low-cost aerial transportation technology to transport human between cities.

We also search for target technology companies that can expand our business into new product lines and markets and work with financial partners to fund projects.

See “Business” for information about our business. See and “Risk Factors” for a description of the risks associated with investing in our Company.

Recent Developments

In late October and early November of 2020, Shaun Passley PhD., as a shareholder and director of both the Company and VW Winn Century, Inc. (“VWin”), sought to rehabilitate both the Company and VWin pursuant to the laws of the State of Nevada, as described below.

Subsequently, as described below, on November 27, 2020, VWin was merged with the Company pursuant to an agreement and plan of merger, with the Company as the surviving entity.

On November 27, 2020, Bozki, Inc. (“Bozki”), a company controlled by Dr. Passley, was merged with the Company pursuant to an agreement and plan of merger, with the Company as the surviving entity.

On May 14, 2021, we acquired Interactive Systems, Inc. (“Interactive”), which provides warehouse management solutions to businesses.

On October 1, 2021, we acquired InterlinkOne, Inc. (“InterlinkONE”), which provides warehouse, order and inventory management solutions.

Court Ordered Rehabilitations

VWin

Subsequent to the resignations of the directors and officers of VWin, effective October 29, 2020, the 8th Judicial District Court of the State of Nevada (the “Court”) granted a motion to appoint Dr. Passley as Custodian of the Company and granted him the authority to appoint directors and officers for VWin. Dr. Passley was appointed as the Chief Executive Officer and sole director of VWin on October 29, 2020.

On the same day, Dr. Passley filed to suspend reporting and terminate VWin’s registration of its securities registered under Section 12 of the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “SEC”) and made an Offer of Settlement of proceedings commenced against VWin by the SEC in August 2019 for failure to comply with the disclosure requirements under section 13(a) of the Securities Act. As a result, on November 5, 2020, the SEC revoked the registration of each class of securities registered by VWin under Section 12 of the Securities Act.

The Company plans to apply for an order by the Court to require all claimants against, and creditors of, VWin to file proofs of claims in support of their claims against VWin.and to resolve all claims by the end of the year.

Ameritek Ventures

Subsequent to the resignations of the directors and officers of the Company, effective November 12, 2020, the Court granted a motion to appoint Dr. Passley as Custodian of the Company and granted him the authority to appoint directors and officers of the Company. Dr. Passley was appointed as the Chief Executive Officer and sole director of the Company on November 12, 2020 and, subsequently, at a meeting of stockholders of the Company held on November 27, 2020, Dr. Passley was confirmed a director of the Company, as well as its President, CEO, Secretary and Treasurer by the Company’s stockholders.

On November 18, 2020, Dr. Passley filed to suspend the reporting requirements applicable to the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as the number of holders of record of the Company’s common stock was below 300 stockholders. The Company filed an amended Form 15 on May 14, 2021 to correct the number of Shareholders.

On May 12th, 2021, the Company was granted an order by the Court to require all claimants against, and creditors of, the Company to file proofs of claims in support their claims against the Company. There were 2 proofs of claim filed by claimants and creditors of the Company under the claims process. Dr. Passley was able to resolve all claims against the Company resulting in a gain on extinguishment of debt of $646,776.

Company Restructuring

Further to the rehabilitation of the Company and VWin described above, VWin and Bozki, via two separate transactions, were merged with the Company, with the Company as the surviving entity of each transaction, as further described below. Each merger constituted a related party transaction as a result of the ownership interest of Dr. Passley in VWin, Bozki and the Company, as well as Dr. Passley acting as a director and officer in each company. In addition, the promissory notes issued by Bozki and VWin to Epazz, Inc. (“Epazz”) were assigned to the Company in connection with each of these transactions. Dr. Passley is a majority shareholder of Epazz.

A copy of the plan of merger in respect of each transaction is attached as an exhibit hereto and the following descriptions thereof are qualified in their entirety by reference to the applicable plan of merger filed herewith. In addition, a copy of the agreements assigning the promissory notes to the Company under each transaction is attached as an exhibit hereto and the following descriptions thereof are qualified in their entirety by reference to the applicable assignment agreement filed herewith. Investors are urged to carefully review each of these documents.

Merger with Bozki

On November 27, 2020, in accordance with required shareholder approvals, the Company completed a merger with Bozki,  pursuant to an agreement and plan of merger between the Company and Bozki, with the Company as the surviving entity. Pursuant to the terms of the plan of merger, (i) each share of class A common stock of Bozki was automatically converted into three shares of common stock of the Company (ii) all holders of series A preferred stock of the Company received ten shares of common stock of the Company for each such preferred share, and these series A preferred shares were cancelled, (iii) the series A preferred shares of Bozki became the new series A preferred shares of the Company, with each share of series A preferred stock of Bozki being converted into ten series A preferred shares of the Company, (iv) the series B preferred shares of Bozki became the new series B preferred shares of the Company, with each share of series B preferred stock of Bozki being convertible into ten series B preferred shares of the Company, (v) the series C preferred shares of Bozki became the new series C preferred shares of the Company, with each share of series C preferred stock of Bozki being convertible into ten series A preferred shares of the Company, (vi) the class B common stock of Bozki became the new series E preferred shares of the Company, with each share of series B common stock of Bozki being convertible into one series E preferred share of the Company.

In addition, on November 27, 2020, Bozki assigned two promissory notes in the aggregate amount of $1.2 million issued to Epazz to the Company pursuant to an Assignment Agreement among the Company, Bozki and Epazz.

Merger with VWin

On November 27, 2020, in accordance with required shareholder approvals obtained by the Company, the Company merged with VWin pursuant to an agreement and plan of merger between the Company and VWin, with the Company as the surviving entity. Pursuant to the terms of the plan of merger, the only consideration in connection with the merger was the assumption by the Company of a promissory note in the amount of $250,000 issued by VWin to Epazz made pursuant to an Assignment Agreement among the Company, VW Winn and Epazz. In addition, under the plan of merger, all stock of every class authorized and issued by VWin was cancelled.

Acquisition of Interactive Systems, Inc.

On May 14, 2021, we acquired all of the issued and outstanding shares of Interactive in consideration for $337,500 cash and issued a 6% amortizing two year note for $337,500. Through Interactive, we provide complex Warehouse Management Systems solutions. This includes WMS baseline software that assists in running all aspects of warehouse day-to-day operation as well as customized interfaces with automation and variety of material handling equipment.

Acquisition of InterlinkOne, Inc.

On October 1, 2021, we acquired all of the issued and outstanding shares of InterlinkONE, Inc., in consideration for $250,000 cash and issued a 6% amortizing two-year note for $250,000. Through InterlinkONE, we strengthen our warehouse management solutions, providing responsive management, maintaining multiple warehouses and integrating them with solutions from Woocommerce, Salesforce, Zapier, QuickBooks and more.

As a result, our corporate organization is now as follows (all subsidiaries are wholly-owned by Ameritek):

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced "Management's Discussion and Analysis of Financial Condition and Results of Operations" disclosure in this prospectus;

not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of this offering. However, if certain events occur prior to the end of such five-year period, including if we become a "large accelerated filer," our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. To the extent that we continue to qualify as a "smaller reporting company," as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Corporate Information

Our principal executive offices are located at 325 N Milwaukee Ave. Suite G1, Wheeling IL 60090 and 401 Ryland Street, Suite 200A Reno, NV 89502 and our telephone number is (312) 239-3574. We maintain a website at www.ameritekventures.com. Information contained on or accessible through our website is not, and should not be considered, part of, or incorporated by reference into, this prospectus.

Use of Proceeds

We are not offering any shares for sale under this prospectus. Registered stockholders may elect to sell shares of our common stock covered by this prospectus. To the extent any registered stockholder chooses to sell shares of our common stock covered by this prospectus, we will not receive any proceeds from any such sales.

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to Our Business

Widespread health developments, including the recent global COVID-19 pandemic, could materially and adversely affect our business, financial condition and results of operations.

Our business has been, and may continue to be, impacted by the fear of exposure to or actual effects of the COVID-19 pandemic in countries where we operate or our customers are located, such as recommendations or mandates from governmental authorities to close businesses, limit travel, avoid large gatherings or to self-quarantine, as well as temporary closures or decreased operations of the facilities of our customers, distributors or suppliers. These impacts include, but are not limited to:

Significant reductions in demand or significant volatility in demand for one or more of our products, which may be caused by, among other things: the temporary inability of consumers to purchase our products due to illness, quarantine or other restrictions, store or restaurant closures, or financial hardship, shifts in demand away from one or more of our higher priced products to lower priced products, or stockpiling or similar activity, reduced options for marketing and promotion of products or other restrictions in connection with the COVID-19 pandemic; if prolonged, such impacts can further increase the difficulty of operating our business, including accurately planning and forecasting;

Inability to meet our consumers' and customers' needs and achieve costs targets due to disruptions in our manufacturing and supply arrangements caused by the loss or disruption of essential manufacturing and supply elements such as raw materials or purchased finished goods, logistics, reduction or loss of workforce due to the insufficiency or failure of our safety protocols, or other manufacturing and supply capability;

Inability to meet our consumers' and customers' needs and achieve costs targets due to disruptions in our manufacturing and supply arrangements caused by the loss or disruption of essential manufacturing and supply elements such as raw materials or purchased finished goods, logistics, reduction or loss of workforce due to the insufficiency or failure of our safety protocols, or other manufacturing and supply capability;

Failure of third parties on which we rely, including our suppliers, distributors, contract manufacturers, contractors, commercial banks and external business partners, to meet their obligations to us or to timely meet those obligations, or significant disruptions in their ability to do so, which may be caused by their own financial or operational difficulties; or

Significant changes in the conditions in markets in which we manufacture, sell or distribute our products, including quarantines, governmental or regulatory actions, closures or other restrictions that limit or close our operating and manufacturing facilities, restrict our employees' ability to perform necessary business functions, restrict or prevent consumers from having access to our products, or otherwise prevent our distributors, partners, suppliers, or customers from sufficiently staffing operations, including operations necessary for the production, distribution, sale, and support of our products.

All of these impacts could place limitations on our ability to execute on our business plan and materially and adversely affect our business, financial condition and results of operations.

 To service our indebtedness and other obligations, we will require a significant amount of cash.

Our ability to generate cash depends on many factors beyond our control and any failure to service our outstanding indebtedness could harm our business, financial condition and results of operations. Our ability to make payments on and to refinance our indebtedness and to fund working capital needs and planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, business, legislative, regulatory and other factors that are beyond our control. If our business does not generate sufficient cash flow from operations or if future borrowings are not available to us in an amount sufficient to enable us and our subsidiaries to pay our indebtedness or to fund our other liquidity needs, we may need to refinance all or a portion of our indebtedness on or before the maturity thereof, sell assets, reduce or delay capital investments or seek to raise additional capital, any of which could have a material adverse effect on us.

In addition, we may not be able to effect any of these actions, if necessary, on commercially reasonable terms or at all. Our ability to restructure or refinance our indebtedness will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments or preferred stock may limit or prevent us from taking any of these actions. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness or dividend payments on our outstanding shares of preferred stock would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness or otherwise raise capital on commercially reasonable terms or at all. Our inability to generate sufficient cash flow to satisfy our debt service and other obligations, or to refinance or restructure our obligations on commercially reasonable terms or at all, would have an adverse effect, which could be material, on our business, financial condition and results of operations.

We have experienced significant historical, and may experience significant future, operating losses and net losses, which may hinder our ability to meet working capital requirements or service our indebtedness, and we cannot assure you that we will generate sufficient cash flow from operations to meet such requirements or service our indebtedness.

We cannot assure you that we will recognize net income in future periods. If we cannot generate net income or sufficient operating profitability, we may not be able to meet our working capital requirements or service our indebtedness. Our ability to generate sufficient cash for our operations will depend upon, among other things, the future financial and operating performance of our operating business, which will be affected by prevailing economic and related industry conditions and financial, business, regulatory and other factors, many of which are beyond our control.

We cannot assure you that our business will generate cash flow from operations in an amount sufficient to fund our liquidity needs. If our cash flows and capital resources are insufficient, we may be forced to reduce or delay capital expenditures, sell assets and/or seek additional capital or financings. Our ability to obtain future financings will depend on the condition of the capital markets and our financial condition at such time. Any financings could be at high interest rates and may require us to comply with covenants in addition to, or more restrictive than, covenants in our current financing documents, which could further restrict our business operations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our obligations. We may not be able to consummate those dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any such disposition may not be adequate to meet our obligations.

If we are not able to deploy capital effectively and on acceptable terms, we may not be able to execute our business strategy.

Our strategy includes effectively deploying capital by acquiring interests in new companies. We may not be able to identify attractive acquisition candidates that fit our strategy. Even if we are able to identify acquisition candidates, we may not be able to acquire interests in those companies due to an inability to reach mutually acceptable financial or other terms with those companies or due to competition from other potential acquirers that may have greater resources, brand name recognition, industry contacts or flexibility of structure than we do. The recent turmoil in the global economy has caused significant declines and fluctuations in the valuations of publicly-traded companies and privately-held companies. Uncertainty regarding the extent to which valuations of companies that fit our acquisition criteria will continue to fluctuate may affect our ability to accurately value potential acquisition candidates. Additionally, ongoing weak economic conditions may make it more difficult for us to obtain capital needed to deploy to new and existing partner companies. If we are unable to effectively deploy capital to partner companies on acceptable terms, we may not be able to execute on our strategy, and our business may be adversely impacted.

We will need additional funding in the near future to continue our current level of operations and growth.

As of December 31, 2020, we had an accumulated deficit of $2,476,741 and a net loss of $177,249. We have no revenues and will continue to obtain additional funding from the sale of our securities or from strategic transactions in order to fund our current level of operations. We have not identified the sources for additional financing that we may require, and we do not have commitments from third parties to continue to provide this financing. Being a micro-cap stock, certain investors may be unwilling to invest in our securities. There is no assurance that sufficient funding through a financing will be available to us at acceptable terms or at all. Historically, we have raised capital through the issuance of convertible debt securities or straight equity securities. However, given the risks associated with our business, the risks associated with our common stock, the worldwide financial uncertainty that has affected the capital markets, and our status as a small, unknown public company, we expect in the near future, we will have a great deal of difficulty raising capital through traditional financing sources. Therefore, we cannot guarantee that we will be able to raise capital, or if we are able to raise capital, that such capital will be in the amounts needed. Our failure to raise capital, when needed, and in sufficient amounts, will severely impact our ability to continue to develop our business as planned. In addition, if we are unable to obtain funding as, and when needed, we may have to further reduce and/or cease our future operations. Any additional funding that we obtain in an equity or convertible debt financing is likely to reduce the percentage ownership of the company held by our existing security holders.

There is substantial doubt about the entity’s ability to continue as a going concern.

The consolidated financial statements of the Company as of December 31, 2020 were prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred net losses of $177,249 and $150,891 for the years ended December 31, 2020 and 2019, respectively, and has incurred losses since inception resulting in an accumulated deficit of $2,476,741 as of December 31, 2020.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company’s ability to raise additional capital through the future issuances of debt or equity is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, or its attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

We have had operating losses since formation and expect to continue to incur net losses for the near term.

We had a working capital deficit and no revenues to fund our anticipated operating needs. We have reported net losses of $177,249 and $150,891 for the years ended December 31, 2020 and 2019, respectively. In order to achieve profitable operations, we need to generate significant revenues from the sales of products. We cannot be certain that our business will ever be successful or that we will generate significant revenues and become profitable. As a result, an investment in our company is highly speculative and no assurance can be given that our business model will be successful and, therefore, that our stockholders will realize any return on their investment or that they will not lose their entire investment.

 Our current sources of funding are limited, and any additional funding that we may obtain may be on unfavorable terms and may significantly dilute our existing shareholders.

We currently do not generate revenues to fund our operating expenses. As a result, if operations are not sufficient to fund our operations going forward, we will have to obtain additional public or private equity financings or debt financings in order to continue our operations. Any additional funding that we obtain in a financing is likely to reduce the percentage ownership of the Company held by our existing security-holders. The amount of this dilution may be substantial based on our current stock price, and could increase if the trading price of our common stock declines at the time of any financing from its current levels. To the extent we raise additional capital by issuing equity securities, our stockholders will experience further dilution. If we raise funds through debt financings, we may become subject to restrictive covenants. We may also attempt to raise funds through corporate collaboration and licensing arrangements. To the extent that we raise additional funds through such means, we may be required to relinquish some rights to our technologies or products, or grant licenses on terms that are not favorable to us. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. If we are unable to obtain the needed additional funding, we will have to reduce or even totally discontinue our operations, which would have a significant negative impact on our stockholders and could result in a total loss of their investment in our stock.

Funding, especially on terms acceptable to us, may not be available to meet our future capital needs because of the state of the credit and capital markets. Global market and economic conditions have been, and continue to be, disruptive and volatile. The cost of raising money in the debt and equity capital markets for smaller companies like ours has increased substantially while the availability of funds from those markets has diminished significantly. Also, low valuations and decreased appetite for equity investments, among other factors, may make the equity markets difficult to access on acceptable terms or unavailable altogether.

If adequate funds are not available, we may be required to delay, scale-back or eliminate our product enhancement and new product development programs. There can be no assurance that additional financing will be available on acceptable terms or at all, if and when required.

We and our subsidiaries may not be able to attract and/or retain additional skilled personnel.

We may not be able to attract new personnel, including management and technical and sales personnel, necessary for future growth, or replace lost personnel. In particular, the activities of some of our operating subsidiaries require personnel with highly specialized skills. Competition for the best personnel in our businesses can be intense. Our financial condition and results of operations could be materially adversely affected if we are unable to attract and/or retain qualified personnel.

The nature of our business is speculative and dependent on a number of variables beyond our control that cannot be reliably ascertained in advance.

 The revenues and profits of an enterprise like ours are generally dependent upon many variables. Our customer appeal depends upon factors which cannot be reliably ascertained in advance and over which we have no control, such as unpredictable customer and media reviews, industry analyst commentaries, and comparisons to competitive products. As with any relatively new business enterprise operating in a specialized and intensely competitive market, we are subject to many business risks which include, but are not limited to, unforeseen marketing difficulties, excessive research and development expenses, unforeseen negative publicity, competition, product liability issues, manufacturing and logistical difficulties, and lack of operating experience. Many of the risks may be unforeseeable or beyond our control. There can be no assurance that we will successfully implement our business plan in a timely or effective manner, that we will be able to generate sufficient interest in our products, or that we will be able to market and sell enough products and services to generate sufficient revenues to continue as a going concern.

Our markets are highly competitive, and our failure to compete successfully would limit our ability to sell our products, attract and retain customers and grow our business.

Our markets are highly competitive, and we expect that both direct and indirect competition will increase in the future. Within each of our markets, we encounter direct competition from various larger U.S. and non-U.S. competitors. The adoption of new technology likely will intensify the competition for our products. Due to the rapidly evolving markets in which we compete, additional competitors with significant market presence and financial resources may enter those markets, thereby further intensifying competition, adversely affecting our sales, and adversely affecting our business and prospects.

We may not be successful in developing our new products and services.

The market for our products and services is characterized by rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards. These market characteristics are exacerbated by the emerging nature of this market and the fact that many companies are expected to continually introduce new and innovative products and services. Our success will depend partially on our ability to introduce new products, services and technologies continually and on a timely basis and to continue to improve the performance, features and reliability of our products and services in response to both evolving demands of prospective customers and competitive products. There can be no assurance that any of our new or proposed products or services will maintain the limited market acceptance that we have to date established. Our failure to design, develop, test, market and introduce new and enhanced products, technologies and services successfully so as to achieve market acceptance could have a material adverse effect upon our business, operating results and financial condition.

There can be no assurance that we will not experience difficulties that could delay or prevent the successful development, introduction or marketing of new or enhanced products and services, or that our new products and services will adequately satisfy the requirements of prospective customers and achieve significant acceptance by those customers. Because of certain market characteristics, including technological change, changing customer needs, frequent new product and service introductions and evolving industry standards, the continued introduction of new products and services is critical. Delays in the introduction of new products and services may result in customer dissatisfaction and may delay or cause a loss of revenue. There can be no assurance that we will be successful in developing new products or services or improving existing products and services that respond to technological changes or evolving industry standards.

In addition, new or enhanced products and services introduced by us may contain undetected errors that require significant design modifications. This could result in a loss of customer confidence which could adversely affect the use of our products, which in turn, could have a material adverse effect upon our business, results of operations or financial condition.

We cannot accurately predict our future revenues and expenses.

We are currently developing various sources of revenues based on market conditions and the type of products that we are marketing. As such, the amount of revenues we receive from the sale and use of our products will fluctuate and depend upon our customer’s willingness to buy our products. As with any developing enterprise operating in a specialized and intensely competitive market, we are subject to many business risks which include, but are not limited to, unforeseen negative publicity, competition, product liability and lack of operating experience. Many of the risks may be unforeseeable or beyond our control. There can be no assurance that we will successfully implement our business plan in a timely manner, or generate sufficient interest in our products or services, or that we will be able to market and sell enough products and services to generate sufficient revenues to continue as a going concern.

Our expense levels in the future will be based, in large part, on our expectations regarding future revenue, and as a result net income/loss for any quarterly period in which material orders are delayed could vary significantly. In addition, our costs and expenses may vary from period to period because of a variety of factors, including our research and development costs, our introduction of new products and services, cost increases from third-party service providers or product manufacturers, production interruptions, changes in marketing and sales expenditures, and competitive pricing pressures.

Because we face significant competition for acquisition and business opportunities, including from numerous companies with a business plan similar to ours, it may be difficult for us to fully execute our business strategy.

We expect to encounter intense competition for acquisition and business opportunities from both strategic investors and other entities having a business objective similar to ours, such as private investors (which may be individuals or investment partnerships), blank check companies, and other entities, domestic and international, competing for the type of businesses that we may acquire. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, or greater access to capital, than we do, and our financial resources may be relatively limited when contrasted with those of many of these competitors. These factors may place us at a competitive disadvantage in successfully completing future acquisitions and investments.

In addition, while we believe that there are numerous target businesses that we could potentially acquire or invest in, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. We may need to obtain additional financing in order to consummate future acquisitions and investment opportunities and cannot assure you that any additional financing will be available to us on acceptable terms, or at all, or that the terms of our existing financing arrangements will not limit our ability to do so. This inherent competitive limitation gives others an advantage in pursuing acquisition and investment opportunities.

Future acquisitions or business opportunities could involve unknown risks that could harm our business and adversely affect our financial condition and results of operations.

We are a diversified holding company that owns interests in a number of different businesses. We have in the past, and intend in the future, to acquire businesses or make investments, directly or indirectly through our subsidiaries, that involve unknown risks, some of which will be particular to the industry in which the investment or acquisition targets operate, including risks in industries with which we are not familiar or experienced. There can be no assurance our due diligence investigations will identify every matter that could have a material adverse effect on us or the entities that we may acquire. We may be unable to adequately address the financial, legal and operational risks raised by such investments or acquisitions, especially if we are unfamiliar with the relevant industry, which can lead to significant losses on material investments. The realization of any unknown risks could expose us to unanticipated costs and liabilities and prevent or limit us from realizing the projected benefits of the investments or acquisitions, which could adversely affect our financial condition and liquidity. In addition, our financial condition, results of operations and the ability to service our debt may be adversely impacted depending on the specific risks applicable to any business we invest in or acquire and our ability to address those risks.

If we fail to develop and maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, our current and potential stockholders could lose confidence in our financial reports, which could harm our business and the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting and, depending on our future growth, may require our independent registered public accounting firm to annually attest to our evaluation, as well as issue their own opinion on our internal controls over financial reporting. The process of implementing and maintaining proper internal controls and complying with Section 404 is expensive and time consuming. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need will become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price. In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for future listing on one of the Nasdaq Stock Markets or national securities exchanges, and the inability of registered broker-dealers to make a market in our common stock, which may reduce our stock price.

Our ability to compete could be jeopardized and our business seriously compromised if we are unable to protect ourselves from third-party challenges or infringement of the proprietary aspects of the products and technology we develop.

Our products utilize a variety of proprietary rights that are critical to our competitive position. Because the technology and intellectual property associated with our products are evolving and rapidly changing, our current intellectual property rights may not adequately protect us in the future. We rely on a combination of patent, copyright, trademark and trade secret laws and contractual restrictions to protect the intellectual property utilized in our products. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. In addition, monitoring unauthorized use of our products is difficult and we cannot be certain the steps we have taken will prevent unauthorized use of our technology. Also, it is possible that no additional patents or trademarks will be issued from our currently pending or future patent or trademark applications. Because legal standards relating to the validity, enforceability and scope of protection of patent and intellectual property rights are uncertain and still evolving, the future viability or value of our intellectual property rights is uncertain. Moreover, effective patent, trademark, copyright and trade secret protection may not be available in some countries in which we distribute or anticipate distributing our products. Furthermore, our competitors may independently develop similar technologies that limit the value of our intellectual property, design or patents. In addition, third parties may at some point claim certain aspects of our business infringe their intellectual property rights. While we are not currently subject to nor aware of any such claim, any future claim (with or without merit) could result in one or more of the following:

-Significant litigation costs;

-Diversion of resources, including the attention of management;

-Our agreement to pay certain royalty and/or licensing fees;

-Cause us to redesign those products that use such technology; or

-Cessation of our rights to use, market, or distribute such technology.

Any of these developments could materially and adversely affect our business, results of operations and financial condition. In the future, we may also need to file lawsuits to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. Whether successful or unsuccessful, such litigation could result in substantial costs and diversion of resources. Such costs and diversion could materially and adversely affect our business, results of operations and financial condition.

We depend on our key personnel to manage our business effectively in a rapidly changing market. If we are unable to retain our key employees, our business, financial condition and results of operations could be harmed.

Our future success depends to a significant degree on the skills, efforts and continued services of our executive officers and other key engineering, manufacturing, operations, sales, marketing and support personnel. If we were to lose the services of one or more of our key executive officers or other key engineering, manufacturing, operations, sales, marketing and support personnel, we may not be able to grow our business as we expect, and our ability to compete could be harmed, adversely affecting our business and prospects.

Rapid technological change in our market and/or changes in customer requirements could cause our products to become obsolete or require us to redesign our products, which would have a material adverse effect on our business, operating results and financial condition.

The market for our products is characterized by rapid technological change, frequent new product introductions and enhancements, uncertain product life cycles, changing customer demands and evolving industry standards, any of which can render existing products obsolete. We believe that our future success will depend in large part on our ability to develop new and effective products in a timely manner and on a cost-effective basis. As a result of the complexities inherent in our products, major new products and product enhancements can require long development and testing periods, which may result in significant delays in the general availability of new releases or significant problems in the implementation of new releases. In addition, if we or our competitors announce or introduce new products our current or future customers may defer or cancel purchases of our products, which could materially adversely affect our business, operating results and financial condition. Our failure to develop successfully, on a timely and cost effective basis, new products or new product enhancements that respond to technological change, evolving industry standards or customer requirements would have a material adverse effect on our business, operating results and financial condition.

We may suffer adverse consequences if we are deemed an investment company and we may incur significant costs to avoid investment company status.

We believe we are not an investment company as defined by the Investment Company Act of 1940, and have operated our business in accordance with such view. If the SEC or a court were to disagree with us, we could be required to register as an investment company. This would subject us to disclosure and accounting rules geared toward investment, rather than operating, companies; limit our ability to borrow money, issue options, issue multiple classes of stock and debt, and engage in transactions with affiliates; and require us to undertake significant costs and expenses to meet the disclosure and other regulatory requirements to which we would be subject as a registered investment company.

Future acquisitions or strategic investments may not be successful and may harm our operating results.

Future acquisitions or strategic investments could have a material adverse effect on our business and operating results because of:

The assumption of unknown liabilities, including employee obligations. Although we normally conduct extensive legal and accounting due diligence in connection with our acquisitions, there are many liabilities that cannot be discovered, and which liabilities could be material.

We may become subject to significant expenses related to bringing the financial, accounting and internal control procedures of the acquired business into compliance with U.S. GAAP financial accounting standards and the Sarbanes Oxley Act of 2002.

Our operating results could be impaired as a result of restructuring or impairment charges related to amortization expenses associated with intangible assets.

We could experience significant difficulties in successfully integrating any acquired operations, technologies, customers’ products and businesses with our existing operations.

Future acquisitions could divert substantial capital and our management’s attention.

We may not be able to hire the key employees necessary to manage or staff the acquired enterprise operations.

Our executive officers and directors have the ability to significantly influence matters submitted to our stockholders for approval.

As of June 30, 2021, our executive officers and directors, in the aggregate, beneficially own shares representing approximately 95% of our common stock. Beneficial ownership includes shares over which an individual or entity has investment or voting power and includes shares that could be issued upon the exercise of options and warrants within 60 days after the date of determination. On matters submitted to our stockholders for approval, holders of our common stock are entitled to one vote per share. If our executive officers and directors choose to act together, they would have significant influence over all matters submitted to our stockholders for approval, as well as our management and affairs. For example, these individuals, if they chose to act together, would have significant influence on the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of our company on terms that other stockholders may desire.

Failure to manage growth effectively could adversely affect our business, results of operations and financial condition.

The success of our future operating activities will depend upon our ability to expand our support system to meet the demands of our growing business. Any failure by our management to effectively anticipate, implement, and manage changes required to sustain our growth would have a material adverse effect on our business, financial condition, and results of operations. We cannot assure you that we will be able to successfully operate acquired businesses, become profitable in the future, or effectively manage any other change.

Subsequent to consummation of any acquisition, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we acquire, we cannot assure you that this examination will uncover all material risks that may be presented by a particular target business, or that factors outside of the target business and outside of our control will not later arise. Even if our due diligence successfully identifies the principal risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. As a result, from time to time we may be forced to write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments, including in particular, reporting and other requirements under the Exchange Act. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could result in fines, injunctive relief or similar remedies which could be costly to us or limit our ability to complete an initial business combination or operate the post-combination company successfully.

Each of our business sements is substantially smaller than some of our major competitors, whose marketing and pricing decisions, and relative size advantage could adversely affect our ability to attract and to retain customers. These major competitors are likely to continue to cause significant pricing pressures that could adversely affect net revenues, results of operations and financial condition.

Our business segments significantly influenced by the marketing and pricing decisions of the larger business participants. The rapid development of new technologies, services and products has eliminated many of the traditional distinctions among our offerings. We face many competitors in this market. Once customers have established business relationships with competitors, it could be extremely difficult to convince them to utilize our offerings. These competitors may be able to develop offerings that are superior to our offerings, or that achieve greater industry acceptance.

Many of our competitors are significantly larger than us and have substantially greater financial, technical and marketing resources, stronger name recognition and customer loyalty and long-standing relationships with our target customers. As a result, our ability to attract and retain customers may be adversely affected. Many of our competitors enjoy economies of scale that result in low cost structures for transmission and related costs that could cause significant pricing pressures within the industry.

Our ability to compete effectively will depend on, among other things, the pricing of our products and services, the quality of our customer service, our development of new and enhanced products and services, the reach and quality of our sales and distribution channels and our capital resources. It will also depend on how successfully we anticipate and respond to various factors affecting our industry, including new technologies and business models, changes in consumer preferences and demand for existing services, demographic trends and economic conditions. While growth through acquisitions is a possible strategy for us, there are no guarantees that any acquisitions will occur, nor are there any assurances that any acquisitions by us would improve the financial results of its business. If we are not able to respond successfully to these competitive challenges, we could experience reduced revenues.

Changes in the regulatory framework under which we operate could adversely affect our business prospects or results of operations.

Our various domestic operations are subject to regulation by federal and state agencies, and our international operations are regulated by various foreign governments and international bodies. These regulatory regimes may restrict or impose conditions on our ability to operate in designated areas and to provide specified products or services. We are frequently required to maintain licenses for our operations and conduct our operations in accordance with prescribed standards. We are from time to time involved in regulatory and other governmental proceedings or inquiries related to the application of these requirements. It is impossible to predict with any certainty the outcome of pending federal and state regulatory proceedings relating to our operations, or the reviews by federal or state courts of regulatory rulings. Moreover, new laws or regulations or changes to the existing regulatory framework could affect how we manage our wireline and wireless networks, impose additional costs, impair revenue opportunities, and potentially impede our ability to provide services in a manner that would be attractive to us and our customers.

Our insurance coverage may not adequately cover losses resulting from the risks for which we are insured.

We maintain insurance policies for all of our corporate assets. This insurance coverage protects us in the event we suffer losses resulting from theft, fraud, natural disasters or other similar events or from business interruptions caused by such events. In addition, we maintain insurance policies for our directors and officers. We cannot assure you however, that such insurance will be sufficient or will adequately cover potential losses.

Our success is dependent on innovation and successful launches of new products and services, and we may not be able to anticipate or make timely responses to changes in the preferences of consumers.

The success of our operations depends on our ability to introduce new or enhanced products. Consumer preferences differ across and within each of the regions in which we operate or plan to operate and may shift over time in response to changes in demographic and social trends, economic circumstances and the marketing efforts of our competitors. There can be no assurance that our products will continue to be favored by consumers or that we will be able to anticipate or respond to changes in consumer preferences in a timely manner. Our failure to anticipate, identify or react to these particular preferences could adversely affect our sales performance and our profitability.

Computer Malware, Viruses, Hacking, Phishing Attacks and Spamming Could Harm Our Business and Results of Operations.

Computer malware, viruses, physical or electronic break-ins and similar disruptions could lead to interruption and delays in our services and operations and loss, misuse or theft of data. Computer malware, viruses, computer hacking and phishing attacks against online networking platforms have become more prevalent and may occur on our systems in the future.

Any attempts by hackers to disrupt our website service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation or brand. Our network security business disruption insurance may not be sufficient to cover significant expenses and losses related to direct attacks on our website or internal systems. Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security and availability of our products and services and technical infrastructure may harm our reputation, brand and our ability to attract customers. Any significant disruption to our website or internal computer systems could result in a loss of customers and could adversely affect our business and results of operations.

We Are in a Competitive Industry and There Can Be No Assurance That We Will Be Able to Compete with Our Competitors Who May Have Greater Resources.

We face strong competition from competitors, including competitors who could duplicate our model. Many of these competitors may have substantially greater financial, marketing and development resources and other capabilities than us. In addition, there are very few barriers to entry into the market for our services. There can be no assurance, therefore, that any of our current and future competitors, many of whom may have far greater resources, will not independently develop services that are substantially equivalent or superior to our services. Therefore, an investment in our Company is very risky and speculative due to the competitive environment in which we may operate.

Changes to Federal, State or International Laws or Regulations Applicable To Our Company Could Adversely Affect Our Business.

Our business is subject to a variety of federal, state and international laws and regulations, including those with respect government incentives promoting fuel efficiency and alternate forms of energy, electric vehicles and others. These laws and regulations, and the interpretation or application of these laws and regulations, could change. Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, fiscal tightening or other reasons may result in diminished revenues from government sources and diminished demand for our products. In addition, new laws or regulations affecting our business could be enacted. These laws and regulations are frequently costly to comply with and may divert a significant portion of management’s attention. If we fail to comply with these applicable laws or regulations, we could be subject to significant liabilities which could adversely affect our business.

There are many federal, state and international laws that may affect our business, including measures to regulate charging systems, electric vehicles, and others. If we fail to comply with these applicable laws or regulations we could be subject to significant liabilities which could adversely affect our business.

There are a number of significant matters under review and discussion with respect to government regulations which may affect the business we intend to enter and/or harm our customers, and thereby adversely affect our business, financial condition and results of operations.

Risks Related to this Offering and Our Common Stock

There has been a limited public market for our common stock, and we do not know whether one will develop to provide you adequate liquidity. Furthermore, the trading price for our common stock, should an active trading market develop, may be volatile and could be subject to wide fluctuations in per-share price.

Our common stock is quoted on the OTC Pink under the trading symbol “ATVK”; historically, however, there has been a limited public market for our common stock. We cannot assure you that an active trading market for our common stock will develop or be sustained. The liquidity of any market for the shares of our common stock will depend on a number of factors, including:

-the number of stockholders;

-our operating performance and financial condition;

-the market for similar securities;

-the extent of coverage of us by securities or industry analysts; and

-the interest of securities dealers in making a market in the shares of our common stock.

Even if an active trading market develops, the market price for our common stock may be highly volatile and could be subject to wide fluctuations. In addition, the price of shares of our common stock could decline significantly if our future operating results fail to meet or exceed the expectations of market analysts and investors and actual or anticipated variations in our quarterly operating results could negatively affect our share price.

The volatility of the price of our common stock may also be impacted by the risks discussed under this “Risk Factors” section, in addition to other factors, including:

-developments in the financial markets and worldwide or regional economies;

-announcements of innovations or new products or services by us or our competitors;

-announcements by the government relating to regulations that govern our industry;

-announcements by the government relating to regulations that govern our industry;

-significant sales of our common stock or other securities in the open market;

-variations in interest rates;

-changes in the market valuations of other comparable companies; and

-changes in accounting principles.

Our outstanding preferred stock may affect the market price and liquidity of the common stock.

As of the date of this prospectus, we had approximately 514,226,791 shares of common stock outstanding, including upon conversion of convertible notes issued by us., all of which are exercisable as of the date of this prospectus (subject to certain beneficial ownership limitations). The amount of common stock reserved for issuance may have an adverse impact on our ability to raise capital and may affect the price and liquidity of our common stock in the public market. In addition, the issuance of these shares of common stock will have a dilutive effect on current stockholders’ ownership.

The conversion of outstanding convertible notes into shares of common stock could materially dilute our current stockholders.

As of the date of this prospectus, we have approximately $1.255 million aggregate principal amount of convertible notes outstanding. The convertible notes are convertible into shares of our common stock at 20% discount closing price which may be less than the market price of our common stock at the time of conversion, and which may be subject to future adjustment due to certain events, including the issuance by the Company of common stock or common stock equivalents at an effective price per share lower than the conversion rate then in effect. If the entire principal amount of all the outstanding convertible notes is converted into shares of common stock, we would be required to issue an aggregate of no less than 420 million shares of common stock. If we issue all of these shares, the ownership of our current stockholders will be diluted.

Because our common stock may be deemed a low-priced “penny” stock, an investment in our common stock should be considered high-risk and subject to marketability restrictions.

Historically, the trading price of our common stock has been $5.00 per share or lower, and deemed a penny stock, as defined in Rule 3a51-1 under the Exchange Act, and subject to the penny stock rules of the Exchange Act specified in rules 15g-1 through 15g-100. Those rules require broker–dealers, before effecting transactions in any penny stock, to:

-disclose certain price information about the stock;

-disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

-send monthly statements to customers with market and price information about the penny stock; and

-in some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock, which could depress the price of our common stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares of common stock, have an adverse effect on the market for our shares of common stock, and thereby depress our price per share of common stock.

We do not currently or for the foreseeable future intend to pay dividends on our common stock.

We have never declared or paid any cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, any return on your investment in our common stock will be limited to the appreciation in the price of our common stock, if any.

Financial reporting obligations of being a public company in the United States are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

Upon effectiveness of the registration statement of which this prospectus forms a part, we will incur significant additional legal, accounting and other expenses that we did not incur as a private company. The obligations of being a public company in the United States require significant expenditures and will place significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and the listing requirements of the stock exchange on which our securities are listed or quoted, if any. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance practices, among many other complex rules that are often difficult to implement, monitor and maintain compliance with. Moreover, despite recent reforms made possible by the JOBS Act, the reporting requirements, rules, and regulations will make some activities more time-consuming and costly, particularly after we are no longer an "emerging growth company." In addition, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the same or similar coverage that we had through Synergy. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation or being delisted, among other potential problems.

We are an "emerging growth company" and as a result of our reduced disclosure requirements applicable to emerging growth companies, our common stock may be less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could remain an "emerging growth company" until the earliest to occur of earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of this prospectus; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission. We cannot predict whether investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

USE OF PROCEEDS

We are not offering any shares for sale under this prospectus. Registered stockholders may elect to sell shares of our common stock covered by this prospectus. To the extent any registered stockholder chooses to sell shares of our common stock covered by this prospectus, we will not receive any proceeds from any such sales.

MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market for our common stock currently exists. We will apply to list our common stock on the OTCQB market of the OTC Markets Group, Inc. There is no assurance that there will be liquidity in the common stock.

Our common stock was registered under Section 12g of the Securities Exchange Act of 1934, as amended with the Securities and Exchange Commission (the “SEC”) and was quoted on the OTC Pink tier of the OTC Markets Group, Inc. under the symbol “ATVK” until May 14, 2021.We subsequently terminated the registration of our common stock with the SEC and delisted from the OTC Pink tier in contemplation of the filing of this registration statement subsequent to the court ordered rehabilitation of our Company under Court proceedings in the State of Nevada and subsequent restructuring of our Company as described under “Business – Recent Developments.”

Stockholders

As of June 30, 2021, there were 107 registered stockholders of record, which total does not include stockholders who hold their shares in “street name.” The transfer agent for our common stock is Colonial Stock Transfer Company Inc., whose address is 66 Exchange Place, Suite 100, Salt Lake City, Utah 84111.

Dividends

We have not paid any dividends on our common stock to date and do not anticipate that we will pay dividends in the foreseeable future. Any payment of cash dividends on our common stock in the future will be dependent upon the amount of funds legally available, our earnings, if any, our financial condition, our anticipated capital requirements and other factors that the Board may think are relevant. However, we currently intend for the foreseeable future to follow a policy of retaining all of our earnings, if any, to finance the development and expansion of our business and, therefore, do not expect to pay any dividends on our common stock during such time.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following tables set forth our selected historical consolidated financial data as of the dates and for the periods indicated. The selected historical consolidated financial data as of June 30, 2021 and December 31, 2020, were derived from our consolidated financial statements and related notes thereto included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that should be expected for any future period. You should read the following selected historical consolidated financial data together with the consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this prospectus.

Consolidated statements of operations data:	June 30, 2021	December 31, 2020

Revenue	$224,977	$0

Operating expenses
General and administrative	(555,084)	(174,500)

Total operating expenses	(555,084)	(174,500)

Net operating loss	(330,107)	(174,500)

Other income (expenses):
Gain on extinguishment of debt	756,115	-
Interest expense	(68,473)	(2,749)
Total other expenses	687,642	(2,749)

Net income (loss)	$357,535	$(177,249)
Basic and diluted income (loss) per share	$0.00	$(0.00)

Weighted average number of shares outstanding, basic	434,201,787	434,201,787
Weighted average number of shares outstanding, diluted	434,201,787	434,201,787

Consolidated statements of financial position data:
Cash and cash equivalents	$103,293	$25,111
Working capital (1)	$(1,252,605)	$(1,172,720)
Total assets	$2,955,650	$2,167,798
Total liabilities	$3,112,469	$2,692,151
Total stockholder’s equity (deficit)	$ (166,818)	$ (524,353)

(1)Working capital is defined as total current assets minus total current liabilities.

PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Following is the pro forma condensed combined balance sheet presents the historical balance sheets of Ameritek and Interactive Systems as of March 31, 2021 and accounts for the merger of Ameritek and Interactive Systems with Ameritek as the accounting acquirer giving effect to the transaction as if it had occurred as of March 31, 2021. See “Business” for a description of the terms of the merger.

AMERITEK VENTURES, INC.

Pro Forma Consolidated Statement of Financial Position

As of March 31, 2021

	Ameritek Ventures, Inc.	Interactive Systems, Inc.	Combined Entity
	March 31,	March 31,	March 31,
	2021	2021	2021
Assets
Current assets
Cash	$77,796	$593,654	$671,450
Accounts receivable, net		85,938	85,938
Prepaid expenses		13,966	13,966
Other assets, deposits		10,500	10,500
Total current assets	77,796	704,058	781,854
Fixed assets, net	726	—	726
Long-term assets
Patent	250,000	—	250,000
Product development costs	120,000	—	120,000
Goodwill	1,742,148	—	1,742,148
Total Long-term assets	2,112,874	—	2,112,874
Total Assets	$2,190,670	$704,058	$2,894,728
Liabilities and Shareholders’ Deficiency
Current liabilities
Accounts payable	$723,474	$1,302	$724,776
Other current liabilities
Due to related parties	77,383	—	77,383
Accrued interest and expenses	480,540	22,778	503,318
Unearned revenue	—	383,664	383,664
Payable fractional stock purchase	—	19,599	19,599
Other current liabilities	27,337	—	27,337
Total current liabilities	1,308,734	427,343	1,736,077
Long-term liabilities
Notes payable, related parties	152,000	118,420	270,420
Long-term debt	1,577,006		1,577,006
Total long-term liabilities	1,729,006	118,420	1,847,426
Total Liabilities	3,037,741	545,763	3,583,503
Shareholders’ Deficiency
Share capital	1,952,388	425,658	2,378,047
Accumulated Income or (deficit)	(2,799,458)	(267,363)	(3,066,821)

Total Shareholders’ Equity (Deficiency)	(847,070)	$158,296	$(688,774)
Total Liabilities and Shareholders’ Deficiency	$2,190,670	$704,058	$2,894,728

See notes to the pro forma condensed combined financial statements

The Interactive Systems balance sheet information was derived from its unaudited balance sheets as of March 31, 2021. The unaudited pro forma condensed combined statements of operations are based on the historical statements of Ameritek and Interactive Systems and combine the results of operations giving effect to the transaction as if it occurred on March 31, 2021 and reflecting the pro forma adjustments expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the acquisitions been completed on the assumed dates or for the periods presented, or that may be realized in the future. Furthermore, while the pro forma financial information reflects transaction costs incurred with the acquisition on March 31, 2021 for the Interactive Systems, Inc. The pro forma financial information does not reflect the impact of any reorganization or restructuring expenses or operating efficiencies resulting from the transaction. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements referred to above.

	Ameritek Ventures, Inc.	Interactive Systems, Inc.	Combined Entity
	March 31,	March 31,	March 31,
	2021	2021	2021

Revenue	$185	$190,698	$190,883

General and Administrative Expenses
Amortization and depreciation	29,813	—	29,813
Advertising	5,000	—	5,000
Product development cost	132,000	—	132,000
Other general and administrative	156,089	241,941	397,804
Total General and Administrative Expenses	(322,902)	$(241,941)	$(564,849)

Income (Loss) before Income Taxes	(322,717)	$(51,017)	$(373,734)
Interest income (expense)	—	(1,032)	(1,032)
Income tax expense	—	(456)	(456)
PPP forgiveness income	—	129,730	129,730
Net Loss and Comprehensive Loss	$(322,717)	$77,225	$(245,492)

Basic and Diluted Earnings (Loss) Per Common Share	$—	$—	$—

Weighted Average Number of Common Shares Outstanding	434,201,787	—	434,201,787

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.NATURE OF OPERATIONS

The unaudited pro forma consolidated financial statements of Ameritek, Ventures, Inc. (“Ameritek” or the “Company”) has been prepared by management for the purposed of inclusion in a final prospectus.

These pro forma consolidated financial statements give effect to the proposed merger of all of the issued and outstanding shares of Interactive Systems, Inc. as of March 31, 2021.

On May 14, 2021, Ameritek, Inc purchased Interactive Systems, Inc, a Massachusetts corporation, giving in consideration $675,000 paid as cash, for $337,500 and debt, for $337,500 two-year amortization, 6% yearly, paid monthly. Interactive Systems, Inc. After the acquisition, the Company shall own 100% of the issued and outstanding shares of equity securities and warrants, options or other rights to acquire equity securities of Interactive Systems, Inc.

The pro forma consolidated financial statements include:

A.A pro forma consolidated statement of financial position as of March 31, 2021 prepared from the unaudited Ameritek financial statements, which include the audited Interactive Systems financial statements.

B.A pro forma consolidated statement of financial position as of March 31, 2021 prepared from the audited Ameritek and reviewed Interactive Systems financial statements. The pro forma financial statement gives the effect as if the business combination occurred on March 31, 2021.

C.A pro forma consolidated income statement for the period ended March 31, 2021 prepared from the audited Ameritek and reviewed Interactive Systems consolidated statement of operations and comprehensive loss for three months ended March 31, 2021 as if the transaction occurred on January 1, 2021.

Under the purchase agreement, the shareholders of Ameritek will acquire control of the Interactive Systems, Inc.  Interactive Systems’ results of operations are included from January 1, 2021.

These pro forma financial statements have been prepared in accordance with General Accepted Accounting Principles (“GAAP”). These pro forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual financial statements of Ameritek and Interactive Systems, Inc. statements.

The pro forma financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of Ameritek for the period ended March 31, 2021. Based on the review of the accounting policies of Interactive Systems, Inc, it is management’s opinion that, there are no material differences between the accounting policies of Ameritek and Interactive Systems, Inc.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with GAAP applied on a basis consistent with Ameritek’s accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma consolidated income statement does not reflect non‐recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

The unaudited pro forma financial statements are not intended to reflect the results of operations or the financial position of Ameritek which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The actual pro forma adjustments will depend on a number of factors and could result in a change to the unaudited pro forma financial statements.

2.Pro forma assumptions

These pro forma consolidated financial statements give effect to the proposed merger of all of the issued and outstanding shares of Interactive Systems, Inc. as of March 31, 2021.

3.Pro forma equity structure

Pro forma equity structure after the business combination will consist of the Ameritek’s current equity structure, as detailed in the Ameritek, Inc.  financial statements for the quarter ended March 31, 2021.

4.Pro forma statutory income rate

The pro forma effective statutory income tax rate of the combined companies will be 26%. No provision for loss carry forward and the resulting income tax benefit has been made for the combined entity in the pro forma financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause our actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Ameritek Ventures, Inc. is the parent of group of companies in the business of the research and development of advanced technology for future use, such as blockchain technology, robotic systems and city-wide aerial transportation vehicles. The Company has also developed and is marketing certain technologically advanced products beneficial to businesses, organizations, and governments in a variety of industries, such as the DittoMask high filtration face mask and the FlexFridge portable mini-fridge. We also seek value adding businesses or technologies for acquisition.

See “Business” for information about our business. See and “Risk Factors” for a description of the risks associated with investing in our Company.

Impact of COVID-19

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this prospectus. As such, it is uncertain as to the full magnitude that the pandemic will have on our financial condition, liquidity, and future results of operations. Management is actively monitoring the global situation and its impact on our financial condition, liquidity, operations, suppliers, industry, and workforce.

The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change and we do not yet know the full extent of potential delays or impacts on our business, financing or customers or suppliers or the global economy as a whole. Although we cannot estimate the length or gravity of the impact of the COVID-19 outbreak nor estimate the potential impact to our fiscal year 2021 financial statements at this time, if the pandemic continues, it could have a material adverse effect on our results of future operations, financial position, liquidity, and capital resources, and those of the third parties on which we rely in fiscal year 2021.

Recent Developments

In late October and early November of 2020, Shaun Passley PhD., as a shareholder and director of both the Company and VW Winn Century, Inc. , sought to rehabilitate both the Company and VWin pursuant to the laws of the State of Nevada, as described below.

Subsequently, as described below, on November 27, 2020, VWin was merged with the Company pursuant to an agreement and plan of merger, with the Company as the surviving entity.

On November 27, 2020, Bozki, Inc. , a company controlled by Dr. Passley, was merged with the Company pursuant to an agreement and plan of merger, with the Company as the surviving entity.

On May 14, 2021, we acquired Interactive Systems, Inc., which provides warehouse management solutions to businesses.

On October 1, 2021, we acquired InterlinkONE, Inc., which provides warehouse management solutions to businesses.

Court Ordered Rehabilitations

VWin

Subsequent to the resignations of the directors and officers of VWin, effective October 29, 2020, the 8th Judicial District Court of the State of Nevada (the “Court”) granted a motion to appoint Dr. Passley as Custodian of the Company and granted him the authority to appoint directors and officers for VWin. Dr. Passley was appointed as the Chief Executive Officer and sole director of VWin on October 29, 2020.

On the same day, Dr. Passley filed to suspend reporting and terminate VWin’s registration of its securities registered under Section 12 of the Securities Act of 1933, as amended  with the Securities and Exchange Commission  and made an Offer of Settlement of proceedings commenced against VWin by the SEC in August 2019 for failure to comply with the disclosure requirements under section 13(a) of the Securities Act. As a result, on November 5, 2020, the SEC revoked the registration of each class of securities registered by VWin under Section 12 of the Securities Act.

The Company plans to apply for an order by the Court to require all claimants against, and creditors of, VWin to file proofs of claims in support of their claims against VWin.and to resolve all claims by the end of the year.

Ameritek Ventures

Subsequent to the resignations of the directors and officers of the Company, effective November 12, 2020, the Court granted a motion to appoint Dr. Passley as Custodian of the Company and granted him the authority to appoint directors and officers of the Company. Dr. Passley was appointed as the Chief Executive Officer and sole director of the Company on November 12, 2020 and, subsequently, at a meeting of stockholders of the Company held on November 27, 2020, Dr. Passley was confirmed a director of the Company, as well as its President, CEO, Secretary and Treasurer by the Company’s stockholders.

On November 18, 2020, Dr. Passley filed to suspend the reporting requirements applicable to the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as the number of holders of record of the Company’s common stock was below 300 stockholders. The Company filed an amended Form 15 on May 14, 2021 to correct the number of Shareholders.

On May 12th, 2021, the Company was granted an order by the Court to require all claimants against, and creditors of, the Company to file proofs of claims in support their claims against the Company. There were 2 proofs of claim filed by claimants and creditors of the Company under the claims process. Dr. Passley was able to resolve all claims against the Company resulting in a gain on extinguishment of debt of $646,776.

Company Restructuring

Further to the rehabilitation of the Company and VWin described above, VWin and Bozki, via two separate transactions, were merged with the Company, with the Company as the surviving entity of each transaction, as further described below. Each merger constituted a related party transaction as a result of the ownership interest of Dr. Passley in VWin, Bozki and the Company, as well as Dr. Passley acting as a director and officer in each company. In addition, the promissory notes issued by Bozki and VWin to Epazz, Inc. (“Epazz”) were assigned to the Company in connection with each of these transactions. Dr. Passley is a majority shareholder of Epazz.

A copy of the plan of merger in respect of each transaction is attached as an exhibit hereto and the following descriptions thereof are qualified in their entirety by reference to the applicable plan of merger filed herewith. In addition, a copy of the agreements assigning the promissory notes to the Company under each transaction is attached as an exhibit hereto and the following descriptions thereof are qualified in their entirety by reference to the applicable assignment agreement filed herewith. Investors are urged to carefully review each of these documents.

Merger with Bozki

On November 27, 2020, in accordance with required shareholder approvals, the Company completed a merger with Bozki,  pursuant to an agreement and plan of merger between the Company and Bozki, with the Company as the surviving entity. Pursuant to the terms of the plan of merger, (i) each share of class A common stock of Bozki was automatically converted into three shares of common stock of the Company (ii) all holders of series A preferred stock of the Company received ten shares of common stock of the Company for each such preferred share, and these series A preferred shares were cancelled, (iii) the series A preferred shares of Bozki became the new series A preferred shares of the Company, with each share of series A preferred stock of Bozki being converted into ten series A preferred shares of the Company, (iv) the series B preferred shares of Bozki became the new series B preferred shares of the Company, with each share of series B preferred stock of Bozki being convertible into ten series B preferred shares of the Company, (v) the series C preferred shares of Bozki became the new series C preferred shares of the Company, with each share of series C preferred stock of Bozki being convertible into ten series A preferred shares of the Company, (vi) the class B common stock of Bozki became the new series E preferred shares of the Company, with each share of series B common stock of Bozki being convertible into one series E preferred share of the Company.

In addition, on November 27, 2020, Bozki assigned two promissory notes in the aggregate amount of $1.2 million issued to Epazz to the Company pursuant to an Assignment Agreement among the Company, Bozki and Epazz.

Merger with VWin

On November 27, 2020, in accordance with required shareholder approvals obtained by the Company, the Company merged with VWin pursuant to an agreement and plan of merger between the Company and VWin, with the Company as the surviving entity. Pursuant to the terms of the plan of merger, the only consideration in connection with the merger was the assumption by the Company of a promissory note in the amount of $250,000 issued by VWin to Epazz made pursuant to an Assignment Agreement among the Company, VW Winn and Epazz. In addition, under the plan of merger, all stock of every class authorized and issued by VWin was cancelled.

Acquisition of Interactive Systems, Inc.

On May 14, 2021, we acquired all of the issued and outstanding shares of Interactive in consideration for $337,500 cash and issued a 6% amortizing two year note for $337,500. Through Interactive, we provide complex Warehouse Management Systems solutions. This includes WMS baseline software that assists in running all aspects of warehouse day-to-day operation as well as customized interfaces with automation and variety of material handling equipment.

Acquisition of Interactive Systems, Inc.

On October 1, 2021, we acquired all of the issued and outstanding shares of InterlinkONE, Inc., in consideration for $250,000 cash and issued a 6% amortizing two-year note for $250,000. Through InterlinkONE, we strengthen our warehouse management solutions, providing responsive management, maintaining multiple warehouses and integrating them with solutions from Woocommerce, Salesforce, Zapier, QuickBooks and more.

Comparison of the Periods Ended June 30, 2021 and 2020

Revenues

We had revenue of $224,977 for the six-months ended June 30, 2021 primarily due to the acquisition of Interactive Systems, and no revenue for the six-months ended June 30, 2020.

General and Administrative Expenses

General and administrative expenses were $439,081 for the six-months ended June 30, 2021 and $80,470, for the six-months ended June 30, 2020, an increase of $358,611. General and administrative expenses consist primarily of professional fees, office expenses, travel and entertainment, and fees paid for investor relations. The increase was primarily a result of increased office expenses and legal fees and the acquisition of Interactive Systems.

Net Operating Loss

The Company had a net operating income of $357,535 for the six-months ended June 30, 202, and a net operating loss of $(109,932) for the six-months ended June 30, 2021, due primarily to acquisition of Interactive Systems.

Interest Expense

Interest expense was $68,473 for the six-months ended June 30, 2021, and $28,932 for the six-months ended June 30, 2020, an increase of $39,541. Interest expense consists primarily of interest related to convertible debt. The increase was a result of debt issuance to purchase Interactive Systems.

Net Operating Income (Loss)

Net income was $357,535 for the six-months ended June 30, 2021, and net loss was $109,932 for the six-months ended June 30, 2020, an increase of $467,467, primarily as a result of acquisition of Interactive Systems.

Comparison of the Periods Ended December 31, 2020 and 2019

Revenues

We had no revenue for the years ended December 31, 2020 or 2019.

General and Administrative Expenses

General and administrative expenses were $174,500 for the year ended December 31, 2020, compared to $78,495 for the year ended December 31, 2019, an increase of $96,005. General and administrative expenses consist primarily of professional fees, office expenses, travel and entertainment, and fees paid for investor relations. The increase was primarily a result of increased office expenses and legal fees relating to the mergers of Bozki and VWin as part of the company restructurings.

Net Operating Loss

The Company had a net operating loss of $174,500 for the year ended December 31, 2020, and $78,495 for the year ended December 31, 2019, due primarily to the mergers of Bozki and VWin as part of the company restructurings.

Interest Expense

Interest expense was $2,749 for the year ended December 31, 2020, compared to $72,396 for the year ended December 31, 2019, a decrease of $69,647. Interest expense consists, primarily of interest related to convertible due to debt. The decrease was a result of conversions.

Net Income

Net loss was $177,249 for the year ended December 31, 2020, compared to a net loss was $150,891 for the year ended December 31, 2019, primarily due to the mergers of Bozki and VWin as part of the company restructurings.

Liquidity and Capital Resources

The Company has sustained operating losses from inception to December 31, 2020. During the fourth quarter of 2020, the Company underwent a Court supervised rehabilitation under Nevada law, as well as a restructuring of its operations through the acquisition acquisitions of VWin, Bozki and Interactive Systems. In May 2021, the Company acquired Interactive Systems and the quarter ended June 30, 2021 is the first time the Company has produced operating and net income.

The consolidated financial statements of the Company as of June 30, 2021 were prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. While the Company produced net income for the six-months ended June 30, 2021, it has sustained net losses in all prior periods and had a working capital deficit of $1,252, 605 and $1,172,720 for the six-months ended June 30, 2021 and June 30, 2020, respectively.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company’s ability to raise additional capital through the future issuances of debt or equity is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, or its attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

Plan of Operations

Over the next 12 months, we plan to expand our warehouse management services, continue developing our block chain technology, obtain N95 certification for our DittoMask and begin formally marketing FlexFridge and DittoMask. We expect to complete development of our block chain technology in xx, 2022 and begin marketing our block chain offerings shortly after. We also plan to continue developing our robotics technology, fiber optics business and other solutions, but cannot provide a timeline to completion as yet.

We plan to market our products and services directly to consumers, businesses and governments using inbound marketing and social media to drive in new customers. In addition, we plan to used search engine marketing, telemarketing, and email campaigns to meet with key decision-makers to demonstrate the significant customer satisfaction, cost savings, and revenue enhancement benefits they can realize by using our technology.

We also plan to form strategic alliances with vendors that are well established in the applicable industry, as well as form partnerships with strategy consulting firms, system integrators, and value-added resellers that specialize in developing overall business, and operational strategies for the software development industry.  We also plan to target national associations to secure their sponsorship to become the recommended and preferred solution.

As of June 30, 2021, we had an accumulated net income of $357,535. We have revenues and will continue to obtain additional funding from the sale of our securities or from strategic transactions in order to fund our current level of operations. We have not identified the sources for additional financing that we may require, and we do not have commitments from third parties to continue to provide this financing. Being a micro-cap stock, certain investors may be unwilling to invest in our securities. There is no assurance that sufficient funding through a financing will be available to us at acceptable terms or at all. Historically, we have raised capital through the issuance of convertible debt securities or straight equity securities. However, given the risks associated with our business, the risks associated with our common stock, the worldwide financial uncertainty that has affected the capital markets, and our status as a small, unknown public company, we expect in the near future, we will have a great deal of difficulty raising capital through traditional financing sources. Therefore, we cannot guarantee that we will be able to raise capital, or if we are able to raise capital, that such capital will be in the amounts needed. Our failure to raise capital, when needed, and in sufficient amounts, will severely impact our ability to continue to develop our business as planned. In addition, if we are unable to obtain funding as, and when needed, we may have to further reduce and/or cease our future operations. Any additional funding that we obtain in an equity or convertible debt financing is likely to reduce the percentage ownership of the company held by our existing security holders.

See “Risk Factors” for additional information relating to an investment in our Company.

Accounting Policies

We consider the following accounting policies to be critical given they involve estimates and judgments made by management and are important for our investors’ understanding of our operating results and financial condition. For more information, see the notes to our audited financial statements elsewhere in this prospectus.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Intangible Assets and Intellectual Property

Intangible assets are amortized using the straight-line method over their estimated period of benefit of five to fifteen years. We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. All of our intangible assets are subject to amortization. No material impairments of intangible assets have been identified during any of the periods presented. Amortization expense on intangible assets totaled $29,528 and $0 for the three months ended June 30, 2021 and 2020, respectively.

Goodwill

The Company evaluates the carrying value of goodwill during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include, but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. When evaluating whether goodwill is impaired, the Company compares the fair value of the reporting unit to which the goodwill is assigned to the reporting unit's carrying amount, including goodwill. The fair value of the reporting unit is estimated using a combination of the income, or discounted cash flows, approach, and the market approach, which utilizes comparable companies' data. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured.

The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. In calculating the implied fair value of reporting unit goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill. An impairment loss would be recognized when the carrying amount of goodwill exceeds its implied fair value. The Company's evaluation of goodwill completed during the year resulted in no impairment losses of for the year ended December 31, 2020 and for the three months ended June 30, 2021.

Beneficial Conversion Features

From time to time, the Company may issue convertible notes that may contain an imbedded beneficial conversion feature. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of warrants if related warrants have been granted. The intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares issued and outstanding during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first year for any potentially dilutive debt or equity.

Recent Accounting Pronouncements

The Company's management has evaluated all the recently issued accounting pronouncements through the filing date of these financial statements and does not believe that any of these pronouncements will have a material impact on the Company's current financial position and results of operations.

Inflation

We believe that inflation has not had a material adverse impact on our business or operating results during the periods presented.

Off-balance Sheet Arrangements

We have no off-balance sheet arrangements as of the date of this prospectus.

BUSINESS

Overview

Ameritek Ventures, Inc. is the parent of group of wholly-owned companies in the business of the research and development of advanced technology for future use, such as blockchain technology, robotic systems and city-wide aerial transportation vehicles. The Company has also developed and is marketing certain technologically advanced products beneficial to businesses, organizations, and governments in a variety of industries, such as the DittoMask high filtration face mask and the FlexFridge portable mini-fridge. We also seek value adding businesses or technologies for acquisition.

Through our wholly-owned subsidiaries we have:

•used technology to create the DittoMask high-filtration face mask and FlexFridge portable use mini-fridge;

•we are strengthening our presence in the warehouse management solutions;

•we are developing blockchain technology software programs for use in the health and legal fields;

•we are developing augmented reality robotics technology;

•we are developing a vertical landing aircraft service for a members-only passenger first-class transport across cities, and

•we seek value adding business or technologies for acquisition.

Our corporate organization is as follows:

Ameritek Ventures, Inc. owns 100% of these subsidiaries.

Interactive Systems, Inc.

Through Interactive Systems, Inc., we provider complex Warehouse Management Systems solutions. This includes WMS baseline software that assists in running all aspects of warehouse day-to-day operation as well as customized interfaces with automation and variety of material handling equipment. The software supports handheld devices for warehouse workers. Interactive Systems solutions are use to manage inventory, e-commerce and order processing.

FlexFridge, Inc.

Though FlexFridge, Inc., the Company has created “FlexFridge,” a four cubic foot portable fridge with an 8-hour long-lasting battery that is easily chargeable. FlexFridge is designed to cater to the cooling needs of various businesses in sectors like food, healthcare, military, and government. FlexFridge design can help the healthcare industry transport medical materials like blood and other items over long distances as it runs for 8 hours per charge. FlexFridge has a US patented. FlexFridge is currently undergoing testing of its prototype.

DittoMask, Inc.

Through DittoMask, Inc., the Company has created “DittoMask,” a high-quality, affordable, washable, high-filtration face mask. The Company is applying for N95 certification for the mask to support PPE, particularly given the corona virus pandemic. In addition, “DittoMask Sportsmask” uses cotton and polyester filtration to reduce air intake during resistance training. After a workout or walking, the mask is washable for reusability.

WebBeeO, Inc.

Through WebBeeO, Inc., we are developing “Webbeeo”, an encrypted blockchain message and voice interaction platform for businesses.  Webbeeo allows users to store data in and retrieve it from the blockchain, making it unnecessary for users to store data on their mobile devices. Only users have access to their data (and not third parties, as on most social media platforms), which is encrypted for increased privacy and protection. The Company is using an open platform to speed up the launch of the beta site. Webbeeo's beta version 2.0 is expected to be ready in 2021.

In addition, Webbeeo's Social Media Blockchain Decentralized Platform when fully developed will allow users more control over their data and how they connect with others by removing intermediaries. Users will control the platform as well as how their groups use the platform. The application is available on Google Play Store.

CordTell, Inc.

Through Cordell Inc. ((“Cordell”) the Company is developing block chain technology that is expected to reduce fraud in transactional business contracts. The technology allows for a transactional agreement to become a living contract that can be tracked and traced and transactions verified against the contractual terms. Our blockchain technology is expected to allow most conflict resolution to occur semi-automatically with a person verifying the results and we plan to offer associated dispute resolution services for a small fee.

The technology automatically verifies signatures, distributes the contract to the blockchain, records the transaction, and verifies the terms that are being followed via our blockchain apps, which also trace any changes. The technology also sends reminders and tracks payments and the delivery of items. The technology is expected to work with Microsoft Word and Google Docs to provide real-time contract edits and updates via version control. The Company will primarily market the technology to law firms, health care providers, businesses, and governments.

Augmum, Inc.

We are developing augmented reality software through Augmum Technology, Inc. (“Augmum”). Augmum is creating a prototype motion-tracking robotic hand, touch-sensing gloves, and virtual-reality glasses using machine learning systems, haptic technology, and augmented technology to control a six-axis robotic arm. Augmented reality technology can also be used for training purposes via a peer to peer system in which a trainer has a pair of gloves and glasses that sync to a trainee's gloves and glasses, allowing the trainer to teach a trainee in technique from a distance. This peer to peer augmented reality system is an excellent tool for retirees who can train new workers from their homes as if they work on the site. Augmented reality technology has application in a variety of industries.

TeleCorp Products, Inc.

Through TeleCorp Products, Inc. (“TPI”) we are creating a new fiber optics business that will design a new manufacturing process or acquire another fiber optic manufacturing business into TPI.

ESM Software, Inc.

ESM Software aims to provide affordable Enterprise Strategic Management and Leadership software to small to large businesses and government agencies. ESM Software is based on Dr. Passley's ten (10) levels of the General Growth Process from concept to living enterprise and balanced scorecard. ESM Software is currently available for sale and will be integrated with other strategic management tools developed by Dr. Passley.

Passley, Inc.

Through Passley, Inc., the Company is developing a robotic restaurant concept that will in fact test the Augmum robotic technology. The restaurant will provide consumers with an interactive experience using deep machine learning to interact with digital waiters and robotic arms to prepare and serve the food. The goal of the restaurant is to be operated by minimal staff to reduce operating costs. New government regulations on minimum wages have provided an opportunity to use robotic and machine learning to manage the growing human labor cost.

AeroPass, Inc.

The Company, through AeroPass Inc. (“AeroPass”) plans to develop a drone like human transportation vehicle that will transport passengers between city centers at a lower cost than commercial flights and avoid road traffic, similar to train services currently provided to individuals. This membership-based program for the average person would save them time and money in transportation. For example, a person wanting to travel from Chicago to New York may currently use a commercial airline with a flight time of approximately two and a half hours, plus significant time to check in, get through security and board. Aeropass would be quicker in checking in, security and boarding and transport thereby resulting in significant cost savings.

Ecker Capital, LLC

Ecker Capital is the mergers and acquisitions division of Ameritek Ventures, Inc. Ecker Capital is searching for target technology companies that can expand the Company into new product lines and markets. Ecker Capital Team seeks to find interesting technology and work with financial partners to fund projects.

InterlinkONE, Inc.

With InterlinkONE, Inc. (“InterlinkONE”), we strengthen our warehouse management solutions, providing responsive management, maintaining multiple warehouses on different platforms and integrating them with solutions from Woocommerce, Salesforce, Zapier, QuickBooks and more.

Plan of Operations

Over the next 12 months, we plan to expand our warehouse management services, continue developing our block chain technology, obtain N95 certification for our DittoMask and begin formally marketing FlexFridge and DittoMask. We expect to complete development of our block chain technology in xx, 2022 and begin marketing our block chain offerings shortly after. We also plan to continue developing our robotics technology, fiber optics business and other solutions, but cannot provide a timeline to completion as yet.

We plan to market our products and services directly to consumers, businesses and governments using inbound marketing and social media to drive in new customers. In addition, we plan to used search engine marketing, telemarketing, and email campaigns to meet with key decision-makers to demonstrate the significant customer satisfaction, cost savings, and revenue enhancement benefits they can realize by using our technology.

We also plan to form strategic alliances with vendors that are well established in the applicable industry, as well as form partnerships with strategy consulting firms, system integrators, and value-added resellers that specialize in developing overall business, and operational strategies for the software development industry.  We also plan to target national associations to secure their sponsorship to become the recommended and preferred solution.

As of June 30, 2021, we had an accumulated net income of $357,535. We have revenues and will continue to obtain additional funding from the sale of our securities or from strategic transactions in order to fund our current level of operations. We have not identified the sources for additional financing that we may require, and we do not have commitments from third parties to continue to provide this financing. Being a micro-cap stock, certain investors may be unwilling to invest in our securities. There is no assurance that sufficient funding through a financing will be available to us at acceptable terms or at all. Historically, we have raised capital through the issuance of convertible debt securities or straight equity securities. However, given the risks associated with our business, the risks associated with our common stock, the worldwide financial uncertainty that has affected the capital markets, and our status as a small, unknown public company, we expect in the near future, we will have a great deal of difficulty raising capital through traditional financing sources. Therefore, we cannot guarantee that we will be able to raise capital, or if we are able to raise capital, that such capital will be in the amounts needed. Our failure to raise capital, when needed, and in sufficient amounts, will severely impact our ability to continue to develop our business as planned. In addition, if we are unable to obtain funding as, and when needed, we may have to further reduce and/or cease our future operations. Any additional funding that we obtain in an equity or convertible debt financing is likely to reduce the percentage ownership of the company held by our existing security holders.

See “Risk Factors” for additional information relating to an investment in our Company.

Competition

We face or will face significant competition in almost every aspect of our business.  As we introduce new products, as our existing products evolve, or as other companies introduce new products and services, we may become subject to additional competition.

Some of our current and potential competitors have significantly greater resources and better competitive positions in certain markets than we do. These factors may allow our competitors to respond more effectively than us to new or emerging technologies and changes in market requirements. Our competitors may develop products, features, or services that are similar to ours or that achieve greater market acceptance, may undertake more far-reaching and successful product development efforts or marketing campaigns, or may adopt more aggressive pricing policies. Certain competitors could use strong or dominant positions in one or more markets to gain competitive advantage against us, all of which which may negatively affect our business and financial results.

Ameritek’s current competition is Onem, Sylo, Crypviser, Sense, Secure Messaging Eccosystems, and Mainframe in the Blockchain messaging, and a variety of BitCoin and BlockChain Startups, such as BitMark, Skry, Symbiant. For FlexFridge, its main competitors are AIJUN Insuling Cooler Refrigerated Box, Cooluli Mini Fridge Electric Cooler, while a competitor to Augmum and Passley is Robot Chef, a company by Moley Robotics, while still others are Boston Dynamics, ABB, Midea Group and Epson Robotics.

Government Regulation

The Company is subject to varying degrees of regulation in each of the jurisdictions in which it operates. Local laws and regulations, and the interpretation of such laws and regulations, differ among those jurisdictions. There can be no assurance that: (1) future regulatory, judicial and legislative changes will not have a material adverse effect on us; (2) domestic or international regulators or third parties will not raise material issues with regard to its compliance with applicable regulations; or (3) regulatory activities will not have a material adverse effect on it.

Employees

As of October 8, 2021, we have five employees. Many of our activities are outsourced to consultants who provide services to us on a project basis. As business activities require and capital resources permit, we will hire additional employees to fulfill our company’s needs.

Properties

Our principal executive offices are located at 325 N Milwaukee Ave Suite G1, Wheeling, IL 60090, which we lease for $375 per month on a month to month basis with a 30-day notice, provided if either party does not terminate the agreement within (30) days prior to the end of the initial term, the lease shall automatically renew for successive one (1) month periods on the same terms. We believe that our existing facilities are suitable and adequate to meet our current needs. We intend to add new facilities or expand existing facilities as we add employees, and we believe that suitable additional or substitute space will be available as needed to accommodate any such expansion of our operations. The company has a share office at 401 Ryland Street, Suite 200A Reno, NV 89502.

Legal Proceedings

There are three pending legal proceedings to which we are a party or in which any of our directors, officers or affiliates, any owner of record or beneficially of more than 5% of any class of voting securities of our company, or security holder is a party adverse to us or has a material interest adverse to us. Our property is not the subject of any pending legal proceedings.

The three proceedings are:

a)Ameritek Ventures vs Clinton Stokes for recovery of assets, Clinton Stokes failed to provide evidence he own the IP Assets. This case is currently in Nevada court. Custodian has unable to located the IP Assets for optic fiber technology. Custodian determine that agreements between Wesley Poff and Merdian Pacific Holdings prevented Clinton Stokes from owning the IP Assets. The Company’s goals is to cancel Clinton Stokes’s cancels and recover the $100,000 payment and legal fees.

b)Shaun Passley vs. Ameritek Ventures, Inc. for appointing Custodian, Shaun Passley was appointed Custodian and was elected CEO of Ameritek Ventures case is still pending as the judge is still rulling in the Meridian Pacific Case.

c)Merdian Pacific Holding vs Ameritek Ventures, ie promissory notes, Merdian Pacific failure to provide evidence that they wire the funds to Ameritek Ventures. Ameritek Ventures has no records of the funding from the promissory notes.

The flow of the proceedings is as follows:

We were incorporated on December 27, 2010 as ATVROCKN, a Nevada corporation. On June 20, 2017, our corporate name was changed to Ameritek Ventures. Under our original business plan, it was our intention to market a "housing molding" product to place audio equipment and lighting on 4-wheel drive vehicles such as All Terrain Vehicles (“ATV”) and Utility Terrain Vehicles (“UTV”). As we were undercapitalized, this plan did not succeed.

In August 2017, the Company completed its move into a new production and design facility in Roanoke, Virginia. On August 30, 2017, the Company entered into an agreement to acquire fiber optic assets from a former director. However, the assets were never delivered by the former director.

On August 30, 2017, the Company entered into an Asset Purchase Agreement with Clinton L. Stokes, the Company’s current over 10% shareholder, Chief Executive Officer and Principal Executive Officer, whereby 19,770,000 unregistered restricted common shares of stock were approved for issuance by the Board of Directors, along with payment of $100,000, in exchange for fiber optic assets. These assets were never delivered to the company. Documentation shows Mr. Stokes did not own the asset. The company was in Nevada court to cancel these shares.

On November 12, 2020, the Nevada Court ordered, that petitioner Shaun Passley, PhD is appointed custodian of Ameritek Ventures, Inc, (ATVK).

On December 15, 2020, Shaun Passley, PhD. filed a Motion for Declaratory Relief to confirm that the Custodian has authority to cancel the nineteen million seven hundred seventy thousand (19,770,000) shares of the Company common stock held by Mr. Clinton Stokes for the asset purchase agreement entered into on August 30, 2017. The courts also ordered that all claimants and creditors of Ameritek Ventures Inc., shall have thirty (30) days from date of notice (February 10, 2021) to submit under oath, a written proof of claim. Any claimants and creditors of the Company who fail to timely submit Proof of Claim shall be barred from later presenting their claim to the Company. On March 22, 2021, the court denied the motion for declaratory relief due the court belief that this was not the correct procedure for this type of request. Instead, the court set a new court date of April 12, 2021, to set the correct procedures to resolve the cancellation of Mr. Stokes shares.

Currently, Meridian Pacific Holding, LLC has filed lawsuit in California over the fiber optics assets and promissory notes. Meridian filed the lawsuit, against Mr. Stokes, Mr. James Wesley Poff, and two other former officers of the Company over the Fiber Optic assets. Based on the lawsuit records, Mr. Stokes could not have legally delivered or transferred the Fiber Optic assets as the asset was encumbered by PPB Engineering Services Inc, which is a company owned by Mr. James Wesley Poff. Although the Company was named as a defendant in the California lawsuit, Meridian Pacific Holding, LLC, submitted their proof of claims in the Nevada court, therefore the Nevada court holds jurisdiction over the matter.

On March 11, 2021, a total of six claimants provided proof a claim totaling $4.5 million in claims and $283,383 in attorney’s fees. Claimant, Nottingham Properties LLC. has agreed to a total payment of $7,200 in exchange for the total extinguishment $73,739 of debt. Claimant, Meridian Pacific Holding, LLC file a proof of claim of $396,350 and attorneys fee claim of $217,635. Meridian presented to the court documentation in the form of a promissory note for $350,000 dated August 21, 2017, signed by Mr. Stokes. However, the Company’s bank statement does not show that the $350,000 was wired or deposited into the Company’s bank account and no liability is found on any financials filed with the SEC. Mr. Clinton Stokes’s lawyer subsequently confirmed that Meridian did not wire the funds.

The previous President/CEO/Chairman, (Clinton L. Stokes III), V.P./Secretary/Treasurer, (Kenneth P. Mayeaux), and Director/Controller, (Jamie Mayeaux), summited a total of $3.8 million in salary claims and $50,000 in attorneys fee claims. Mr. James Wesley Poff filed a proof of claims of $250,000 in salary due from the Company, however Mr. Wesley Poff did not provide the court with supporting documentation of salary due. In addition, when Mr. Wesley Poff filed for bankruptcy in Federal Court, he did not list the claim as an asset.

The Company has disputed these claims by providing the Company’s May 31, 2018, Audited 10-K to the last 10-Q file to the SEC on May 14, 2019. These financial statements prepared and submitted to the SEC by the three prior officer claimants, show zero compensation owed to all four claimants. Subsequently, all officers of the Company resigned with Mr. Stokes being the last to submit his resignation to the SEC on Form 8-K on March 24, 2020.

There are five convertible notes as of from the prior administration which the company is disputing because these loans maybe illegal based on New York law. The Custodian has filed legal action in Nevada court in order to start discovery on the claim.

There is a high probability that the remaining 2019 liability of $646,776, which includes two convertible notes payable totaling $207,990, with accrued interest, and attached expired and invalidated associated warrants, will be booked as a gain on extinguishment of debt in 2021.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth the names, ages, and biographical information of each of our current directors and executive officers, and the positions with the Company held by each person. Our directors serve a one-year term until their successors are elected and qualified, or until such director’s earlier death, resignation or removal. Our executive officers are elected annually by our board of directors and serve a one year term until their successors are elected and qualified, or until such officer’s earlier death, resignation or removal.

Name	Age	Position
Shaun Passley, Ph.D	43	President, Chief Executive Officer, Chairman, Chief Financial Officer and Secretary

Shaun Passley, Ph.D is the President, Chief Executive Officer, Chairman of the Board of Directors of the Company, Chief Financial Officer and Secretary. He has over twenty years of experience in the software industry and over ten years of experience running public companies. Dr. Passley has been the president, chief executive officer, chief financial officer, and chairman of the board of directors since 2020. He has also been a director and the CEO of Epazz, Inc. since 2000. Dr. Passley obtained his bachelor’s degree from DePaul University in finance in 2000, his master’s degree from DePaul University in information technology in 2006, his MBA from Benedictine University in 2007, his master’s degree from Northwestern University in product development in 2011, his PhD in Business from Benedictine University in 2014, and masters of law in intellectual property from Northwestern University in 2016. Dr. Passley has public company experience as the CEO for Epazz, Inc. and Ameritek, both traded on the OTC Markets Group.

Board Committees, Compensation Committee Interlocks and Insider Participation

Due to the small number of directors, at the present time the duties of an Audit Committee, Nominating and Governance Committee and Compensation Committee (including with respect to setting executive officer compensation) are performed by the Board as a whole. At such time as we have more directors on our Board, these committees will be formed. We do not currently have an “audit committee financial expert” since we currently do not have an audit committee.

Family Relationships

None

Arrangements between Officers and Directors

Except as set forth herein, to our knowledge, there is no arrangement or understanding between any of our officers or directors and any other person pursuant to which the officer or director was selected to serve as an officer or director.

Involvement in Certain Legal Proceedings

Except as set forth herein, we are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Corporate Governance

As we are a small company that has recently been restructured, we plan to appoint additional directors and officers going forward and adopt and implement appropriate corporate governance polices and procedures, including with respect board committees, disclosure practices and a code of ethics.

EXECUTIVE COMPENSATION

June 30, 2021 (collectively, the “Named Executive Officers”) were as follows:

Shaun Passley, our Chief Executive Officer was appointed on November 12, 2020.

No other executive officers received total annual compensation during the six-months ended June 30, 2021 in excess of $100,000.

As of June 30, 2020, we did not pay any compensation to our Named Executive Officers.

We currently do not have any employment agreements or agreements with any of our executive officers.

Outstanding Equity Awards at Fiscal Year End

Except as described below, as of June 30, 2021, there were no unexercised options, unvested stock awards or outstanding equity incentive plan awards held by our Named Executive Officers.

Long-Term Incentive Plans, Retirement or Similar Benefit Plans

As of June 30, 2021, there were no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We do not have arrangements in respect of remuneration received or that may be received by our Named Executive Officers set forth above to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

Director Compensation

As of June 30, 2021, we did not pay any compensation to our directors.

Equity Incentive Plan

We have not as yet adopted an equity incentive plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 30, 2021, as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the security and percentage ownership of each of our executive officers and directors and of all of our officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Shares of common stock that are currently exercisable or convertible within 60 days of October 8, 2021 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the address of each stockholder is c/o Ameritek Ventures, Inc. at 401 Ryland Street, Suite 200A, Reno, NV 89502.

TITLE OF CLASS	NAME OF BENEFICIAL OWNER AND POSITION	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS BEFORE CONVERSION (more than 5%)	Percent of Class After Conversion (more than 5%)
Common Stock	Shaun Passley, PhD	79,098,457	15.38%	60%
	Epazz, Inc.[1]	50,000,000	9.72%	9.99%
	Cloud Builder, Inc.	30,000,000	5.83%	9.99%
	Star Financial Corporation	18,103,638	3.5%	9.99%
	GG Mars Capital, Inc.	18,106,005	3.5%	9.99%
Preferred A	Shaun Passley, PhD	7,488,730	100.00%
Preferred B	Epazz, Inc.	10,000,000	100.00%
Preferred C	Star Financial Corporation[2]	14,536,666	39.41%
Preferred C	GG Mars Capital, Inc.[3]	14,459,336	39.20%
Preferred C	Shaun Passley, PhD	2,000,000	5.42%
Preferred D	Star Financial Corporation	3,904,350	42.98%
Preferred D	GG Mars Capital, Inc.	3,887,540	42.80%
Preferred E	Shaun Passley, PhD	23,000,000	100.00%

1.Shaun Passley, PhD is the majority shareholder of Epazz, Inc.

2.Fay Passley is the owner of Star Financial Corporation, a family member of Shaun Passley, PhD in different household

3.Vivienne Passley is the owner of GG Mars Capital, Inc., a family member of Shaun Passley, PhD in different household

The number and percentage of shares beneficially owned are determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares over which the individual or entity has voting power or investment power and any shares of common stock that the individual has the right to acquire within 60 days of October 8, 2021, through the exercise of any stock option or other right.

DESCRIPTION OF SECURITIES

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our capital stock. For the complete terms of our capital stock, please refer to our certificate of incorporation bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by the Delaware General Corporation Law (the “DGCL”). The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our certificate of incorporation and bylaws.

General

As of the date of this prospectus, our authorized capital stock consists of 750,000,000 shares of common stock, par value $0.001 per share, and 113,000,000 shares of preferred stock, par value $0.01 per share. As of October 20 2021, there (a) 514,226,791 shares of our common stock (including 420,000,000 shares issuable upon conversion of promissory notes) and (b) 7,488,730 shares of Series A Preferred Stock; 10,000,000 shares of Series B Preferred Stock; 36,888,972 shares of Series C Preferred Stock; 9,083,630 shares of Series D Preferred Stock; and 23,000,000 of Series E Preferred Stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the Board out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all of our debts and other liabilities, subject to the liquidation preferences of any preferred stock then outstanding. Holders of our common stock have no pre-emptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock currently outstanding or that we may designate and issue in the future.

Preferred Stock

Cancelation of Old Preferred Series A Class

On November 13, 2020, pursuant to the Bozki Merger Plan, the Company canceled s Preferred Series A class converted Preferred Series A class into shall be cancel. Holder of ATVK Preferred Series A shares shall be converted into the Company’s’ Common Stock, for every ten (10) Preferred Series A shares, the holder shall receive one (1) share of ATVK Common Stock. Current issue is 51,627 Preferred Series A will convert into 516,270 common stock.

As of June 30, 2021 and December 31, 2020, there were 74,887 and 74,887 shares of old Series A Preferred Stock issued and outstanding, respectively. As of the date of this prospectus, our authorized capital stock consists of 750,000,000 shares of common stock, par value $0.01 per share. As of October 8, 2021, there were 434,226,791 shares of our common stock outstanding, of which 139,795,464 are restricted.

Series A Preferred Stock

The Company is authorized to issue 10,000,000 shares of $0.01 par value New Series A Preferred Stock. Liquidation Preference is equal to $0.01 per share. Series A Preferred Stock shall be entitled to receive dividends once the Company has generated net income of over $2 million based on the Corporation’s audited statement of operations. At any time and from time-to-time after the issuance of the Series A Preferred Stock, any holder may convert any or all of the shares of Series A Preferred Stock held by such holder at the ratio of .60 of Common Stock. However, the beneficial owner of such Series A Preferred Stock cannot convert their Series A Preferred stock where they will beneficially own in excess of 9.99% of the shares of the Common Stock.

As of June 30, 2021 and December 31, 2020, there were 10,000,000 Preferred Stock Series A shares authorized, 7,488,730 issued and outstanding, respectively.

Series B Preferred Stock

The Company is authorized to issue 10,000,000 shares of $0.01 par value Series B Preferred Stock. Series B Preferred Stock has liquidation and first position ownership rights on any assets owned by the Company. The Series B Preferred Stock has ten thousand votes per share voting rights and are not entitled to receive dividends. The holders of Series B Preferred Stock shall be entitled to interest payments on monies paid or loaned to the corporation for their Series B Preferred Shares and a first position in a security interest on any assets of the Company upon default of a loan to the Company, liquidation, or dissolution of the Company. Further, the Company may call these shares at any time provided the holders of the Series B Preferred Stock are paid the amount of monies they paid for their Series B Preferred Stock along with any interest due. Upon the payment of principal and interest to the Series B Preferred Stock shareholders, the shares must be returned to the Company.

As of June 30, 2021 and December 31, 2020, there were 10,000,000 Preferred Stock Series B shares authorized, 10,000,000 issued and outstanding, respectively.

Series C Preferred Stock

The Company is authorized to issue 60,000,000 shares of $0.01 par value Series C Preferred Stock, of which 41,555,640 shares are issued and outstanding as of December 31, 2020. The Series C Preferred Stock has no voting rights. The conversion right is three fully paid shares of Common Stock. However, the beneficial owner of such Series A Preferred Stock cannot convert their Series A Preferred stock where they will beneficially own in excess of 9.99% of the shares of the Common Stock.

As of June 30, 2021 and December 31, 2020, there were 60,000,000 Preferred Stock Series C shares authorized, 36,888,972 issued and outstanding, respectively.

Series D Preferred Stock

The Company is authorized to issue 10,000,000 shares of $0.01 par value Series D Preferred Stock. Liquidation Preference is equal to $0.01 per share. Series D Preferred Stock shall be entitled to receive dividends once the Company has generated net income of over $1 million based on the Corporation’s audited statement of operations at a rate of 1.5%. At any time and from time-to-time after the issuance of the Series D Preferred Stock, any holder may convert any or all of the shares of Series D Preferred Stock held by such holder at the ratio of .10 of Common Stock. However, the beneficial owner of such Series D Preferred Stock cannot convert their Series D Preferred stock where they will beneficially own in excess of 9.99% of the shares of the Common Stock.

As of June 30, 2021 and December 31, 2020, there were 10,000,000 Preferred Stock Series D shares authorized, 9,083,630 issued and outstanding, respectively.

Series E Preferred Stock

The Company is authorized to issue 23,000,000 shares of $0.01 par value Series E Preferred Stock. Liquidation Preference is equal to $0.01 per share. Series E Preferred Stock shall be entitled to receive dividends once the Company has generated net income of over $2 million based on the Corporation’s audited statement of operations at a rate of 6%. At any time and from time-to-time after the issuance of the Series E Preferred Stock, any holder may convert any or all of the shares of Series E Preferred Stock held by such holder at the ratio of .15 of Common Stock. However, the beneficial owner of such Series E Preferred Stock cannot convert their Series E Preferred stock where they will beneficially own in excess of 9.99% of the shares of the Common Stock.

As of June 30, 2021 and December 31, 2020, there were 23,000,000 Preferred Stock Series E shares authorized, 23,000,000 issued, outstanding, respectively.

On January 30, 2020, one of the holders of the Company’s convertible promissory notes converted $3,769 of principal into 14,133,333 shares of the Company’s common stock.

On August 10, 2020, one of the holders of the Company’s convertible promissory notes converted $7,840 of principal into 14,700,000 shares of the Company’s common stock.

Convertible Notes

Convertible Note 1

On January 1, 2018, Bozki with Telecorp Products, Passley, Inc, ESM Software, Inc, and Epazz, Inc, for Epazz to purchase Bozki for $200,000 payable in a ten-year convertible promissory note bearing the interest rate of 8% per annum, with Bozki selling all shares of its company to Epazz. On November 13, 2020, the company merged with Bozki, Inc. assuming a 10-year, convertible note with Epazz, Inc. of $200,000 and accrued interest of $66,353. Epazz converted $80,000 into 50,000,000 shares of common stock. The total amount due under the promissory note at June 30, 2020 is $200,000 and accrued interest of $73,067.

Convertible Note 2

On November 27, 2020, the company merged with Bozki, Inc. assuming a 10 year note with Epazz, Inc. of $1,000,000 and accrued interest of 23,333. The total amount due under the promissory note at June 30, 2020 is $1,000,000 and accrued interest of $53,333.

Convertible Note 3

On November 27, 2020, the company merged with VW Win Century, Inc. assuming note with Epazz, Inc. of $250,000 and accrued interest of $187,500. The total amount due under the promissory note at June 30, 2020 is $250,000 and accrued interest of $196,875.

Convertible Note 4

On May 13, 2021, the Company entered into a Convertible note with Cloud Builder, Inc. for $185,000. Cloud Builder, Inc. is able to convert at a 20% discount to market. On August 5, 2021, the Company issued 30,000,000 shares to Cloud Builder, Inc. in consideration for $185,000 short-term debt and accumulated interest payable.

Transfer Agent and Registrar

Our transfer agent and registrar for our capital stock is Colonial Stock Transfer, whose address is 66 Exchange Place, Suite 100, Salt Lake City, Utah 84111.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than as disclosed below, during the last two fiscal years, there have been no transactions, or proposed transactions, in which our company was or is to be a participant where the amount involved exceeds the lesser of $120,000 or one percent of the average of our company’s total assets at year-end and in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

On December 7, 2020, the Company’s CEO convertible 2,000,000 shares of Common Stock into 2,000,000 shares of Preferred Series C Stock.

On November 20, 2020, GG Mars Capital, Inc., a related party, converted 3,333,334 shares of the Preferred Series C into 10,000,002 shares of Common Stock, consistent with the terms of the agreement.

On November 20, 2020, Star Financial Corp., a related party, converted 3,333,334 shares of the Preferred Series C into 10,000,002 shares of Common Stock, consistent with the terms of the agreement.

General and administrative expenses include $247,000 charged by Epazz Inc. As per management services agreement between Ameritek Ventures, Inc and Epazz Inc, Epazz Inc shall charge a 45 % markup per month of the total expenses generated.

•$60,000 - Software Development

•$72,000 - Engineering Services

•$5,000 - Advertising Fees

•$50,000 - Accounting & Audit Fees

•$60,000 - Legal Fees

EXPERTS

The financial statements of Ameritek Ventures, Inc. at December 31, 2020 and 2019, and for each of the two years in the period ending December 31, 2020, appearing in this prospectus have been audited by Bansal & Co. LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

You may read and copy all or any portion of the registration statement without charge at the public reference room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the Securities and Exchange Commission at prescribed rates from the public reference room of the Securities and Exchange Commission at such address. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. In addition, registration statements and certain other filings made with the Securities and Exchange Commission electronically are publicly available through the Securities and Exchange Commission's website at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the Securities and Exchange Commission.

Upon completion of this offering, we will become subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, will be required to file annual reports containing financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the Securities and Exchange Commission. You will be able to inspect and copy such periodic reports, proxy statements and other information at the Securities and Exchange Commission's public reference room, and the website of the Securities and Exchange Commission referred to above.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Ameritek Ventures, Inc.	Page
Reviewed Financial Statements as of June 30, 2021
Report of Independent Registered Public Accounting Firm	45
Consolidated Balance Sheets at June 30, 2021 and June 30, 2020	46
Consolidated Statements of Operations at June 30, 2021 and June 30, 2020	47
Consolidated Statements of Stockholders’ Equity for June 30, 2021 and June 30, 2020	48
Consolidated Statements of Cash Flows at June 30, 2021 and June 30, 2020	49
Notes to Unaudited Consolidated Financial Statements	50
Audited Financial Statements for the fiscal years ended December 31, 2020 and 2019
Report of Independent Registered Public Accounting Firm	65
Consolidated Balance Sheets at December 31, 2020 and 2019	67
Consolidated Statements of Operations for the years ended December 31, 2020 and 2019	68
Consolidated Statements of Stockholders’ Deficit for the years ended December 31, 2020 and 2019	69
Consolidated Statements of Cash Flows for the years ended December 31, 2020 and 2019	70
Notes to Financial Statements	71

Interactive Systems, Inc.	81
Reviewed Consolidated Financial Statements as of June 30, 2021
Consolidated Balance Sheets at June 30, 2021 and June 30, 2020	82
Consolidated Statements of Operations at June 30, 2021 and June 30, 2020	83
Consolidated Statements of Changes in Stockholder’s Equity (Deficit) at June 30, 2021 and June 30, 2020	84
Consolidated Statements of Cash Flows at June 30, 2021 and June 30, 2020	85
Notes to the Financial Statements	86
Audited Consolidated Financial Statements for the fiscal years ended December 31, 2020 and 2019
Report of Independent Registered Public Accountancy Firm	88
Consolidated Balance Sheets at December 31, 2020 and December 31, 2019	89
Consolidated Statements of Operations for the years ended December 31, 2020 and 2019	90
Consolidated Statement of Changes in Stockholder’s Equity (Deficit) for the years ended December 31, 2020 and 2019	91
Consolidated Statements of Cash Flows for the years December 31, 2020 and 2019	92
Notes to Consolidated Financial Statements	93

InteralinkONE, Inc.* Filed by Amendment
Reviewed Consolidated Financial Statements as of June 30, 2021
Consolidated Balance Sheets at June 30, 2021 and June 30, 2020
Consolidated Statements of Operations at June 30, 2021 and June 30, 2020
Consolidated Statement of Comprehensive Income at June 30, 2021 and June 30, 2020
Consolidated Statements of Changes in Stockholder’s Equity (Deficit) at June 30, 2021 and June 30, 2020
Consolidated Statements of Cash Flows at June 30, 2021 and June 30, 2020
Notes to the Financial Statements
Audited Consolidated Financial Statements for the fiscal years ended December 31, 2020 and 2019
Report of Independent Registered Public Accountancy Firm
Consolidated Balance Sheets at December 31, 2020 and December 31, 2019
Consolidated Statements of Operations for the years ended December 31, 2020 and 2019
Consolidated Statements of Comprehensive Income (Loss)
Consolidated Statement of Changes in Stockholder’s Equity (Deficit) for the years ended December 31, 2020 and 2019
Consolidated Statements of Cash Flows for the years December 31, 2020 and 2019
Notes to Consolidated Financial Statements

Independent Accountant's Report

We have reviewed the accompanying interim financial statements of Ameritek Ventures Inc (the “Company”) and consolidated subsidiary Interactive Systems, Inc as of June 30, 2021, and for the three-month and six-month periods then ended. These interim financial statements are the responsibility of the company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants/ PCAOB Standards. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

[CA S. K. Bansal]

M. No. 014301

We have served as the Company's auditor since 2021.

Bansal & Co. LLP,

New Delhi, India

Date: September 17, 2021

Place: New Delhi

Ameritek Ventures, Inc.

Period Report For Six-Months Ending

June 30, 2021 and June 30, 2020

AMERITEK VENTURES, INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2021	2020
Assets
Current assets
Cash	$27,942	$25,111
Accounts receivable, net	39,154	—
Prepaid expenses	36,197	—
Total current assets	103,293	25,111
Property and equipment, net	441	1,011
Long-term assets
Patent	250,000	250,000
Product development	120,000	120,000
Goodwill	2,481,916	1,771,676
Total Long-term assets	2,851,916	2,141,676

Total assets	$2,955,650	$2,167,798
Liabilities and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable	$538,787	$398,974
Convertible note payable	—	207,990
Accrued interest	344,814	461,788
Due to related party	—	129,079
Deferred revenue	278,549	—
Short-term debt	186,110	—
Total current liabilities	1,348,239	1,197,831
Long-term liabilities
Long term debts, net of current maturities	1,774,229	1,494,320
Total long-term liabilities	1,774,229	1,494,320

Total liabilities	3,122,469	2,692,151

Stockholders' equity (deficit):
Preferred stock Series A, $0.01 par shares, 10,000,000 shares authorized, 7,488,730 issued and outstanding as of 06/30/2021and 12/31/2020	74,887	74,887
Preferred stock Series B, $0.01 par value, 10,000,000 shares authorized, 10,000,000 issued and outstanding as of 06/30/2021 and 12/31/2020	100,000	100,000
Preferred stock Series C, $0.01 par value, 60,000,000 shares authorized, 36,888,972 issued and outstanding as of 06/30/2021 and 12/31/2020	368,890	368,890
Preferred stock Series D, $0.01 par value, 10,000,000 shares authorized, 9,083,630 issued and outstanding as of 06/30/2021 and 12/31/2020	90,836	90,836
Preferred stock Series E, $0.01 par value, 23,000,000 shares authorized, 23,000,000 issued and outstanding as of 06/30/2021 and 12/31/2020	230,000	230,000
Common stock, $0.001 par value, 435,000,000 shares authorized, 434,201,787 issued and outstanding	434,202	434,202
Additional paid in capital	653,573	653,573
Accumulated deficit	(2,119,206)	(2,476,741)

Total stockholders' equity (deficit)	(166,818)	(524,353)

Total liabilities and stockholders' equity (deficit)	$2,955,650	$2,167,798

See accompanying notes to financial statements

AMERITEK VENTURES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Revenue	$224,792	$—	$224,977	$—

Expenses
General and administrative	192,081	26,735	439,081	80,470
Salaries and wages	49,912	—	49,912	—
Depreciation and amortization	36,278	265	66,091	530
Total operating expenses	278,271	27,000	555,084	81,000

Net operating income	(53,479)	27,000	(330,107)	(81,000)

Other income (expense)
Gain on extinguishment of debt	756,115	—	756,115	—
Interest expense	(22,384)	(14,429)	(68,473)	(28,932)
Total other income (expense)	733,731	(14,429)	687,642	(28,932)

Net income	$680,252	$(41,429)	$357,535	$(109,932)

Weighted average number of common shares outstanding - basic and fully diluted	434,201,787	313,345,011	434,201,787	311,092,996

Net loss per share - basic and fully diluted	$0.00	$(0.00)	$0.00	$(0.00)

AMERITEK VENTURES, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

	Series A		Series B		Series C		Series D		Series E				Additional
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	(Deficit)	(Deficit)
Balance, December 31, 2019	51,627	$52	-	$-	-	$-	-	$-	-	$-	284,942,593	$284,942	$615,595	$(1,640,424)	$(739,835)
Shares conversion and issued for merger	7,437,103	74,835	10,000,000	100,000	36,888,972	368,890	9,083,630	90,836	23,000,000	230,000	149,259,194	149,260	37,978	(659,068)	392,731
Net income December 31, 2020	-	-	-	-	-	-	-	-	-		-	-	-	(177,249)	(177,249)
Balance, December 31, 2020	7,488,730	74,887	10,000,000	100,000	36,888,972	368,890	9,083,630	90,836	23,000,000	230,000	434,201,787	434,202	653,573	(2,476,741)	(524,353)
Net income June 30, 2021	-	-	-	-	-	-	-	-	-	-	-	-	-	357,535	357,535
Balance, June 30, 2021	7,488,730	$74,887	10,000,000	$100,000	36,888,972	$368,890	9,083,630	$90,836	23,000,000	$230,000	434,201,787	$434,202	$653,573	$(2,119,206)	$(166,818)

AMERITEK VENTURES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30, 2021	For the Six Months Ended June 30, 2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$357,535	$(109,932)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	66,091	530
Gain on extinguishment of debt	(756,115)	—
Changes in working capital
Accounts receivable	31,744	—
Other current assets	11,255	—
Accounts payable	339,760	80,470
Accrued interest	87,123	28,932
Deferred revenue	(69,710)	—
Net cash provided by (used in) operating activities	60,024	—
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of Interactive Systems, Inc.	(85,502)	—
Net cash used for investing activities	(85,502)	—
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term debt issuance	185,000	—
Repayment of short-term debt	(118,420)	—
Repayment of long-term debt	(38,271)	—
Net cash provided by financing activities	28,309	—
NET INCREASE (DECREASE) IN CASH	2,831	—
CASH - BEGINNING OF THE PERIOD	25,111	—
CASH - END OF THE PERIOD	$27,942	$ —
NON-CASH ACTIVITIES
Conversion of debt and interest to common stock	$ —	$3,769

The accompanying notes are an integral part of these financial statements.

AMERITEK VENTURES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – General Organization and Business

The Company was organized on December 27, 2010 under the laws of the State of Nevada, as ATVROCKN. On June 20, 2017, the Company changed its corporate name to Ameritek Ventures.

On November 12, 2020, the Court ordered, that petitioner Shaun Passley, PhD is appointed custodian of the Company, Ameritek Ventures, Inc, (ATVK).

On November 13, 2020, the Company closed on a merger with Bozki, Inc. an Illinois corporation. This merger was accounted for as a stock-for-stock merger as, given that substantially all of the acquired company’s assets, liabilities and ongoing operations were acquired for stock.

In 2020, VW Win Century, Inc., could no longer continue with day-to-day operation and the officers of the Company resigned. Subsequently, Shaun Passley, PhD. took over operations and brokered a merger with Ameritek, Inc. On November 27, 2020, pursuant to the merger plan, all of VW Win Century, Inc. classes of stock were canceled and Ameritek Inc., assumed all of the VW Win Century’s asset, liabilities, and ongoing operations.

Today, Ameritek Ventures, Inc. is a group of companies that provides various world-class software and hardware products and services beneficial to businesses, organizations, and governments. We manufacture and innovate advanced technological developments in the medical industry, such as the DittoMask high filtration mask and FlexFridge portable medical use mini-fridge. We also develop blockchain technology software programs under WebBeeo and CordTell companies. Furthermore, Ameritek Ventures explores augmented reality technology with Passley, Inc., and Augmum, Inc. Meanwhile, our vertical landing aircraft service from AeroPass, Inc. takes ZenaDrone technology to a higher level with members-only passenger first-class transport across cities. Ecker Capital, LLC is our Merger and Acquisition division.

Note 2 – Summary of Significant Accounting Policies

Basis of Accounting

The financial statements and accompanying notes are prepared under accrual of accounting in accordance with generally accepted accounting principles of the United States of America ("US GAAP").

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Long-lived Assets

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors.

Property and Equipment

Equipment is recorded at its acquisition cost, which includes the costs to bring the equipment to the condition and location for its intended use, and equipment is depreciated using the straight-line method over the estimated useful life of the related asset as follows:

Furniture and fixtures	5 years
Computers and equipment	3-5 years
Website development	3 years
Leasehold improvements	5 years

Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements.

Assets held under capital leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the leased asset at the inception of the lease. Amortization expense is computed using the straight-line method over the useful lives of the assets due to transfer of ownership after the lease term has expired.

Maintenance and repairs will be charged to expense as incurred. Significant renewals and betterments will be capitalized. At the time of retirement or other disposition of equipment, the cost and accumulated depreciation will be removed from the accounts and the resulting gain or loss, if any, will be reflected in operations.

Property and equipment are evaluated for impairment whenever impairment indicators are prevalent. The Company will assess the recoverability of equipment by determining whether the depreciation and amortization of these assets over their remaining life can be recovered through projected undiscounted future cash flows. The amount of equipment impairment, if any, will be measured based on fair value and is charged to operations in the period in which such impairment is determined by management.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts payable and accrued expenses reported on the balance sheets are estimated by management to approximate fair value primarily due to the short-term nature of the instruments. The Company had debt instruments that required fair value measurement on a recurring basis.

Intangible Assets and Intellectual Property

Intangible assets are amortized using the straight-line method over their estimated period of benefit of five to fifteen years. We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. All of our intangible assets are subject to amortization. No material impairments of intangible assets have been identified during any of the periods presented. Amortization expense on intangible assets totaled $29,528 and $0 for the three months ended June 30, 2021 and 2020, respectively.

Goodwill

The Company evaluates the carrying value of goodwill during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include, but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. When evaluating whether goodwill is impaired, the Company compares the fair value of the reporting unit to which the goodwill is assigned to the reporting unit's carrying amount, including goodwill. The fair value of the reporting unit is estimated using a combination of the income, or discounted cash flows, approach, and the market approach, which utilizes comparable companies' data. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured.

The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. In calculating the implied fair value of reporting unit goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill. An impairment loss would be recognized when the carrying amount of goodwill exceeds its implied fair value. The Company's evaluation of goodwill completed during the year resulted in no impairment losses of for the year ended December 31, 2020 and for the three months ended June 30, 2021.

Beneficial Conversion Features

From time to time, the Company may issue convertible notes that may contain an imbedded beneficial conversion feature. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of warrants if related warrants have been granted. The intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Basic and Diluted Net Earnings per Share

Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares issued and outstanding during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first year for any potentially dilutive debt or equity.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The Company utilizes the asset and liability method of accounting for deferred income taxes as prescribed by the FASB Accounting Standard Codification, ("ASC"), 740 (Income Taxes). This method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the tax return and financial statement reporting basis of certain assets and liabilities.

As required by ASC 740-10, "Income Taxes", the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. Management does not believe that there are any uncertain tax positions which would have a material impact on the financial statements. The Company has elected to include interest and penalties related to uncertain tax positions as a component of income tax expense. To date, the Company has not recorded any interest or penalties related to uncertain tax positions.

Year-end

In 2019, the Company has elected to change from May 31 to December 31, as its year-end.

Advertising

Advertising is expensed when incurred. There have been no advertising costs incurred during the current period.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 3 – Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of June 30, 2020, the Company has accumulated operating losses of $2,778,744 since inception. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations.

Management plans to raise equity capital to finance the operating and capital requirements of the Company. Amounts raised will be used to further development of the Company's products, to provide financing for marketing and promotion, to secure additional property and equipment, and for other working capital purposes. While the Company is putting forth its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

Note 4 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company does not have any financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following schedule summarizes the valuation of financial instruments at fair value on a non-recurring basis in the balance sheets as of June 30, 2021 and December 31, 2020:

	Fair Value Measurements at June 30, 2021
	Level 1	Level 2	Level 3
Assets
Total assets	—	—	—
Liabilities
Lines of credit	—	—	—
Short-term debt	—	186,110	—
Long term debts	—	1,774,229	—
Total Liabilities	—	1,960,339	—
	$—	$(1,960,339))	$—

	Fair Value Measurements at December 31, 2020
	Level 1	Level 2	Level 3
Assets
Total assets	—	—	—
Liabilities
Lines of credit	—	—	—
Notes payable, related parties	—	152,000	—
Long term debts	—	1,602,006	—
Total Liabilities	—	1,754,006	—
	$—	$(2,692,151))	$—

There were no transfers of financial assets or liabilities between Level 1 and Level 2 inputs for the periods ended June 30, 2021 and     December 31, 2020.

Note 5 – Property and Equipment

Property and Equipment consists of the following at June 30, 2021 and December 31, 2020, respectively:

	June 30,	December 31,
	2021	2020
Furniture and fixtures	$2,974	$2,974
Computers and equipment
Software	4,200	4,200
Assets held under capital leases	2,783	2,783
	9.957	9.957
Less: accumulated depreciation	(9,516)	(8,946)
	$441	$1,011

Depreciation expense totaled $570 and $570 for the periods ended June 30, 2021 and 2020, respectively.

Note 6 – Mergers

Bozki, Inc., Merger Agreement

On November 13, 2020, the Company closed on a merger with Bozki, Inc. an Illinois corporation (Bozki). This merger was accounted for as a stock-for-stock merger as, given that substantially all of the acquired company’s assets, liabilities and ongoing operations were acquired for stock. The merger plan first required the cancelation of all the current outstanding Preferred Series A class shares. Holders of the Company’s shares received one (1) Common Stock share per ten (10) shares of Preferred Series A Shares. The Company’s total outstanding and issued 51,627 Preferred Series A shares converted into 516,270 Common Stock shares.

Bozki Preferred Series A Stockholder, related parties, received ten (10) of the Company’s Preferred Series A shares for every one (1) Bozki Preferred Series A Share. Based on the converted Bozki Preferred Series A Stock, the Company issued 7,488,730 Preferred Series A Share.

Bozki Preferred Series B Stockholder, related parties, received ten (10) of the Company’s Preferred D shares for every one (1) Bozki Preferred Series C Share. Based on the converted Bozki Preferred Series C Stock, the Company issued 9,083,630 shares of Preferred D shares.

Bozki Preferred Series C Stockholder, related parties, received ten (10) of the Company’s Preferred Series C shares for every one (1) Bozki Preferred Series C Share. Based on the converted Bozki Preferred Series C Stock, the Company issued 41,555,640 shares of Common Stock.

Bozki Class A Common Stockholder, related parties, received three (3) of the Company’s Common Stock to for every one (1) Bozki Class A Common Stock. Based on the converted Bozki Common Stock Class A, the Company issued 100,909,587 shares of Common Stock.

Bozki Class B Common Stockholder, related parties, received one (1) of the Company’s Preferred Series E for every one (1) Bozki Class B Common Share. Based on the converted Bozki Class B Common Stock, the Company issued 23,000,000 shares of Preferred Series E shares.

On November 20, 2020, the Company issued 1,000,000 of Common Stock to James A. Sherman & Associates for accounting services rendered.

On November 12, 2020, in consideration of the services provided and to be provided, the Company entered into a management agreement with Epazz, Inc., a Wyoming corporation, a related party, for a forty-five (45%) percent mark-up per month of the total expenses generated with a minimum annual fee of $350,000. The Company shall pay the minimum fee via a convertible promissory note. The Company also issued 10,000,000 Preferred Series B, voting control shares, as an engagement fee, consistent with the terms of the agreement.

This merger was accounted for as a Stock-for-Stock merger as, given that substantially all of the acquired company’s assets, liabilities and ongoing operations were acquired for stock. The merger resulted in $1,551,504 of goodwill. According to the result of the merger, the Company recognized the identifiable assets acquired and liabilities assumed as follows:

November
2020
Consideration:
Issue of Preferred Stock Series A	$22,483
Issue of Preferred Stock Series C	124,758
Issue of Preferred Stock Series D	27,271
Issue of Preferred Stock Series E	69,051
Issue of Common Stock	127,449
Total stock consideration given (1)	371,011
Plus, Fair Value of identifiable liabilities assumed: Accounts payable	10,807
First Convertible notes payable	200,000
Second Convertible notes payable	1,000,000
Accrued interest	89,686
Total fair value of liabilities assumed	1,300,493
Less, Fair Value of identifiable assets assumed: Product Development Cost	(120,000)
Total fair value of assets assumed
(120,000)
Consideration paid in excess of fair value (Goodwill)	$1,551,504

(1) The multiplier for calculation of stock consideration was based on merger documents.

(2) The consideration given in excess of the net fair value of assets acquired and liabilities assumed has been recognized as goodwill.

VW WIN Century, Inc., Merger Agreement.

On November 27, 2020, pursuant to the merger plan, all of VW Win Century, Inc. classes of stock were canceled. There are no other considerations for the merger between Ameritek Ventures, Inc.

In 2020, VW Win Century, Inc., could no longer continue with day-to-day operation and the officers of the Company resigned. Subsequently, Shaun Passley, PhD. took over operations and brokered a merger with Ameritek, Inc. On November 27, 2020, pursuant to the merger plan, all of VW Win Century, Inc. classes of stock were canceled and Ameritek Inc., assumed all of the VW Win Century’s asset, liabilities, and ongoing operations.

The merger resulted in $220,172 of goodwill. According to the result of the merger, the Company recognized the identifiable assets acquired and liabilities assumed as follows:

November
2020
Consideration:
No Consideration Given	0
Plus, Fair Value of identifiable liabilities assumed: Accounts payable	33,683
Convertible notes payable	250,000
Accrued interest	187,500
Total fair value of liabilities assumed	471,183
Less, Fair Value of identifiable assets assumed: Fixed Assets	(1,011)
Patent	(250,000)
Total fair value of assets assumed	(251,011)

Consideration paid in excess of fair value (Goodwill)	220,172

Note 7 – Related Parties

On December 7, 2020, the Company’s CEO convertible 2,000,000 shares of Common Stock into 2,000,000 shares of Preferred Series C Stock.

On November 20, 2020, GG Mars Capital, Inc., a related party, converted 3,333,334 shares of the Preferred Series C into 10,000,002 shares of Common Stock, consistent with the terms of the agreement.

On November 20, 2020, Star Financial Corp., a related party, converted 3,333,334 shares of the Preferred Series C into 10,000,002 shares of Common Stock, consistent with the terms of the agreement.

General and administrative expenses include $247,000 charged by Epazz Inc. As per management services agreement between Ameritek Ventures, Inc and Epazz Inc, Epazz Inc shall charge a 45 % markup per month of the total expenses generated.

•$60,000 - Software Development

•$72,000 - Engineering Services

•$5,000 - Advertising Fees

•$50,000 - Accounting & Audit Fees

•$60,000 - Legal Fees

Note 8 – Stockholders’ Equity and Contributed Capital

Cancelation of Old Preferred Series A Class

On November 13, 2020, pursuant to the Bozki Merger Plan, the Company canceled s Preferred Series A class converted Preferred Series A class into shall be cancel. Holder of ATVK Preferred Series A shares shall be converted into the Company’s’ Common Stock, for every ten (10) Preferred Series A shares, the holder shall receive one (1) share of ATVK Common Stock. Current issue is 51,627 Preferred Series A will convert into 516,270 common stock.

As of June 30, 2021 and December 31, 2020, there were 74,887 and 74,887 shares of old Series A Preferred Stock issued and outstanding, respectively.

Series A Preferred Stock

The Company is authorized to issue 10,000,000 shares of $0.01 par value New Series A Preferred Stock. Liquidation Preference is equal to $0.01 per share. Series A Preferred Stock shall be entitled to receive dividends once the Company has generated net income of over $2 million based on the Corporation’s audited statement of operations. At any time and from time-to-time after the issuance of the Series A Preferred Stock, any holder may convert any or all of the shares of Series A Preferred Stock held by such holder at the ratio of .60 of Common Stock. However, the beneficial owner of such Series A Preferred Stock cannot convert their Series A Preferred stock where they will beneficially own in excess of 9.99% of the shares of the Common Stock.

As of June 30, 2021 and December 31, 2020, there were 10,000,000 Preferred Stock Series A shares authorized, 7,488,730 issued and outstanding, respectively.

Series B Preferred Stock

The Company is authorized to issue 10,000,000 shares of $0.01 par value Series B Preferred Stock. Series B Preferred Stock has liquidation and first position ownership rights on any assets owned by the Company. The Series B Preferred Stock has ten thousand votes per share voting rights and are not entitled to receive dividends. The holders of Series B Preferred Stock shall be entitled to interest payments on monies paid or loaned to the corporation for their Series B Preferred Shares and a first position in a security interest on any assets of the Company upon default of a loan to the Company, liquidation, or dissolution of the Company. Further, the Company may call these shares at any time provided the holders of the Series B Preferred Stock are paid the amount of monies they paid for their Series B Preferred Stock along with any interest due. Upon the payment of principal and interest to the Series B Preferred Stock shareholders, the shares must be returned to the Company.

As of June 30, 2021 and December 31, 2020, there were 10,000,000 Preferred Stock Series B shares authorized, 10,000,000 issued and outstanding, respectively.

Series C Preferred Stock

The Company is authorized to issue 60,000,000 shares of $0.01 par value Series C Preferred Stock, of which 41,555,640 shares are issued and outstanding as of December 31, 2020. The Series C Preferred Stock has no voting rights. The conversion right is three fully paid shares of Common Stock. However, the beneficial owner of such Series A Preferred Stock cannot convert their Series A Preferred stock where they will beneficially own in excess of 9.99% of the shares of the Common Stock.

As of June 30, 2021 and December 31, 2020, there were 60,000,000 Preferred Stock Series C shares authorized, 36,888,972 issued and outstanding, respectively.

Series D Preferred Stock

The Company is authorized to issue 10,000,000 shares of $0.01 par value Series D Preferred Stock. Liquidation Preference is equal to $0.01 per share. Series D Preferred Stock shall be entitled to receive dividends once the Company has generated net income of over $1 million based on the Corporation’s audited statement of operations at a rate of 1.5%. At any time and from time-to-time after the issuance of the Series D Preferred Stock, any holder may convert any or all of the shares of Series D Preferred Stock held by such holder at the ratio of .10 of Common Stock. However, the beneficial owner of such Series D Preferred Stock cannot convert their Series D Preferred stock where they will beneficially own in excess of 9.99% of the shares of the Common Stock.

As of June 30, 2021 and December 31, 2020, there were 10,000,000 Preferred Stock Series D shares authorized, 9,083,630 issued and outstanding, respectively.

Series E Preferred Stock

The Company is authorized to issue 23,000,000 shares of $0.01 par value Series E Preferred Stock. Liquidation Preference is equal to $0.01 per share. Series E Preferred Stock shall be entitled to receive dividends once the Company has generated net income of over $2 million based on the Corporation’s audited statement of operations at a rate of 6%. At any time and from time-to-time after the issuance of the Series E Preferred Stock, any holder may convert any or all of the shares of Series E Preferred Stock held by such holder at the ratio of .15 of Common Stock. However, the beneficial owner of such Series E Preferred Stock cannot convert their Series E Preferred stock where they will beneficially own in excess of 9.99% of the shares of the Common Stock.

As of June 30, 2021 and December 31, 2020, there were 23,000,000 Preferred Stock Series E shares authorized, 23,000,000 issued, outstanding, respectively.

Common Stock

The Company is authorized to issue 435,000,000 shares of its $0.001 par value common stock, of which 284,942,593 and 35,964,151 shares are issued and outstanding as of December 31, 2020 and December 31, 2019, respectively.

On January 30, 2020, one of the holders of the Company’s convertible promissory notes converted $3,769 of principal into 14,133,333 shares of the Company’s common stock.

On August 10, 2020, one of the holders of the Company’s convertible promissory notes converted $7,840 of principal into 14,700,000 shares of the Company’s common stock.

Note 9 – Accrued Expenses

Advances

Total outstanding liability of advances from the Company’s previous Principal Financial Officer on June 30, 2021, and December 31, 2020, amounted to $ - and $129,079, respectively. Contingent liabilities as per the court order, proof of the claim have been submitted by creditors. The previous Principal Financial Officer did not submit a proof of claims for this liability. Therefore, the previous Principal Officer is now barred from presenting this claim to the Company in the future. Gain on extinguishment of debt will be booked in 2021.

Liabilities

On November 12, 2020, the Court ordered, that petitioner Shaun Passley, PhD is appointed custodian of Ameritek Ventures, Inc, (ATVK).

On December 15, 2020, Shaun Passley, PhD. filed a Motion for Declaratory Relief to confirm that the Custodian has authority to cancel the nineteen million seven hundred seventy thousand (19,770,000) shares of the Company common stock held by Mr. Clinton Stokes for the asset purchase agreement entered into on August 30, 2017. The courts also ordered that all claimants and creditors of Ameritek Ventures Inc., shall have thirty (30) days from date of notice (February 10, 2021) to submit under oath, a written proof of claim. Any claimants and creditors of the Company who fail to timely submit Proof of Claim shall be barred from later presenting their claim to the Company. On March 22, 2021, the court denied the motion for declaratory relief due the court belief that this was not the correct procedure for this type of request. Instead, the court set a new court date of April 12, 2021, to set the correct procedures to resolve the cancellation of Mr. Stokes shares.

Currently, Meridian Pacific Holding, LLC has filed lawsuit in California over the fiber optics assets and promissory notes. Meridian filed the lawsuit, against Mr. Stokes, Mr. James Wesley Poff, and two other former officers of the Company over the Fiber Optic assets. Based on the lawsuit records, Mr. Stokes could not have legally delivered or transferred the Fiber Optic assets as the asset was encumbered by PPB Engineering Services Inc, which is a company owned by Mr. James Wesley Poff. Although the Company was named as a defendant in the California lawsuit, Meridian Pacific Holding, LLC, submitted their proof of claims in the Nevada court, therefore the Nevada court holds jurisdiction over the matter.

On March 11, 2021, a total of six claimants provided proof a claim totaling $4.5 million in claims and $283,383 in attorney’s fees. Claimant, Nottingham Properties LLC. has agreed to a total payment of $7,200 in exchange for the total extinguishment $73,739 of debt. Claimant, Meridian Pacific Holding, LLC file a proof of claim of $396,350 and attorneys fee claim of $217,635. Meridian presented to the court documentation in the form of a promissory note for $350,000 dated August 21, 2017, signed by Mr. Stokes. However, the Company’s bank statement does not show that the $350,000 was wired or deposited into the Company’s bank account and no liability is found on any financials filed with the SEC. Mr. Clinton Stokes’s lawyer subsequently confirmed that Meridian did not wire the funds.

The previous President/CEO/Chairman, (Clinton L. Stokes III), V.P./Secretary/Treasurer, (Kenneth P. Mayeaux), and Director/Controller, (Jamie Mayeaux), summited a total of $3.8 million in salary claims and $50,000 in attorneys fee claims. Mr. James Wesley Poff filed a proof of claims of $250,000 in salary due from the Company, however Mr. Wesley Poff did not provide the court with supporting documentation of salary due. In addition, when Mr. Wesley Poff filed for bankruptcy in Federal Court, he did not list the claim as an asset.

The Company has disputed these claims by providing the Company’s May 31, 2018, Audited 10-K to the last 10-Q file to the SEC on May 14, 2019. These financial statements prepared and submitted to the SEC by the three prior officer claimants, show zero compensation owed to all four claimants. Subsequently, all officers of the Company resigned with Mr. Stokes being the last to submit his resignation to the SEC on Form 8-K on March 24, 2020.

There are five convertible notes as of from the prior administration which the company is disputing because these loans maybe illegal based on New York law. The Custodian has filed legal action in Nevada court in order to start discovery on the claim.

There is a high probability that the remaining 2019 liability of $646,776, which includes two convertible notes payable totaling $207,990, with accrued interest, and attached expired and invalidated associated warrants, will be booked as a gain on extinguishment of debt in 2021.

Bansal & Co. LLP served as our principal independent public accountant for reporting fiscal quarter ended June 30, 2021.

Note 10 – Notes Payable, Related Parties

Convertible Note 1:

On July 31, 2017, the Company entered into a convertible note agreement in which the Company received $65,000 of proceeds and the Company is required to make a balloon payment of principal and accrued interest of $70,200 on the maturity date of April 31, 2018. This note accumulates interest at a rate of 8% from the original issue date through the maturity date. At any time while there is an outstanding balance, the note may be converted at a conversion price for the principal and interest in connection with voluntary conversions by the holder shall be 75% multiplied by the market price, representing a discount rate of 25%. The note also provides for warrants of up to 208,000 shares of common stock which may be exercised any time from the issuance date of July 31, 2017 (initial exercise date) until July 31, 2022 (termination date). The exercise price of this warrant is $1.35. Further, if at any time after the initial exercise date, there is no effective registration statement registering the warrant shares, or no current prospectus available for the resale of the warrant shares by the holder, then the warrant may be exercised at the holder’s election, in whole or in part, at such times by means of a cashless exercise in which the holder shall be entitled to receive a number of warrant shares equal to the quotient obtained by dividing [(A-B)(X)] by (A), where (A) equals the VWAP on the trading day immediately preceding the date on which the holder elects to exercise the warrant; (B) equals the exercise price of the warrant; and (X) equals the number of warrant shares that would be issuable upon exercise of the warrant if such exercise were by means of a cash exercise rather than a cashless exercise. Regardless, on the termination date if there is no effective Registration Statement registering the warrant shares, or no current prospectus available for the resale of the warrant shares by the holder, then the warrant shall be automatically exercised via cashless exercise. Failure of the Company to issue shares in a timely manner will result in a late issuance penalty of $10 per trading day, increasing to $20 per trading day after the fifth trading day, for each $1,000 of exercise price of the warrant shares. In the event of default, the outstanding amount due on the note will be adjusted to the mandatory default amount which is the sum of (a) the greater of (i) the outstanding principal amount of this Note divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default), (B) otherwise due, or (C) paid in full, whichever is lowest, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded, (y) due, or (z) paid in full, whichever is highest, or (ii) 120% of the outstanding principal amount of this Note plus (b) all other amounts, costs, expenses and liquidated damages due in respect of this note. Also, as a result of default, interest on this note shall accrue at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law.

The total amount due under the convertible promissory note at December 31, 2018 was $55,940. During 2018, the convertible note agreement holder converted $28,300 of principle and $11,337 of accrued interest into 499,838 shares of the Company's common stock. During 2019, the convertible note agreement holder converted $55,940 of principle and $8,834 of accrued interest into 44,357,682 shares of the Company's common stock. This loan has been paid off as January 1, 2020. The company is disputing this loan because the loan maybe illegal based on New York law. Custodian filed legal action in Nevada court in order to start discovery on the claim.

Convertible Note 2:

On August 25, 2017, the Company entered into a convertible note agreement in which the Company received $64,000 of proceeds and the Company is required to make a balloon payment of principal and accrued interest of $69,120 on the maturity date of August 25, 2018. This note accumulates interest at a rate of 8% from the original issue date through the maturity date. At any time while there is an outstanding balance, the note may be converted at a conversion price for the principal and interest in connection with voluntary conversions by the holder shall be 75% multiplied by the market price, representing a discount rate of 25%. The note also provides for warrants of up to 204,800 shares of common stock which may be exercised any time from the issuance date of August 25, 2017 (initial exercise date) until August 25, 2022 (termination date). The exercise price of this warrant is $1.35. Further, if at any time after the initial exercise date, there is no effective registration statement registering the warrant shares, or no current prospectus available for the resale of the warrant shares by the holder, then the warrant may be exercised at the holder’s election, in whole or in part, at such times by means of a cashless exercise in which the holder shall be entitled to receive a number of warrant shares equal to the quotient obtained by dividing [(A-B)(X)] by (A), where (A) equals the VWAP on the trading day immediately preceding the date on which the holder elects to exercise the warrant; (B) equals the exercise price of the warrant; and (X) equals the number of warrant shares that would be issuable upon exercise of the warrant if such exercise were by means of a cash exercise rather than a cashless exercise. Regardless, on the termination date if there is no effective Registration Statement registering the warrant shares, or no current prospectus available for the resale of the warrant shares by the holder, then the warrant shall be automatically exercised via cashless exercise. Failure of the Company to issue shares in a timely manner will result in a late issuance penalty of $10 per trading day, increasing to $20 per trading day after the fifth trading day, for each $1,000 of exercise price of the warrant shares. In the event of default, the outstanding amount due on the note will be adjusted to the mandatory default amount which is the sum of (a) the greater of (i) the outstanding principal amount of this Note divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default), (B) otherwise due, or (C) paid in full, whichever is lowest, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded, (y) due, or (z) paid in full, whichever is highest, or (ii) 120% of the outstanding principal amount of this Note plus (b) all other amounts, costs, expenses and liquidated damages due in respect of this note. Also, as a result of default, interest on this note shall accrue at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law.

The total amount due under the convertible promissory note at June 30, 2021 and December 31, 2020 was $55,990 respectively. During 2020 the convertible note agreement holder converted $11,609 into 28,833,333 shares of the Company's common stock. Contingent liabilities as per the court order, proof of the claim have been submitted by the creditors. This creditor did not submit claim and therefore failed to timely submit proof claim and is barred from later presenting their claim to the Company. Gain on extinguishment of debt will be booked in 2021. The company is disputing this loan because the loan maybe illegal based on New York law. Custodian filed legal action in Nevada court in order to start discovery on the claim.

Convertible Note 3:

On March 12, 2018, the Company entered into a convertible note agreement in which the Company received $103,000 of proceeds and the Company is required to make a balloon payment of principal and accrued interest of $115,360 on the maturity date of March 12, 2019. This note accumulates interest at a rate of 12% from the original issue date through the maturity date or in the event of default the note will accumulate interest at a rate of 22%. From time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of the Note and ending on the later of: (i) the Maturity Date and (ii) the date of the payment of the Default Amount, each in respect of the remaining outstanding principal amount of this Note to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock, as such common stock exists on the issue Date, or any shares of capital stock or other securities of the borrower into which such Common stock shall hereafter be changed or reclassified at the conversion price determined as provided. The Conversion Price shall equal the Variable Conversion Price (subject to equitable adjustments by the Borrower relating to the Borrower’s securities). The Variable Conversion Price shall mean 61% multiplied by the Market Price, representing a 39% discount rate. Market Price means the lowest Trading Price for the Common Stock during the fifteen (15) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. Trading Price means, for any security as of any date, the closing bid price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”). The Borrower is required at all times to have authorized and reserved eight times the number of shares that would be issuable upon full conversion of the Note in effect from time to time, initially 2,214,458 (the “Reserved Amount”).

The total amount due under the convertible promissory note at December 31, 2018 was $95,000. During 2018 the convertible note agreement holder converted $8,000 into 655,738 shares of the Company's common stock. During 2019 the convertible note agreement holder converted $146,500 into 51,167,078 shares of the Company's common stock. This loan has been paid off as January 1, 2020. The company is disputing this loan because the loan maybe illegal based on New York law. Custodian filed legal action in Nevada court in order to start discovery on the claim.

Convertible Note 4:

On April 27, 2018, the Company entered into a convertible note agreement in which the Company received $68,000 of proceeds and the Company is required to make a balloon payment of principal and accrued interest of $76,160 on the maturity date of April 27, 2019. This note accumulates interest at a rate of 12% from the original issue date through the maturity date or in the event of default the note will accumulate interest at a rate of 22%. From time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of the Note and ending on the later of: (i) the Maturity Date and (ii) the date of the payment of the Default Amount, each in respect of the remaining outstanding principal amount of this Note to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock, as such common stock exists on the issue Date, or any shares of capital stock or other securities of the borrower into which such Common stock shall hereafter be changed or reclassified at the conversion price determined as provided. The Conversion Price shall equal the Variable Conversion Price (subject to equitable adjustments by the Borrower relating to the Borrower’s securities). The Variable Conversion Price shall mean 61% multiplied by the Market Price, representing a 39% discount rate. Market Price means the lowest Trading Price for the Common Stock during the fifteen (15) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. Trading Price means, for any security as of any date, the closing bid price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”). The Borrower is required at all times to have authorized and reserved eight times the number of shares that would be issuable upon full conversion of the Note in effect from time to time, initially 1,350,820 (the “Reserved Amount”).

The total amount due under the convertible promissory note at December 31, 2018 was $68,000. During 2018, none of the convertible note was converted. During 2019, the convertible note agreement holder converted $102,000 into 102,000,518 shares of the Company's common stock. This loan has been paid off as January 1, 2020. The company is disputing this loan because the loan maybe illegal based on New York law. Custodian filed legal action in Nevada court in order to start discovery on the claim.

Convertible Note 5:

On May 10, 2018, the Company entered into a convertible note agreement in which the Company received $160,000 of proceeds and the Company is required to make a balloon payment of principal and accrued interest of $181,500 on the maturity date of May 10, 2019. This note accumulates interest at a rate of 10% from the original issue date through the maturity date. The Holder of this Note is entitled, at its option, at any time after 6 months and full cash payment, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the company’s common stock at a Conversion Price for each share of Common Stock equal to 57% of the lowest trading price of the Common Stock as reported on the National Quotations Bureau OTC market exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future, for the 20 prior trading days including the day upon which a Notice of Conversion is received by the Company. The Company shall reserve 1,536,000 shares of its Common Stock for conversions under this Note, (the “Share Reserve”). This note was secured by the pledge of the $165,000 10% convertible promissory note issued to the Company by the lender. The Company may exchange this collateral for other collateral with an appraised value of at least $160,000, by providing 3 days prior written notice to the lender.

During the first three months of 2021 and 2020, none of the note was converted to shares of the Company's common stock. The total amount due under the convertible promissory note at June 30, 2021 and December 31, 2020 was $152,000 respectively. Contingent liabilities as per the court order, proof of the claim have been submitted by the creditors. This creditor did not submit claim and therefore failed to timely submit proof claim and is barred from later presenting their claim to the Company. The company is disputing this loan because the loan maybe illegal based on New York law. Custodian filed legal action in Nevada court in order to start discovery on the claim. Gain on extinguishment of debt will be booked in 2021.

Assumption of $200,000 convertible note from Bozki merger

On November 13, 2020, the company merged with Bozki, Inc. assuming a 10-year, convertible note with Epazz, Inc. of $200,000 and accrued interest of $66,353.

FOR VALUE RECEIVED, the undersigned, Bozki, Inc.., an Illinois corporation, ("Maker") hereby promises to pay to the order of Epazz, Inc. ("Payee"), the principal sum of two hundred dollars ($200,000), in lawful money in United States of America, which shall be legal tender, bearing interest and payable as provided herein. This Promissory Note (this “Note” or “Promissory Note”) has an effective date of January 1, 2018. Payee will forever forgive and discharge any difference between the outstanding balance of the fees owed to Payee by Maker as of the effective date of this Note and the principal amount of this Note upon repayment of this Note in its entirety. 1. Interest on the unpaid balance of this Note shall bear interest at the rate of eight percent (8%) per annum, which interest shall accrue from the effective date until the Maturity Date (as defined below), unless prepaid prior to such Maturity Date. The promissory note shall provide for one hundred twenty (120) equal monthly payments commencing one hundred twenty (120) days after April 1, 2018. Payee will have an option to deferred 36 monthly payments. The payee will need to provide written notice of how many payments it wishes to defer. The deferred payment(s) will have an interest rate of 10%. Deferred payments will be added to the remaining payments. All past-due principal and interest (which failure to pay such amounts after a five (5) day cure period, shall be defined herein as an “Event of Default”) shall bear interest at the rate of twelve percent (12%) per annum until paid in full (the “Default Interest Rate”), with it being understood that Maker shall have an additional fifteen-day cure periods during the term of the Note before an Event of Default occurs. Upon an Event of Default, Payee may declare the entire amount of this Note due and payable and shall be able to take whatever action available to it in law or equity to enforce its rights to collect an additional $1,000 as liquidated damages in addition to the amounts owed pursuant to this Note. Interest will be computed on the basis of a 360-day year. 2. The principal amount of this Note shall be due and payable on January 1, 2028 (the “Maturity Date”). 3. Convertible into Common Stock of the Maker at 20% discount based on an average closing price of five trading day. The Payee shall provide a conversion notice. 4. This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty. 5. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day.6. This Note shall be binding upon and inure to the benefit of the Payee named herein and Payee’s respective successors and assigns.  Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note. Payee may assign this Note or any of its rights, interests, or obligations to this Note without the prior written approval of Maker. 7. No provision of this Note shall alter or impair the obligation of Maker to pay the principal of and interest on this Note at the times, places, and rates, and in the coin or currency, herein prescribed. 8. The Maker will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Maker, except where the failure to comply could not reasonably be expected to have a material adverse effect on the Maker. Failure to comply with this provision shall constitute an Event of Default. 9. Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate. 10. In the event the maturity of this Note is accelerated by reason of an Event of Default under this Note, any other agreement entered into in connection herewith or therewith, or by voluntary prepayment by Maker or otherwise, then earned interest may never include more than the Maximum Rate allowable by law, computed from the dates of each advance of the loan proceeds outstanding until payment. If from any circumstance any holder of this Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of principal hereof, the amount of such excessive interest that exceeds the unpaid balance of principal hereof shall be refunded to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any non-principal payment shall be characterized as an expense, fee or premium rather than as interest; and (ii) all interest at any time contracted for, charged, received, or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term "Maximum Rate" shall mean the maximum rate of interest allowed by applicable federal or state law. 11. Except as provided herein, Maker and any sureties, guarantors, and endorsers of this Note jointly and severally waive demand, presentment, notice of nonpayment or dishonor, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder. If any efforts are made to collect or enforce this Note or any installment due hereunder, the undersigned agrees to pay all collection costs and fees, including reasonable attorney's fees. 12. A copy of this Promissory Note signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Promissory Note shall be effective as an original for all purposes. 13. This Note shall be construed and enforced under and in accordance with the laws of the State of Illinois, without regard to choice-of-law rules of any jurisdiction.

The total amount due under the promissory note at June 30, 2020 is $200,000 and accrued interest of $73,067.

Assumption of $1,000,000 convertible note from Bozki merger

On November 27, 2020, the company merged with VW Win Century, Inc. assuming a 10 year note with Epazz, Inc. of $1,000,000 and accrued interest of 23,333.

FOR VALUE RECEIVED, the undersigned, Bozki, Inc.., an Illinois corporation, ("Maker") hereby promises to pay to the order of Epazz, Inc. ("Payee"), the principal sum of one million dollars ($1,000,000), in lawful money in United States of America, which shall be legal tender, bearing interest and payable as provided herein. This Promissory Note (this “Note” or “Promissory Note”) has an effective date of October 20, 2020. Payee will forever forgive and discharge any difference between the outstanding balance of the fees owed to Payee by Maker as of the effective date of this Note and the principal amount of this Note upon repayment of this Note in its entirety.1. Interest on the unpaid balance of this Note shall bear interest at the rate of eight percent (8%) per annum, which interest shall accrue from the effective date until the Maturity Date (as defined below), unless prepaid prior to such Maturity Date. The promissory note shall provide for one hundred twenty (120) equal monthly payments commencing one hundred twenty (120) days after February 20, 2021. Payee will have an option to deferred 36 monthly payments. The payee will need to provide written notice of how many payments it wishes to deferred. The deferred payment(s)will have an interest rate of 10%. Deferred payments will be added to the remaining payments. All past-due principal and interest (which failure to pay such amounts after a five (5) day cure period, shall be defined herein as an “Event of Default”) shall bear interest at the rate of twelve percent (12%) per annum until paid in full (the “Default Interest Rate”), with it being understood that Maker shall have an additional fifteen-day cure periods during the term of the Note before an Event of Default occurs. Upon an Event of Default, Payee may declare the entire amount of this Note due and payable and shall be able to take whatever action available to it in law or equity to enforce its rights to collect an additional $1,000 as liquidated damages in addition to the amounts owed pursuant to this Note. Interest will be computed on the basis of a 360-day year. 2. The principal amount of this Note shall be due and payable on October31,2030 (the “Maturity Date”). 3. Convertible into Common Stock of the Maker at 20%

discount based on an average closing price of five trading day. The Payee shall provide a conversion notice. 4. This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty. 5. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or any other day on which national banks are not open for business, such payment shall be made on the next succeeding Business day. 6. This Note shall be binding upon and inure to the benefit of the Payee named herein and Payee’s respective successors and assigns. Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note. Payee may assign this Note or any of its rights, interests, or obligations to this Note without the prior written approval of Maker. 7. No provision of this Note shall alter or impair the obligation of Maker to pay the principal of and interest on This Note at the times, places, and rates, and in the coin or currency, herein prescribed. 8. The Maker will do or cause to be done all things reasonably necessary to preserve and keep in full force and Effect its corporate existence, rights, and franchises and comply with all laws applicable to the Maker, except where the failure to comply could not reasonably be expected to have a material adverse effect on the Maker. Failure to comply with this provision shall constitute an Event of Default. 9. Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate. 10. In the event the maturity of this Note is accelerated by reason of an Event of Default under this Note, any other agreement entered into in connection herewith or therewith, or by voluntary prepayment by Maker or otherwise, then earned interest may never include more than the Maximum Rate allowable by law, computed from the dates of each advance of the loan proceeds outstanding until payment.  If from any circumstance any holder of this Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of principal hereof, the amount of such excessive interest that exceeds the unpaid balance of principal hereof shall be refunded to Maker.  In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any non-principal payment shall be characterized as an expense, fee or premium rather than as interest; and (ii) all interest at any time contracted for, charged, received, or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term "Maximum Rate" shall mean the maximum rate of interest allowed by applicable federal or state law. 11. Except as provided herein, Maker and any sureties, guarantors, and endorsers of this Note jointly and severally waive demand, presentment, notice of nonpayment or dishonor, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder. If any efforts are made to collect or enforce this Note or any installment due hereunder, the undersigned agrees to pay all collection costs and fees, including reasonable attorney's fees. 12. A copy of this Promissory Note signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Promissory Note shall be effective as an original for all purposes. 13. This Note shall be construed and enforced under and in accordance with the laws of the State of Illinois, without regard to choice-of-law rules of any jurisdiction.

The total amount due under the promissory note at June 30, 2020 is $1,000,000 and accrued interest of $53,333.

Assumption of $250,000 note from VW Win Century, Inc. (Previously registered as, FlexFridge, Inc. an Illinois corporation) merger

On November 27, 2020, the company merged with VW Win Century, Inc. assuming note with Epazz, Inc. of $250,000 and accrued interest of $187,500.

FOR VALUE RECEIVED, the undersigned, FlexFridge, Inc.., an Illinois corporation, ("Maker") hereby promises to pay to the order of Epazz, Inc. ("Payee"), the principal sum of Two Hundred Fifty thousand dollars ($250,000), in lawful money in United States of America, which shall be legal tender, bearing interest and payable as provided herein. This Promissory Note (this “Note” or “Promissory Note”) has an effective date of December 29, 2015. Payee will forever forgive and discharge any difference between the outstanding balance of the fees owed to Payee by Maker as of the effective date of this Note and the principal amount of this Note upon repayment of this Note in its entirety. 1. Interest on the unpaid balance of this Note shall bear interest at the rate of fifteen percent (15%) per annum, which interest shall accrue from the effective date until the Maturity Date (as defined below), unless prepaid prior to such Maturity Date. All past-due principal and interest (which failure to pay such amounts after a fifteen (15) day cure period, shall be defined herein as an “Event of Default”) shall bear interest at the rate of fifteen percent (15%) per annum until paid in full (the “Default Interest Rate”), with it being understood that Maker shall have an additional fifteen-day cure periods during the term of the Note before an Event of Default occurs. Upon an Event of Default, Payee may declare the entire amount of this Note due and payable and shall be able to take whatever action available to it in law or equity to enforce its rights to collect an additional $500 as liquidated damages in addition to the amounts owed pursuant to this Note. Interest will be computed on the basis of a 360-day year. 2. The principal amount of this Note shall be due and payable on December 29, 2025 (the “Maturity Date”). 3. This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty. 4. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day. 5. This Note shall be binding upon and inure to the benefit of the Payee named herein and Payee’s respective successors and assigns. Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note. Payee may assign this Note or any of its rights, interests, or obligations to this Note without the prior written approval of Maker. 6. No provision of this Note shall alter or impair the obligation of Maker to pay the principal of and interest on this Note at the times, places, and rates, and in the coin or currency, herein prescribed. 7. The Maker will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Maker, except where the failure to comply could not reasonably be expected to have a material adverse effect on the Maker. Failure to comply with this provision shall constitute an Event of Default. 8. Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate. 9. In the event the maturity of this Note is accelerated by reason of an Event of Default under this Note, any other agreement entered into in connection herewith or therewith, or by voluntary prepayment by Maker or otherwise, then earned interest may never include more than the Maximum Rate allowable by law, computed from the dates of each advance of the loan proceeds outstanding until payment. If from any circumstance any holder of this Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of principal hereof, the amount of such excessive interest that exceeds the unpaid balance of principal hereof shall be refunded to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any non-principal payment shall be characterized as an expense, fee or premium rather than as interest; and (ii) all interest at any time contracted for, charged, received, or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term Maximum Rate shall mean the maximum rate of interest allowed by applicable federal or state law.10. Except as provided herein, Maker and any sureties, guarantors, and endorsers of this Note jointly and severally waive demand, presentment, notice of nonpayment or dishonor, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder. If any efforts are made to collect or enforce this Note or any installment due hereunder, the undersigned agrees to pay all collection costs and fees, including reasonable attorney's fees. 12. A copy of this Promissory Note signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Promissory Note shall be effective as an original for all purposes. 13. This Note shall be construed and enforced under and in accordance with the laws of the State of Illinois, without regard to choice-of-law rules of any jurisdiction.

The total amount due under the promissory note at June 30, 2020 is $250,000 and accrued interest of $196,875.

Note 11 – Income Taxes

The Company accounts for income taxes under FASB Accounting Standard Codification ASC 740 "Income Taxes". ASC 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

As of June 30, 2021 and December 31, 2020, the Company did not have any eligible net operating loss carry forwards as the Company has not filed the appropriate federal and state income tax returns so any accumulated net operating losses could be subject to the respective tax agency disallowance. Any actual net operating losses would be limited by a valuation allowance, as their realization, as determined by management, is determined to be not likely to occur and accordingly, the Company would have recorded a valuation allowance for the deferred tax asset relating to the tax potential net operating loss carryforwards. Additionally, actual net operating losses carry-forwards and the related deferred tax assets would also be limited due to the various changes in control that has occurred during prior reporting periods.

Note 12 – Merger

On May 14th, 2021, Ecker Capital, LLC, a subsidiary of the Company, purchased 100% of the stock of Interactive Systems, Inc., a Massachusetts corporation for $337,500 cash and issued a 6% amortizing two year debt for $337,500.

Note 13 – Subsequent Events

On August 5, 2021, the Company issued 30,000,000 shares to Cloud Builder, Inc. in consideration for $164,000 short-term debt and accumulated interest payable.

Ameritek Ventures, Inc.

Annually Report For Periods Ending

December 31, 2020 and December 31, 2019

Report of Independent Registered Public Accounting Firm

To the shareholders and the Custodian of

Ameritek Ventures Inc.

Las Vegas, Nevada

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Ameritek Ventures Inc. (the "Company") as of December 31, 2020 and December 31, 2019, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and December 31, 2019, and the results of its operations and its cash flows for the years ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a Chartered Accountants firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Attention is invited to Note No. 9 of notes to financial statements. As detailed in Note 9, contingent liabilities as per the court order, proof of the claim have been submitted by the creditors of amounting USD 4788285.08 including attorney fees.

The possibility of crystallization of liability on account of above claim is remote and therefore no provision has been made in accounts, except claim by Nottingham Properties for $ 73739.13 including attorney fees has been settled for $ 7,200 and accounted for.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has earned no revenues in the year ended Dec 31, 2019, has negative working capital at December 31, 2019, has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Other Matter

We conducted the audit offsite based on the information’s /returns and other documents supplied to us by the company via email id. We relied on those information’s /records / returns taking it as correct and authorized by the company.

[CA S. K. Bansal]

M. No. 014301

We have served as the Company's auditor since 2021.

Bansal & Co. LLP,

New Delhi, India

Date: May 18, 2021

Place: New Delhi

AMERITEK VENTURES, INC.

CONSOLIDATED BALANCE SHEETS

(Audited)

	December 31,		December 31,
	2020		2019
Assets
Current assets:
Cash	$25,111		$0
Cash held in escrow
Other current assets
Total current assets	25,111		0

Property and equipment, net
Note Receivable	1,011		0
Other Assets
Patent	250,000		0
Long-term Assets
Product Development	120,000		0
Goodwill	1,771,676		0
Total Long-term assets	1,891,676		0
Total assets	$2,167,798		$0
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$398,974		$234,474
Convertible notes payable	207,990		219,599
Accrued interest	461,788		137,363
Due to related party	129,079		129,079
Total current liabilities	1,197,831		720,515

Notes payable, related parties
Long term debts, net of current maturities	1,494,320		19,320
Reserve Debt Retirement
Total long-term liabilities	1,494,320		19,320
Total liabilities	2,692,151		739,835

Stockholders' equity (deficit):
Convertible preferred stock, Series A, $0.001 par value, 5,000,000 shares authorized, 51,627 & 52,327 shares issued and outstanding		0	52
Preferred stock Series A, $0.01 par shares issued and outstanding value, 10,000,000 shares authorized, 7,488,730 and none issued and outstanding as of 12/31/2020 and 12/31/2019, respectively	74,887		0
Preferred stock Series B, $0.01 par value, 10,000,000 shares authorized, 10,000,000 and none issued and outstanding as of 12/31/2020 and 12/31/2019, respectively	100,000		0
Preferred stock Series C, $0.01 par value, 60,000,000 shares authorized, 36,888,972 and none issued and outstanding as of 12/31/2020 and 12/31/2019, respectively	368,890		0
Preferred stock Series D, $0.01 par value, 10,000,000 shares authorized, 9,083,630 and none issued and outstanding as of 12/31/2020 and 12/31/2019, respectively	90,836		0
Preferred stock Series E, $0.01 par value, 23,000,000 shares authorized, 23,000,000 and none issued and outstanding as of 12/31/2020 and 12/31/2019, respectively	230,000		0
Common stock, $0.001 par value, 435,000,000 shares authorized, 284,942,593 shares issued and outstanding	434,201		284,942
Additional paid in capital	653,573		615,595
Accumulated deficit	(2,476,741)		(1,640,424)
Total stockholders' equity (deficit)	(524,353)		(739,835)

Total liabilities and stockholders' equity (deficit)	$2,167,798		$

See accompanying notes to financial statements.

AMERITEK VENTURES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Audited)

	For the Year Ended
	December 31,
	2020	2019

Revenue	$0	$0

Expenses:
General and administrative
	(174,500)	(78,495)
Total operating expenses	(174,500)	(78,495)

Net operating income	(174,500)	(78,495)

Other income (expense):
Interest expense	(2,749)	(72,396)
Valuation adjustment on Fiber optic assets
Total other income (expense)	(2,749)	(72,396)

Net income	$(177,249)	$(150,891)

Weighted average number of common shares outstanding - basic diluted	429,160,112	219,992,007
Weighted average number of common shares outstanding – fully diluted	434,218,426	290,120,316

Net loss per share - basic and fully diluted	$0.00	$0.00

See accompanying notes to financial statements.

AMERITEK VENTURES, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

 (Audited)

	Series A		Series E		Series D		Series C		Series B		New Series A		Amount		Additional		Total
	Pref Stock		Pref Stock		Pref Stock		Pref Stock		Pref Stock		Pref Stock		Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balance, May 31, 2018	52,927	$ 53											33,714,307	$ 33,714	$ 448,612	$ (1,077,655)	$ (595,276)

Audit Adj, Conv Accrued Int, and Convert Debt for Common Stock	(1,300)	(1)												69,230	182,451	-	251,680
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Balance, December 31, 2018	51,627	52	-	-	-	-	-	-	-	-	-	-	33,714,307	35,964	507,741	(1,178,387)	(634,630)

Shares convergion and issued for the merger	-	-	-	-	-	-	-	-	-	-	-	-	249,053,640	249,054	107,780	-	356,834

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Balance, December 31, 2019	51,627	52	-	-	-	-	-	-	-	-	-	-	282,767,947	284,942	615,595	(1,640,424)	(739,835)

Shares convergion and issued for the merger	(51,627)	(52)	23,000,000	230,000	9,083,630	90,836	36,888,972	368,890	10,000,000	100,000	7,488,730	74,887	149,259,194	149,259	37,978	(659,068)	392,730

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(177,249)	(177,249)

Balance, December 31, 2020	-	$ -	23,000,000	$ 230,000	9,083,630	$ 90,836	36,888,972	$ 368,890	10,000,000	$ 100,000	7,488,730	$ 74,887	432,027,141	$ 434,202	$ 653,572	$ (2,476,741)	$ (524,354)

The accompanying notes are an integral part of these financial statements.

AMERITEK VENTURES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Audited)

	For the Year End December 31, 2020	For the Year End December 31, 2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(836,317)	(433,102)
Adjustments to reconcile net loss to net cash used in operating activities:
Valuation adjustment on fiber optic assets
Changes in operating assets and liabilities:
Deposits		12,385
Accounts payable	488,925	219,861
Accrued expenses	372,503	199,930
Net cash used in operating activities	21,111	(927)
CASH FLOWS FROM INVESTING ACTIVITIES
Advances (repayments) of advances from shareholders
Cash paid for purchase of fiber optic assets
Net cash provided by (used in) investing activities
CASH FLOWS FROM FINANCING ACTIVITIES
Advances from shareholder and officers
Proceeds from short term convertible debt
Net cash provided by financing activities
NET INCREASE (DECREASE) IN CASH	25,111
CASH - BEGINNING OF THE PERIOD		(927)
CASH - END OF THE PERIOD	25,111	927
NON-CASH ACTIVITIES		0
Conversion of debt and interest to common stock	11,609	319,785

See accompanying notes to financial statements.

AMERITEK VENTURES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Audited)

Note 1 – General Organization and Business

The Company was organized on December 27, 2010 under the laws of the State of Nevada, as ATVROCKN. On June 20, 2017, the Company changed its corporate name to Ameritek Ventures.

Note 2 – Summary of Significant Accounting Policies

Basis of Accounting

The financial statements and accompanying notes are prepared under accrual of accounting in accordance with generally accepted accounting principles of the United States of America ("US GAAP").

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares issued and outstanding during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first year for any potentially dilutive debt or equity.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The Company utilizes the asset and liability method of accounting for deferred income taxes as prescribed by the FASB Accounting Standard Codification, ("ASC"), 740 (Income Taxes). This method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the tax return and financial statement reporting basis of certain assets and liabilities.

As required by ASC 740-10, "Income Taxes", the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. Management does not believe that there are any uncertain tax positions which would have a material impact on the financial statements. The Company has elected to include interest and penalties related to uncertain tax positions as a component of income tax expense. To date, the Company has not recorded any interest or penalties related to uncertain tax positions.

Long-lived Assets

The Company reviews the carrying value of property, plant, and equipment (including its fiber optic assets) for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors.

Year-end

In 2019, the Company has elected to change from May 31 to December 31, as its year-end.

Advertising

Advertising is expensed when incurred. There have been no advertising costs incurred during the current period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

The Company's management has evaluated all the recently issued accounting pronouncements through the filing date of these financial statements and does not believe that any of these pronouncements will have a material impact on the Company's current financial position and results of operations.

Note 3 – Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of March 30, 2020, the Company has accumulated operating losses of $3,372,216 since inception. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations.

Management plans to raise equity capital to finance the operating and capital requirements of the Company. Amounts raised will be used to further development of the Company's products, to provide financing for marketing and promotion, to secure additional property and equipment, and for other working capital purposes. While the Company is putting forth its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

Note 4 – Fiber Optic Assets

On August 30, 2017, the Company entered into an Asset Purchase Agreement with Clinton L. Stokes, the Company’s current over 10% shareholder, Chief Executive Officer and Principal Executive Officer, whereby 19,770,000 unregistered restricted common shares of stock were approved for issuance by the Board of Directors, along with payment of $100,000, in exchange for fiber optic assets.

Currently, these assets were never delivered to the company. Documentation shows Mr. Stokes did not own the asset. The company is in Nevada court to cancel these shares.

Note 5 – Stockholders’ Equity and Contributed Capital

Series A Preferred Stock

The Company is authorized to issue 10,000,000 shares of $0.01 par value Series A Preferred Stock. Liquidation Preference is equal to $0.01 per share. Series A Preferred Stock shall be entitled to receive dividends once the Company has generated net income of over $2 million based on the Corporation’s audited statement of operations. At any time and from time-to-time after the issuance of the Series A Preferred Stock, any holder may convert any or all of the shares of Series A Preferred Stock held by such holder at the ratio of .60 of Common Stock. However, the beneficial owner of such Series A Preferred Stock cannot convert their Series A Preferred stock where they will beneficially own in excess of 9.99% of the shares of the Common Stock.

As of December 31, 2020, and 2019, there were 7,488,730 and no shares of Series A Preferred Stock issued and outstanding, respectively.

Series B Preferred Stock

The Company is authorized to issue 10,000,000 shares of $0.01 par value Series B Voting Preferred Stock. Series B Preferred Stock has liquidation and first position ownership rights on any assets owned by the Company. The number of shares of Series B Voting Preferred Stock may be increased or decreased at any time, from time to time, in accordance with applicable law up to the maximum number of shares of preferred stock authorized under the Articles, less all shares at the time authorized of any other series of preferred stock of the Corporation. The holders of shares of Series B Voting Preferred Stock shall not be entitled any receive any dividends. The holders of Series B Voting Preferred Stock shall not have any liquidation rights. The holders of Series B Voting Preferred Stock shall be entitled to (a) notice of any meeting of the shareholders of the Corporation; and (b) have the power to vote each share at any shareholder meeting, where each share of Series B Voting Preferred Stock carries the weight of ten thousand (10,000) votes of each shares of common stock.

As of December 31, 2020, and 2019, there were 10,000,000 and no shares of Series B Preferred Stock issued and outstanding, respectively.

Series C Preferred Stock

The Company is authorized to issue 60,000,000 shares of $0.01 par value Series C Preferred Stock, of which 41,555,640 shares are issued and outstanding as of December 31, 2020. The Series C Preferred Stock has no voting rights. The conversion right is three fully paid shares of Common Stock. However, the beneficial owner of such Series A Preferred Stock cannot convert their Series A Preferred stock where they will beneficially own in excess of 9.99% of the shares of the Common Stock.

As of December 31, 2020, and 2019, there were 36,888,972 and no shares of Series C Preferred Stock issued and outstanding, respectively.

Series D Preferred Stock

The Company is authorized to issue 10,000,000 shares of $0.01 par value Series A Preferred Stock. Liquidation Preference is equal to $0.01 per share. Series A Preferred Stock shall be entitled to receive dividends once the Company has generated net income of over $1 million based on the Corporation’s audited statement of operations at a rate of 1.5%. At any time and from time-to-time after the issuance of the Series A Preferred Stock, any holder may convert any or all of the shares of Series A Preferred Stock held by such holder at the ratio of .10 of Common Stock. However, the beneficial owner of such Series A Preferred Stock cannot convert their Series A Preferred stock where they will beneficially own in excess of 9.99% of the shares of the Common Stock.

As of December 31, 2020, and 2019, there were 9,083,630 and no shares of Series D Preferred Stock issued and outstanding, respectively.

Series E Preferred Stock

The Company is authorized to issue 23,000,000 shares of $0.01 par value Series A Preferred Stock. Liquidation Preference is equal to $0.01 per share. Series A Preferred Stock shall be entitled to receive dividends once the Company has generated net income of over $2 million based on the Corporation’s audited statement of operations at a rate of 6%. At any time and from time-to-time after the issuance of the Series A Preferred Stock, any holder may convert any or all of the shares of Series A Preferred Stock held by such holder at the ratio of .15 of Common Stock. However, the beneficial owner of such Series A Preferred Stock cannot convert their Series A Preferred stock where they will beneficially own in excess of 9.99% of the shares of the Common Stock.

As of December 31, 2020, and 2019, there were 23,000,000 and no shares of Series E Preferred Stock issued and outstanding, respectively

Merger with VWIN Century, Inc

The Board has deemed it advisable for the Company to enter merger agreement with VWIN Century, Inc. VWIN Century, Inc. shareholders shall receive shares of the Company based on the merger plan. The Board is authorizing the Transfer Agent to carry out the merger plan and issues all of the shares in different classes.

Merger with VWIN Century, Inc, according to Merger Plan

Cancel of All VW Win Century, Inc. classes of stock. There are no other considerations for the merger between Ameritek Ventures, Inc. and VW Win Century, Inc. All VW Win classes of stock are thereby canceled.

Merger with Bozki, Inc

The Board has deemed it advisable for the Company to enter merger agreement with Bozki, Inc. Bozki, Inc. shareholders shall receive shares of the Company based on the merger plan. The Board is authorizing the Transfer Agent to carry out the merger plan and issues all of the shares in different classes.

Merger with Bozki Inc, according to Merger Plan

The Board has deemed it advisable for the Company to issue shares based on the Merger Plan with Bozki Inc.

Cancelation of Preferred Series A Class

On November 13, 2020, pursuant to the Merger Plan, ATVK Preferred Series A class shall be cancel. Holder of ATVK Preferred Series A shares shall be converted into ATVK Common Stock, for every ten (10) Preferred Series A shares, the holder shall receive one (1) share of ATVK Common Stock. Current issue is 51,627 Preferred Series A will convert into 516,270 common stock.

Bozki Preferred Series A Class shall become Ameritek Ventures Preferred Series A stock

On November 13, 2020, pursuant to the Merger Plan, Bozki Preferred A Series shares shall become the Ameritek Ventures Preferred Series A,  with the same rights holders currently have with Bozki Preferred Series A. For every, one (1) of Bozki Preferred Series A shares, the holder shall receive ten (10) of Ameritek Ventures Preferred Series A shar Ameritek Ventures es. Issue 7,488,730 ATVK New Preferred A shares to Bozki Preferred A holders.

Bozki Inc, Class A Common stock into Common Stock

On November 13, 2020, pursuant to the Merger Plan, Bozki Class A Common Stockholder shall receive three (3) of Ameritek Ventures Common Stock to for every one (1) Bozki’s Class A Common Stock. Based on Bozki Common Stock Class A will be converted into 100,909,587 Ameritek Ventures Common Stock.

Issuance of Preferred Series B Voting Shares

The Board has deemed it advisable for the Company to enter into an Management Service Agreement with Epazz, Inc.. (the “MSA”). Under the agreement, the Company shall issue ten million (10,000,000) Preferred Series B Voting shares.

Bozki Preferred Series C stock into New Preferred Series C Stock

On November 13, 2020, pursuant to the Merger Plan, Ameritek Ventures issue 41,555,640 ATVK New Preferred C to Bozki Preferred Series C holders. Based on for every, one (1) Bozki Preferred Series C, Bozki Preferred Series C holder shall receive ten (10) of Ameritek Ventures New Preferred Series C.

Bozki Preferred Series B into New Preferred Series D

On November 13, 2020, pursuant to the Merger Plan, Ameritek Ventures issue 9,083,630 ATVK New Preferred D to Bozki Preferred Series B holders. Based on for every 1 Bozki Preferred Series B, Bozki Preferred Series B holder shall receive 10 of Ameritek Ventures New Preferred Series D

Bozki Common Class B into Preferred Series E

On November 13, 2020, pursuant to the Merger Plan, Ameritek Ventures issue 23,000,000 ATVK New Preferred Series E to Bozki Common Class B holders. Based on for every 1 Bozki Common Stock Class B, Bozki Class B holder shall receive 1 of Ameritek Ventures New Preferred Series E.

Conversion of Preferred Stock, Series C to Common Stock

On December 7, 2020, pursuant to the Merger Plan, a holder of Preferred Series C shares, converted 3,333,334 shares of the Preferred Series C into 10,000,002 shares of Common Stock, consistent with the terms of the merger agreement.

Conversion of Preferred Stock, Series C to Common Stock

On December 7, 2020, pursuant to the Merger Plan, a second holder of Preferred Series C shares, converted 3,333,334 shares of the Preferred Series C into 10,000,002 shares of Common Stock, consistent with the terms of the merger agreement.

Conversion of Common Stock, to Preferred Stock, Series C

On December 7, 2020, the Company’s CEO convertible 2,000,000 shares of Common Stock into 2,000,000 shares of Preferred Stock,

Series C, consistent with the terms of the agreement.

Issue Common Stock for Accounting Services

On December 7, 2020, pursuant to the Merger Plan, Ameritek Ventures issued 1,000,000 of Common Stock to James A. Sherman & Associates for accounting services rendered.

Common Stock

The Company is authorized to issue 435,000,000 shares of its $0.001 par value common stock, of which 284,942,593 and 35,964,151 shares are issued and outstanding as of December 31, 2020 and December 31, 2019, respectively.

On July 5, 2018, one of the holders of the Company’s convertible promissory notes converted $28,300 of principal and $11,337 of accrued interest into 499,838 shares of the Company’s common stock.

On September 10, 2018, one of the holders of the Company’s convertible Preferred A Stock converted $1 of Preferred A Stock into 130,000 shares of the Company’s common stock.

On October 22, 2018, one of the holders of the Company’s convertible promissory notes converted $8,000 of principal into 655,738 shares of the Company’s common stock.

On December 4, 2018, one of the holders of the Company’s convertible promissory notes converted $13,000 of principal and $741 of accrued interest into 964,268 shares of the Company’s common stock.

On January 14, 2019, one of the holders of the Company’s convertible promissory notes converted $7,000 of principal and $7,099 of accrued interest into 1,712,085 shares of the Company’s common stock.

On January 14, 2019, one of the holders of the Company’s convertible promissory notes converted $12,000 of principal into 1,705,455 shares of the Company’s common stock.

On January 31, 2019, one of the holders of the Company’s convertible promissory notes converted $9,625 of principal into 1,964,286 shares of the Company’s common stock.

On February 4, 2019, one of the holders of the Company’s convertible promissory notes converted $5,850 of principal and $579 of accrued interest into 2,014,171 shares of the Company’s common stock.

On February 8, 2019, one of the holders of the Company’s convertible promissory notes converted $8,445 of principal into 1,963,953 shares of the Company’s common stock.

On February 11, 2019, one of the holders of the Company’s convertible promissory notes converted $9,720 of principal into 2,260,465 shares of the Company’s common stock.

On February 19, 2019, one of the holders of the Company’s convertible promissory notes converted $9,715 of principal into 2,259,302 shares of the Company’s common stock.

On February 19, 2019, one of the holders of the Company’s convertible promissory notes converted $6,900 of principal and $510 of accrued interest into 2,321,428 shares of the Company’s common stock.

On February 20, 2019, one of the holders of the Company’s convertible promissory notes converted $9,830 of principal into 2,286,047 shares of the Company’s common stock.

On February 21, 2019, one of the holders of the Company’s convertible promissory notes converted $8,600 of principal and $47 of accrued interest into 2,709,145 shares of the Company’s common stock.

On February 25, 2019, one of the holders of the Company’s convertible promissory notes converted $9,825 of principal into 2,284,884 shares of the Company’s common stock.

On February 27, 2019, one of the holders of the Company’s convertible promissory notes converted $10,055 of principal into 2,285,227 shares of the Company’s common stock.

On March 4, 2019, one of the holders of the Company’s convertible promissory notes converted $7,775 of principal into 2,286,765 shares of the Company’s common stock.

On March 6, 2019, one of the holders of the Company’s convertible promissory notes converted $5,940 of principal into 2,284,615 shares of the Company’s common stock.

On March 8, 2019, one of the holders of the Company’s convertible promissory notes converted $5,945 of principal into 2,286,538 shares of the Company’s common stock.

On March 11, 2019, one of the holders of the Company’s convertible promissory notes converted $5,485 of principal into 2,285,417 shares of the Company’s common stock.

On March 12, 2019, one of the holders of the Company’s convertible promissory notes converted $3,000 of principal into 1,250,000 shares of the Company’s common stock.

On March 12, 2019, one of the holders of the Company’s warrants had issued 3,230,769 shares of the Company’s common stock.

On March 15, 2019, one of the holders of the Company’s convertible promissory notes converted $8,480 of principal into 3,533,333 shares of the Company’s common stock.

On March 18, 2019, one of the holders of the Company’s convertible promissory notes converted $5,788 of principal into 2,630,791 shares of the Company’s common stock.

On March 25, 2019, one of the holders of the Company’s warrants had issued 3,995,122 shares of the Company’s common stock.

On March 26, 2019, one of the holders of the Company’s convertible promissory notes converted $8,199 of principal into 4,230,477 shares of the Company’s common stock.

On May 21, 2019, one of the holders of the Company’s convertible promissory notes converted $8,644 of principal into 4,333,333 shares of the Company’s common stock.

On May 22, 2019, one of the holders of the Company’s convertible promissory notes converted $8,910 of principal into 4,466,667 shares of the Company’s common stock.

On May 30, 2019, one of the holders of the Company’s convertible promissory notes converted $6,336 of principal into 4,400,000 shares of the Company’s common stock.

On June 4, 2019, one of the holders of the Company’s convertible promissory notes converted $983 of principal and $5,353 of accrued interest into 4,400,000 shares of the Company’s common stock.

On June 6, 2019, one of the holders of the Company’s convertible promissory notes converted $6,545 of principal into 4,545,163 shares of the Company’s common stock.

On June 10, 2019, one of the holders of the Company’s convertible promissory notes converted $7,680 of principal into 5,333,333 shares of the Company’s common stock.

On June 13, 2019, one of the holders of the Company’s convertible promissory notes converted $7,396 of principal into 5,333,333 shares of the Company’s common stock.

On June 19, 2019, one of the holders of the Company’s convertible promissory notes converted $7,360 of principal into 5,307,692 shares of the Company’s common stock.

On June 19, 2019, one of the holders of the Company’s convertible promissory notes converted $2,476 of principal into 1,857,236 shares of the Company’s common stock.

On June 20, 2019, one of the holders of the Company’s convertible promissory notes converted $8,606 of principal into 6,454,545 shares of the Company’s common stock.

On June 26, 2019, one of the holders of the Company’s convertible promissory notes converted $8,533 of principal into 6,400,000 shares of the Company’s common stock.

On June 28, 2019, one of the holders of the Company’s convertible promissory notes converted $8,533 of principal into 6,400,000 shares of the Company’s common stock.

On July 03, 2019, one of the holders of the Company’s convertible promissory notes converted $7,031 of principal into 6,938,776 shares of the Company’s common stock.

On July 08, 2019, one of the holders of the Company’s convertible promissory notes converted $7,031 of principal into 6,938,776 shares of the Company’s common stock.

On July 12, 2019, one of the holders of the Company’s convertible promissory notes converted $6,928 of principal into 6,836,735 shares of the Company’s common stock.

On July 18, 2019, one of the holders of the Company’s convertible promissory notes converted $5,216 of principal into 6,986,301 shares of the Company’s common stock.

On July 22, 2019, one of the holders of the Company’s convertible promissory notes converted $5,216 of principal into 6,986,301 shares of the Company’s common stock.

On July 23, 2019, one of the holders of the Company’s convertible promissory notes converted $6,577 of principal into 8,807,812 shares of the Company’s common stock.

On July 25, 2019, one of the holders of the Company’s convertible promissory notes converted $5,589 of principal into 6,986,301 shares of the Company’s common stock.

On July 26, 2019, one of the holders of the Company’s convertible promissory notes converted $7,048 of principal into 8,810,546 shares of the Company’s common stock.

On July 31, 2019, one of the holders of the Company’s convertible promissory notes converted $8,219 of principal into 10,273,973 shares of the Company’s common stock.

On August 2, 2019, one of the holders of the Company’s convertible promissory notes converted $2,115 of principal and $6,104 of accrued interest into 10,273,973 shares of the Company’s common stock.

On August 8, 2019, one of the holders of the Company’s convertible promissory notes converted accrued interest in the amount of $7,671 into 10,273,973 shares of the Company’s common stock.

On August 9, 2019, one of the holders of the Company’s convertible promissory notes converted accrued interest in the amount of $5,360.40 into 7,731,343 shares of the Company’s common stock.

On August 9, 2019, one of the holders of the Company’s convertible promissory notes converted $3,889 of principal and 3,724 of accrued interest into 11,894,782 shares of the Company’s common stock.

On August 21, 2019, one of the holders of the Company’s convertible promissory notes converted $8,145 of principal into 12,727,273 shares of the Company’s common stock.

On August 28, 2019, one of the holders of the Company’s convertible promissory notes converted $7,200 of principal into 13,500,000 shares of the Company’s common stock.

On January 30, 2020, one of the holders of the Company’s convertible promissory notes converted $3,769 of principal into 14,133,333 shares of the Company’s common stock.

On August 10, 2020, one of the holders of the Company’s convertible promissory notes converted $7,840 of principal into 14,700,000 shares of the Company’s common stock.

Note 6 – Accrued Expenses

Advances

Total outstanding advances from the Company’s previous Principal Financial Officer on December 31, 2019 and 2018 amounted to $52,023 and $71,016, respectively.

Fiber Optic Asset Purchase

On August 30, 2017, the Company entered into an Asset Purchase Agreement with Clinton L. Stokes, the Company’s current majority shareholder, Chief Executive Officer and Principal Executive Officer, whereby 19,770,000 unregistered restricted common shares of stock were approved for issuance by the Board of Directors, along with payment of $100,000, in exchange for fiber optic assets.

Currently, these assets were never delivered to the company. Documentation shows Mr. Stokes did not own the asset. The company is in Nevada court to cancel these shares.

Note 7 – Notes Payable, Related Parties

Convertible Note 1:

On July 31, 2017, the Company entered into a convertible note agreement in which the Company received $65,000 of proceeds and the Company is required to make a balloon payment of principal and accrued interest of $70,200 on the maturity date of April 31, 2018. This note accumulates interest at a rate of 8% from the original issue date through the maturity date. At any time while there is an outstanding balance, the note may be converted at a conversion price for the principal and interest in connection with voluntary conversions by the holder shall be 75% multiplied by the market price, representing a discount rate of 25%. The note also provides for warrants of up to 208,000 shares of common stock which may be exercised any time from the issuance date of July 31, 2017 (initial exercise date) until July 31, 2022 (termination date). The exercise price of this warrant is $1.35. Further, if at any time after the initial exercise date, there is no effective registration statement registering the warrant shares, or no current prospectus available for the resale of the warrant shares by the holder, then the warrant may be exercised at the holder’s election, in whole or in part, at such times by means of a cashless exercise in which the holder shall be entitled to receive a number of warrant shares equal to the quotient obtained by dividing [(A-B)(X)] by (A), where (A) equals the VWAP on the trading day immediately preceding the date on which the holder elects to exercise the warrant; (B) equals the exercise price of the warrant; and (X) equals the number of warrant shares that would be issuable upon exercise of the warrant if such exercise were by means of a cash exercise rather than a cashless exercise. Regardless, on the termination date if there is no effective Registration Statement registering the warrant shares, or no current prospectus available for the resale of the warrant shares by the holder, then the warrant shall be automatically exercised via cashless exercise. Failure of the Company to issue shares in a timely manner will result in a late issuance penalty of $10 per trading day, increasing to $20 per trading day after the fifth trading day, for each $1,000 of exercise price of the warrant shares.

In the event of default, the outstanding amount due on the note will be adjusted to the mandatory default amount which is the sum of (a) the greater of (i) the outstanding principal amount of this Note divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default), (B) otherwise due, or (C) paid in full, whichever is lowest, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded, (y) due, or (z) paid in full, whichever is highest, or (ii) 120% of the outstanding principal amount of this Note plus (b) all other amounts, costs, expenses and liquidated damages due in respect of this note. Also, as a result of default, interest on this note shall accrue at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law.

The total amount due under the convertible promissory note at December 31, 2018 was $55,940. During 2018, the convertible note agreement holder converted $28,300 of principle and $11,337 of accrued interest into 499,838 shares of the Company's common stock. During 2019, the convertible note agreement holder converted $55,940 of principle and $8,834 of accrued interest into 44,357,682 shares of the Company's common stock. The note was paid off in 2019.

Convertible Note 2:

On August 25, 2017, the Company entered into a convertible note agreement in which the Company received $64,000 of proceeds and the Company is required to make a balloon payment of principal and accrued interest of $69,120 on the maturity date of August 25, 2018. This note accumulates interest at a rate of 8% from the original issue date through the maturity date. At any time while there is an outstanding balance, the note may be converted at a conversion price for the principal and interest in connection with voluntary conversions by the holder shall be 75% multiplied by the market price, representing a discount rate of 25%. The note also provides for warrants of up to 204,800 shares of common stock which may be exercised any time from the issuance date of August 25, 2017 (initial exercise date) until August 25, 2022 (termination date). The exercise price of this warrant is $1.35. Further, if at any time after the initial exercise date, there is no effective registration statement registering the warrant shares, or no current prospectus available for the resale of the warrant shares by the holder, then the warrant may be exercised at the holder’s election, in whole or in part, at such times by means of a cashless exercise in which the holder shall be entitled to receive a number of warrant shares equal to the quotient obtained by dividing [(A-B)(X)] by (A), where (A) equals the VWAP on the trading day immediately preceding the date on which the holder elects to exercise the warrant; (B) equals the exercise price of the warrant; and (X) equals the number of warrant shares that would be issuable upon exercise of the warrant if such exercise were by means of a cash exercise rather than a cashless exercise. Regardless, on the termination date if there is no effective Registration Statement registering the warrant shares, or no current prospectus available for the resale of the warrant shares by the holder, then the warrant shall be automatically exercised via cashless exercise. Failure of the Company to issue shares in a timely manner will result in a late issuance penalty of $10 per trading day, increasing to $20 per trading day after the fifth trading day, for each $1,000 of exercise price of the warrant shares.

In the event of default, the outstanding amount due on the note will be adjusted to the mandatory default amount which is the sum of (a) the greater of (i) the outstanding principal amount of this Note divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default), (B) otherwise due, or (C) paid in full, whichever is lowest, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded, (y) due, or (z) paid in full, whichever is highest, or (ii) 120% of the outstanding principal amount of this Note plus (b) all other amounts, costs, expenses and liquidated damages due in respect of this note. Also, as a result of default, interest on this note shall accrue at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law.

The total amount due under the convertible promissory note at December 31, 2020 and December 31, 2019 was $55,990 and $67,599 respectively.

During 2020 the convertible note agreement holder converted $11,609 into 28,833,333 shares of the Company's common stock.

Convertible Note 3:

On March 12, 2018, the Company entered into a convertible note agreement in which the Company received $103,000 of proceeds and the Company is required to make a balloon payment of principal and accrued interest of $115,360 on the maturity date of March 12, 2019. This note accumulates interest at a rate of 12% from the original issue date through the maturity date or in the event of default the note will accumulate interest at a rate of 22%. From time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of the Note and ending on the later of: (i) the Maturity Date and (ii) the date of the payment of the Default Amount, each in respect of the remaining outstanding principal amount of this Note to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock, as such common stock exists on the issue Date, or any shares of capital stock or other securities of the borrower into which such Common stock shall hereafter be changed or reclassified at the conversion price determined as provided. The Conversion Price shall equal the Variable Conversion Price (subject to equitable adjustments by the Borrower relating to the Borrower’s securities). The Variable Conversion Price shall mean 61% multiplied by the Market Price, representing a 39% discount rate. Market Price means the lowest Trading Price for the Common Stock during the fifteen (15) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. Trading Price means, for any security as of any date, the closing bid price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”). The Borrower is required at all times to have authorized and reserved eight times the number of shares that would be issuable upon full conversion of the Note in effect from time to time, initially 2,214,458 (the “Reserved Amount”).

The total amount due under the convertible promissory note at December 31, 2018 was $95,000. During 2018 the convertible note agreement holder converted $8,000 into 655,738 shares of the Company's common stock. During 2019 the convertible note agreement holder converted $146,500 into 51,167,078 shares of the Company's common stock. The note was paid off in 2019.

Convertible Note 4:

On April 27, 2018, the Company entered into a convertible note agreement in which the Company received $68,000 of proceeds and the Company is required to make a balloon payment of principal and accrued interest of $76,160 on the maturity date of April 27, 2019. This note accumulates interest at a rate of 12% from the original issue date through the maturity date or in the event of default the note will accumulate interest at a rate of 22%. From time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of the Note and ending on the later of: (i) the Maturity Date and (ii) the date of the payment of the Default Amount, each in respect of the remaining outstanding principal amount of this Note to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock, as such common stock exists on the issue Date, or any shares of capital stock or other securities of the borrower into which such Common stock shall hereafter be changed or reclassified at the conversion price determined as provided. The Conversion Price shall equal the Variable Conversion Price (subject to equitable adjustments by the Borrower relating to the Borrower’s securities). The Variable Conversion Price shall mean 61% multiplied by the Market Price, representing a 39% discount rate. Market Price means the lowest Trading Price for the Common Stock during the fifteen (15) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. Trading Price means, for any security as of any date, the closing bid price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”). The Borrower is required at all times to have authorized and reserved eight times the number of shares that would be issuable upon full conversion of the Note in effect from time to time, initially 1,350,820 (the “Reserved Amount”).

The total amount due under the convertible promissory note at December 31, 2018 was $68,000. During 2018, none of the convertible note was converted. During 2019, the convertible note agreement holder converted $102,000 into 102,000,518 shares of the Company's common stock. The note was paid off in 2019

Convertible Note 5:

On May 10, 2018, the Company entered into a convertible note agreement in which the Company received $160,000 of proceeds and the Company is required to make a balloon payment of principal and accrued interest of $181,500 on the maturity date of May 10, 2019. This note accumulates interest at a rate of 10% from the original issue date through the maturity date. The Holder of this Note is entitled, at its option, at any time after 6 months and full cash payment, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the company’s common stock at a Conversion Price for each share of Common Stock equal to 57% of the lowest trading price of the Common Stock as reported on the National Quotations Bureau OTC market exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future, for the 20 prior trading days including the day upon which a Notice of Conversion is received by the Company. The Company shall reserve 1,536,000 shares of its Common Stock for conversions under this Note, (the “Share Reserve”). This note was secured by the pledge of the $165,000 10% convertible promissory note issued to the Company by the lender. The Company may exchange this collateral for other collateral with an appraised value of at least $160,000, by providing 3 days prior written notice to the lender.

During 2020 and 2019, none of the note was converted to shares of the Company's common stock.

The total amount due under the convertible promissory note at December 31, 2020 and December 31, 2019 was $152,000 respectively.

Note 8 – Income Taxes

The Company accounts for income taxes under FASB Accounting Standard Codification ASC 740 "Income Taxes". ASC 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

As of December 31, 2020, and 2019, the Company did not have any eligible net operating loss carry forwards as the Company has not filed the appropriate federal and state income tax returns so any accumulated net operating losses could be subject to the respective tax agency disallowance. Any actual net operating losses would be limited by a valuation allowance, as their realization, as determined by management, is determined to be not likely to occur and accordingly, the Company would have recorded a valuation allowance for the deferred tax asset relating to the tax potential net operating loss carryforwards. Additionally, actual net operating losses carry-forwards and the related deferred tax assets would also be limited due to the various changes in control that has occurred during prior reporting periods.

Note 9 – Subsequent Events

On November 12, 2020, the Court ordered, that petitioner Shaun Passley, PhD is appointed custodian of Ameritek Ventures, Inc, (ATVK).

On December 15, 2020, Shaun Passley filed a Motion for Declaratory Relief to confirm that the Custodian has authority to cancel the nineteen million seven hundred seventy thousand (19,770,000) shares of ATVK common stock held by Stokes for the asset purchase agree,emt entered into on August 30, 2017. The courts also ordered that all claimants and creditors of Ameritek Ventures shall have thirty (30) days from date of notice (February 10, 2021) to submit under oath, a written proof of claim. Any claimants and creditors of ATVK who fail to timely submit Proof Claim shall be barred from later presenting their claim to ATVK. On March 22, 2021 the court denied the motion for declaratory relief due the court belief that this was not the correct procedure for this type of request. Instead, the court set a new court date of April 12, 2021, to set the correct procedures to resolve the cancellation of Mr. Stokes shares.

Currently, Meridian Pacific Holding, LLC has filed lawsuit in California over the fiber optics assets and promissory notes. In Meridian lawsuit, the Mr. Stokes, James Wesly Poff, and the other two former officers of Ameritek over the Fiber Optic assets. Subsequently found, based on the lawsuit filed, Mr. Stokes could not legally deliver or transfer the Fiber Optic assets as it was encumbered by PPB Engineering services Inc. A company owned by James Wesley Poff. Ameritek Ventures, Inc. was named as a defendant in the California lawsuit, however since Meridian Pacific Holding, LLC submitted their proof of claims in Nevada court, the Nevada court holds jurisdiction over the matter.

On March 11, 2021, six claimants provided proof a claim totaling $4.5 million in claims and $283,383 in attorney’s fees claimed. Claimant, Nottingham Properties LLC. have agreed to a total of $7,200 in exchange for the total extinguishment $73,739 of debt. Claimant, Meridian Pacific Holding, LLC file a proof of claim of $396,350 and attorneys fee claim of $217,635 and presented documentation in the form of a promissory note for $350,000 dated August 21, 2017 and signed by Mr. Stokes. However, Ameritek bank statement do not show that the $350,000 was wired or deposited in to the Ameritek bank account and no liability is found on any financials filed with the SEC. Subsequently, Clinton Stokes’s lawyer confirmed that Meridian did not wire the funds.

The previous CEO/Director, V.P./Secretary/Director, and Controller/Director summited a total of $3.8 million in claims and $50,000 in attorneys fee claimed for salary, but 10-K, 10-Qs show zero compensation owed. James Wesley Poff filed a proof of claims of $250,000 in salary due from Ameritek however did not provide supporting documentation. In addition, in Federal Court, when James Wesley Poff file for bankruptcy, he did not list the claim as an asset.

Ameritek Ventures has disputed these claims by providing financial statements, which these claimants prepared and filed with the SEC, which show at no time, were these claims liabilities of Ameritek Ventures.

Of the remaining liability on the 2019 balance sheet, there is a high probability that $611,751 will be booked as a gain on extinguishment of debt in 2021.

INTERACTIVE SYSTEMS, INC.

Quarterly Report For Periods Ending

March 31, 2021 and March 31, 2020

CURRENT INFORMATION REGARDING

Interactive Systems, Inc.

The following information is furnished to assist with "due diligence" compliance. The information is furnished pursuant to Rule 15c2-11 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended: The items and attachments generally follow the format set forth in Rule 15c2-11.

INTERACTIVE SYSTEMS, INC.

BALANCE SHEETS

For the Periods Ended

	March 31,	December 31,
	2021	2020
Assets
Current assets
Cash	$593,654	$449,059
Amounts receivable, net	85,938	122,444
Other assets - deposits	24,466	22,162
Total current assets	704,058	593,665
Total Assets	$704,058	$593,665
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and other accrued liabilities	$43,680	$51,011
Deferred revenue	382,042	345,004
Total current liabilities	425,722	396,015
Total current liabilities	425,722	396,015
Long-term liabilities
Loan’s payable	118,420	124,600
Total long-term liabilities	118,420	124,600
Total Liabilities	544,142	520,615
Shareholders’ Equity (Deficiency)
Share capital	35,926	35,926
Contributed surplus	389,733	389,733
Retained earnings	(265,742)	(352,609)
Total Shareholders’ Equity (Deficiency)	159,916	73,050

Total Liabilities and Shareholders’ Equity	$704,058	$593,665

See accompanying notes to financial statements.

INTERACTIVE SYSTEMS, INC.

STATEMENTS OF OPERATIONS

	For the Three Months Ending
	March 31, 2021	March 31, 2020

Revenue	$192,319	$219,561
Expenses:
Operating Expenses
Salaries and wages	(154,052)	(155,966)
Software, programming and support fees	(30,750)	(46,253)
Insurance	(13,030)	(13,995)
Office expenses	(13,512)	(17,855)
Professional fees	(1,728)	(5,741)
Rent	(11,513)	(11,467)
Travel	-	(2,098)
Bank service charges	(53)	-
Telephone, internet	(3,988)	(3,358)
Utilities	(836)	(836)
Total Operating Expenses	(229,463)	(257,570)

Net Operating Income	(37,144)	(38,009)

Other Income (Expense)
Other Income
Interest income	98	225
PPP Forgiveness Income	125,730	-
Total other income	125,828	225
Other Expenses
Corporate fees	(232)	(217)
Interest expense	(1,130)	-
State income tax	(456)	-
Total other expense	(1,818)	-
Net Other Income for the Period	124,010	8

Net Income for the Period	$86,866	$(38,001)

See accompanying notes to financial statements.

INTERACTIVE SYSTEMS, INC.

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

				Retained	Treasury	Total
			Additional	Earnings	Stock/	Shareholders’
	Common shares		Paid-In	(Accumulated)	Owners Fractional	Equity
	Number	Amount	Capital	(Deficit)	Stk Purchase	(Deficit)
Balance, December 31, 2019	-	$35,926	$511,961	$(143,231)	$(33,326)	$371,329
Conversion of debt	-	-	-	-	-	-
Owners - Fractional Stk Purchs	-			-	(88,902)	(88,902)
Net Income (loss) for the year	-	-	-	(209,377)	-	(209,377)
Balance, December 31, 2020	-	$35,926	$511,961	$(352,609)	$(122,228)	$73,050
Conversion of debt	-	-	-	-	-	-
Owners - Fractional Stk Purchs	-			-	-	-
Net Income (loss) for the year	-	-	-	(86,866)	-	-
Balance, March 31, 2021	-	$35,926	$511,961	$(265,743)	$(122,228)	$159,916

The accompanying notes are an integral part of these financial statements.

INTERACTIVE SYSTEMS, INC.

STATEMENTS OF CASH FLOWS

	For the Periods Ending
	March 31,	March 31,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) for the year	$86,866	$(38,001)
Adjustments to reconcile net loss to net cash used in operating activities:
Accounts receivable	36,506	(35,696)
Prepaid Expenses:Prepaid 3rd Party Maint 2019	-	7,489
Prepaid Expenses:Prepaid 3rd Party Maint 2020	5,962	(31,252)
Prepaid Expenses:Prepaid 3rd Party Maint 2021	(8,266)	-
Refundable State Income Taxes	-	(456)
Accounts Payable	(3,582)	(1,224)
Accrued Expenses	(3,749)	(30,790)
Payable Fractional Stock Purchs	-	(53,985)
Unearned Maintenance 2019:Unearned 3rd Party Maint 2019	-	(10,028)
Unearned Maintenance 2019:Unearned FASBE/SCOPE Main 2019	-	(10,050)
Unearned Maintenance 2019:Unearned SCM Maintenance 2019	-	(49,853)
Unearned Maintenance 2020:Unearned 3rd Party Maint 2020	(8,068)	42,651
Unearned Maintenance 2020:Unearned FASBE/SCOPE Main 2020	(10,545)	18,450
Unearned Maintenance 2020:Unearned SCM Maintenance 2020	(53,300)	47,603
Unearned Maintenance 2021:Unearned 3rd Party Maint 2021	23,612	-
Unearned Maintenance 2021:Unearned FASBE/SCOPE Main 2021	17,829	-
Unearned Maintenance 2021:Unearned SCM Maintenance 2021	67,510	-
Net cash provided by (used in) operating activities	150,775	(145,142)

CASH FLOWS FROM FINANCING ACTIVITIES
Citizens PPP Loan	(6,180)	-
Net cash provided by (used in) financing activities	(6,180)	-

Change in cash	144,595	(145,142)
Cash, beginning of the period	449,059	530,969
Cash, end of the period	$593,654	$385,827

See accompanying notes to financial statements.

INTERACTIVE SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 – General Organization and Business

Interactive Systems, Inc. (or the "Company"), a Massachusetts corporation, was formed on October 3rd, 1977.

Note 2 – Summary of Significant Accounting Policies

Basis of Accounting

The financial statements and accompanying notes are prepared under accrual of accounting in accordance with generally accepted accounting principles of the United States of America ("US GAAP").

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts payable and accrued expenses reported on the balance sheets are estimated by management to approximate fair value primarily due to the short-term nature of the instruments.

Beneficial Conversion Features

From time to time, the Company may issue convertible notes that may contain an imbedded beneficial conversion feature. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of warrants if related warrants have been granted. The intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Basic and Diluted Net Earnings per Share

Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares issued and outstanding during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first year for any potentially dilutive debt or equity.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The Company utilizes the asset and liability method of accounting for deferred income taxes as prescribed by the FASB Accounting Standard Codification, ("ASC"), 740 (Income Taxes). This method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the tax return and financial statement reporting basis of certain assets and liabilities.

As required by ASC 740-10, "Income Taxes", the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. Management does not believe that there are any uncertain tax positions which would have a material impact on the financial statements. The Company has elected to include interest and penalties related to uncertain tax positions as a component of income tax expense. To date, the Company has not recorded any interest or penalties related to uncertain tax positions.

Advertising

Advertising is expensed when incurred. There have been no advertising costs incurred during the current period.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying, and feel may be applicable.

Note 3 – Going Concern

As shown in the accompanying financial statements, the Company has incurred recurring losses from operations resulting in an accumulated deficit of $352,609, as of December 31, 2020. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations.

Note 4 – Income Taxes

The Company accounts for income taxes under FASB Accounting Standard Codification ASC 740 "Income Taxes." ASC 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

As of December 31, 2020, and 2019, the Company did not have any eligible net operating loss carry forwards as the Company has not filed the appropriate federal and state income tax returns so any accumulated net operating losses could be subject to the respective tax agency disallowance. Any actual net operating losses would be limited by a valuation allowance, as their realization, as determined by management, is determined to be not likely to occur and accordingly, the Company would have recorded a valuation allowance for the deferred tax asset relating to the tax potential net operating loss carryforwards. Additionally, actual net operating losses carry-forwards and the related deferred tax assets would also be limited due to the various changes in control that has occurred during prior reporting periods.

Note 5 – Stockholder's Equity (Deficit)

In 2019 there were 15 shareholders, C Brown Lingamelter owned 79% common stock and had 73% owned in voting stock. In 2020 there were 2 shareholders, C Brown Lingamelter owned 79% common stock and had 92% owned in voting stock.

Note 6 – Subsequent Events

There are no subsequent events.

Draft Report of Independent Registered Public Accounting Firm

To the shareholders of Interactive Systems Inc.

North Billerica, MA 01862, United States

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Interactive Systems Inc. (the "Company") as of December 31, 2020 and December 31, 2019, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the year ended, in conformity with accounting principles generally accepted in the United States of America.

The opening balances of comparative financial statements for the year ended Dec 31, 2019 were not audited. These are on the basis of the Tax Return Form 1120 filed with IRS for the year 2018 as examined by us the balances as at Dec 31, 2018 of assets and liabilities and retained earnings of $ 31940. We do not have sufficient and appropriate evidence to rely on the Retained earnings of $ 31940.

Because of the matter discussed in the above paragraph, we were not able to obtain sufficient appropriate audit evidence to provide a basis for an audit opinion on the results of operations and cash flows, and we do not express, an opinion on the results of operations and cash flows for the year ended December 31, 2019.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a Chartered Accountants firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Other Matter

We conducted the audit offsite based on the information’s /returns and other documents supplied to us by the company via email id. We relied on those information’s /records / returns taking it as correct and authorized by the company.

[CA S. K. Bansal]

M. No. 014301

We have served as the Company's auditor since 2021.

Bansal & Co. LLP,

New Delhi, India

Date: June 30, 2021

Place: New Delhi

UDIN : 21014301AAAAAZ6600

INTERACTIVE SYSTEMS, INC.

Annually Report For Periods Ending

December 31, 2020 and December 31, 2019

INTERACTIVE SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

 (Unaudited)

	December 31,	December 31,
	2020	2019
ASSETS
Current assets
Cash	$449,059	$530,969
Amounts receivable, net	122,444	54,644
Other current assets	22,162	142,798
Total current assets	593,665	728,411
Long-term assets
Property and equipment, net	-	30,562
Goodwill	-	-
Total Long-term assets	-	30,562
Total Assets	$593,665	$758,973
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$51,011	$145,761
Deferred revenue	345,004	330,785
Total current liabilities	396,015	476,546
Long-term liabilities
Loan’s payable	124,600	-
Deferred tax liability	-	-
Total long-term liabilities	124,600	-
Total Liabilities	520,615	476,546
Shareholders’ Equity (Deficiency)
Share capital	35,926	35,926
Contributed surplus	389,733	478,635
Foreign currency translation reserve	-	-
Deficit	(352,609)	(143,231)
Total Shareholders’ Equity (Deficiency)	73,050	371,329

Total Liabilities and Shareholders’ Equity	$593,665	$758,973

See accompanying notes to financial statements.

INTERACTIVE SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Year Ended
	December 31,
	2020	2019

Revenue	$882,963	$1,190,961
Expenses:
Operating expenses
Amortization and Depreciation	(30,562)	(30,560)
Salaries and wages	(829,495)	(1,009,214)
Software, Programming and support fees	(52,040)	(117,441)
Insurance	(38,837)	(41,879)
Office Expenses	(41,526)	(44,613)
Professional fees	(20,656)	(50,052)
Rent	(42,703)	(45,746)
Bad Debts	(27,753)	-
General and administrative	(20,135)	(26,827)
Total operating expenses	(1,103,707)	(1,366,333)

Net operating income (expenses)	(220,744)	(175,371)

Other income (expense):
Interest income	4,509	3,421
Income tax recovery (expense)	6,857	(3,221)
Total other income (expense)	11,366	200

Net Income (Loss) for the Period	$(209,377)	$(175,171)

Weighted average number of common shares outstanding - basic diluted	-	-
Weighted average number of common shares outstanding – fully diluted	-	-
Net Income (loss) per share - basic and fully diluted	$-	$-

See accompanying notes to financial statements.

INTERACTIVE SYSTEMS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

				Retained	Treasury	Total
			Additional	Earnings	Stock/	Shareholders’
	Common shares		Paid-In	(Accumulated)	Fractional	Equity
	Number	Amount	Capital	(Deficit)	Stk Purchase	(Deficit)
Balance, December 31, 2018	-	35,926	511,961	31,940	(33,326)	546,500
Conversion of debt	-	-	-	-	-	-
Owners - Fractional Stk Purchs	-	-	-	-	-	-
Foreign currency translation	-	-	-	-	-	-
Net Income (loss) for the year	-	-	-	(175,171)	-	(175,171)
Balance, December 31, 2019	-	$35,926	$511,961	$(143,231)	$(33,326)	$371,329
Conversion of debt	-	-	-	-	-	-
Owners - Fractional Stk Purchs	-			-	(88,902)	(88,902)
Foreign currency translation	-	-	-	-	-	-
Net Income (loss) for the year	-	-	-	(209,377)	-	(209,377)
Balance, December 31, 2020	-	$35,926	$511,961	$(352,609)	$(122,228)	$73,050

See accompanying notes to financial statements.

INTERACTIVE SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,	December 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year	$(209,377)	$(175,171)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	30,562	30,560
Changes in operating assets and liabilities:
Increase in accounts receivable and other current assets	52,836	269,640
Increase in accounts payable and accrued liabilities	(80,531)	(32,443)
Increase in deferred revenue	-	-
Cash (used in) provided by operating activities	(206,510)	92,586
CASH FLOWS FROM INVESTING ACTIVITIES
Net cash received for PacePlus, Inc. acquisition	-	-
Product development costs	-	-
Cash provided by (used in) investing activities	-	-
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from PPP loan	124,600	-
Common shares issued	-	(88,902)
Repayment of long-term debt	-	-
Cash (used in) provided by financing activities	124,600	(88,902)

Change in cash	(81,910)	3,684
Cash, beginning of the year	530,969	527,285
Cash, end of year	$449,059	$530,969

The accompanying notes are an integral part of these financial statements.

INTERACTIVE SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1 – General Organization and Business

Interactive Systems, Inc. (or the "Company"), a Massachusetts corporation, was formed on October 3rd, 1977.

Note 2 – Summary of Significant Accounting Policies

Basis of Accounting

The financial statements and accompanying notes are prepared under accrual of accounting in accordance with generally accepted accounting principles of the United States of America ("US GAAP").

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Long-lived Assets

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors.

Property and Equipment

Equipment is recorded at its acquisition cost, which includes the costs to bring the equipment to the condition and location for its intended use, and equipment is depreciated using the straight-line method over the estimated useful life of the related asset as follows:

Furniture and fixtures	5 years
Computers and equipment	3-5 years
Website development	3 years
Leasehold improvements	5 years

Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements.

Assets held under capital leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the leased asset at the inception of the lease. Amortization expense is computed using the straight-line method over the useful lives of the assets due to transfer of ownership after the lease term has expired.

Maintenance and repairs will be charged to expense as incurred. Significant renewals and betterments will be capitalized. At the time of retirement or other disposition of equipment, the cost and accumulated depreciation will be removed from the accounts and the resulting gain or loss, if any, will be reflected in operations.

Property and equipment are evaluated for impairment whenever impairment indicators are prevalent. The Company will assess the recoverability of equipment by determining whether the depreciation and amortization of these assets over their remaining life can be recovered through projected undiscounted future cash flows. The amount of equipment impairment, if any, will be measured based on fair value and is charged to operations in the period in which such impairment is determined by management.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts payable and accrued expenses reported on the balance sheets are estimated by management to approximate fair value primarily due to the short-term nature of the instruments.

Intangible Assets and Intellectual Property

Intangible assets are amortized using the straight-line method over their estimated period of benefit of five to fifteen years. We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. All of our intangible assets are subject to amortization.

Goodwill

The Company evaluates the carrying value of goodwill during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include, but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. When evaluating whether goodwill is impaired, the Company compares the fair value of the reporting unit to which the goodwill is assigned to the reporting unit's carrying amount, including goodwill. The fair value of the reporting unit is estimated using a combination of the income, or discounted cash flows, approach, and the market approach, which utilizes comparable companies' data. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. In calculating the implied fair value of reporting unit goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill. An impairment loss would be recognized when the carrying amount of goodwill exceeds its implied fair value.

Beneficial Conversion Features

From time to time, the Company may issue convertible notes that may contain an imbedded beneficial conversion feature. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of warrants if related warrants have been granted. The intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Basic and Diluted Net Earnings per Share

Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares issued and outstanding during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first year for any potentially dilutive debt or equity.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The Company utilizes the asset and liability method of accounting for deferred income taxes as prescribed by the FASB Accounting Standard Codification, ("ASC"), 740 (Income Taxes). This method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the tax return and financial statement reporting basis of certain assets and liabilities.

As required by ASC 740-10, "Income Taxes", the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. Management does not believe that there are any uncertain tax positions which would have a material impact on the financial statements. The Company has elected to include interest and penalties related to uncertain tax positions as a component of income tax expense. To date, the Company has not recorded any interest or penalties related to uncertain tax positions.

Advertising

Advertising is expensed when incurred. There have been no advertising costs incurred during the current period.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying, and feel may be applicable.

Note 3 – Going Concern

As shown in the accompanying financial statements, the Company has incurred recurring losses from operations resulting in an accumulated deficit of $352,609, as of December 31, 2020. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations.

Note 4 – Property and Equipment

Property and Equipment consists of the following at December 31, 2020 and 2019, respectively:

	December 31,	December 31,
	2020	2019
Furniture and fixtures	$34,524	$34,524
Computers and equipment	138,357	138,357
Software	458,402	458,402
Assets held under capital leases	-	-
	631,284	631,284
Less: accumulated depreciation	(631,284)	(600,722)
	$-	$30,562

Depreciation expense totaled $0 and $30,562 for the periods ended December 31, 2020 and 2019, respectively.

Note 5 – Income Taxes

The Company accounts for income taxes under FASB Accounting Standard Codification ASC 740 "Income Taxes". ASC 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

As of December 31, 2020, and 2019, the Company did not have any eligible net operating loss carry forwards as the Company has not filed the appropriate federal and state income tax returns so any accumulated net operating losses could be subject to the respective tax agency disallowance. Any actual net operating losses would be limited by a valuation allowance, as their realization, as determined by management, is determined to be not likely to occur and accordingly, the Company would have recorded a valuation allowance for the deferred tax asset relating to the tax potential net operating loss carryforwards. Additionally, actual net operating losses carry-forwards and the related deferred tax assets would also be limited due to the various changes in control that has occurred during prior reporting periods.

Note 6 – Stockholder's Equity (Deficit)

In 2019 there were 15 shareholders, C Brown Lingamelter owned 79% common stock and had 73% owned in voting stock. In 2020 there were 2 shareholders, C Brown Lingamelter owned 79% common stock and had 92% owned in voting stock.

Note 7 – Subsequent Events

There are no subsequent events.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of common stock registered hereby, all of which, except for the SEC registration fee, are estimated.

SEC registration fee
Miscellaneous expenses	$56.10
Legal	*
Accounting fees and expenses	*
Total	*

* To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation contain limiting language regarding director immunity from liability. Excepted from this immunity are:

1.a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.a violation of criminal law (unless the director had reasonable cause to believe that his or his conduct was lawful or no reasonable cause to believe that his or his conduct was unlawful);

3.a transaction from which the director derived an improper personal profit; and

4.willful misconduct.

Our Articles and bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our Articles and bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

We do not carry or maintain any insurance coverage for the benefit of your officers and directors at this time. Our directors may cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The Company made the following issuances of its unregistered securities pursuant exemptions contained in Section 4(a)(2) or 3(a)(9) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder:

•On March 26, 2019, Ameritek Ventures sold 1,000,000 shares of its Series C Voting Preferred Stock to Chaka Renee Mann, in exchange for $4,000. These shares were issued in the reliance upon the exemption from registration provided by section 4(2) of the Act, Regulation 506, on the basis that the transaction does not involve a public offering.

•Cloud Builder, Inc., 30,000,000 common stock of the Company conversion of promissory note dated May 13, 2021

 ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

The following exhibits are filed with this registration statement:

Exhibit Number	Exhibit Description
3.1	Certificate of Incorporation
3.2	Certificate of Amendment
3.3	Bylaws
10.1	Share Purchase Agreement with Interactive Systems, Inc.
10.2	Merger Agreement with Bozki, Inc.
10.3	Merger Agreement with VW Win, Inc.
21.1	List of Subsidiaries of the Company
23.2	Consent of Bansal & Co. LLP

__________

*To be filed by amendment.

(b) Financial Statement Schedules

See the Index to Financial Statements for a list of the financial statements included in this prospectus.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee ” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on October 8, 2021.

AMERITEK VENTURES, INC.

Shaun Passley

Chief Executive Officer
(Principal Executive Officer)